Exhibit 10.26

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (the “Agreement”) is made and entered into as of October 31, 2023 (the “Effective Date”) by and between Aldeyra Therapeutics, Inc., a Delaware corporation (“Licensor”) and AbbVie Inc., a Delaware corporation (“AbbVie”). Licensor and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Licensor owns and controls certain intellectual property rights with respect to the Licensed Compounds and Licensed Products in the Territory;

WHEREAS, AbbVie has experience and capabilities to support the successful development, launch, and commercialization of the Licensed Products; and

WHEREAS, Licensor wishes to grant to AbbVie, and AbbVie wishes to take, an exclusive option (on the terms and conditions set forth herein) to obtain (a) a co-exclusive license in the United States to facilitate a collaboration to develop and commercialize Licensed Compounds and Licensed Products in the United States and (b) an exclusive license in the OUS Territory, in each case ((a) and (b)), under such intellectual property rights and on the terms and conditions set forth in the Co-Development, Co-Commercialization and License Agreement attached hereto as Exhibit A (the “License Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated below. Capitalized terms used, but not defined, herein shall have the meanings provided in the License Agreement.

1.1
“Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the term of this Agreement and applicable to a particular activity or country or other jurisdiction hereunder.
1.2
“Executive Officer” means, (a) with respect to Licensor, its [****], and (b) with respect to AbbVie, its [****].
1.3
“Exercise Period” means the period commencing on the Effective Date and ending at 11:59:59 p.m. Central Time on (a) if the FDA Decision Date occurs before December 15, 2023, then the tenth (10th) Business Day after the FDA Decision Date; (b) if the FDA Decision date does not occur before December 15, 2023, AbbVie has not delivered an Option Exercise Notice to Licensor and AbbVie pays the Option Extension Fee pursuant to Section 2.3, then the earlier of (i) the tenth (10th) Business Day after the

FDA Decision Date and (ii) the date that is eighteen (18) months after the Effective Date; and (c) if the FDA Decision date does not occur before December 15, 2023, AbbVie has not delivered an Option Exercise Notice to Licensor and AbbVie does not pay the Option Extension Fee pursuant to Section 2.3, then December 23, 2023.
1.4
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.5
“FDA Approval” means Regulatory Approval (for clarity, including labeling approval) from the FDA regarding the Pending New Drug Application.
1.6
“FDA Decision Date” means the date on which Licensor receives an FDA Approval.
1.7
“License Agreement Execution Notice” means a written notice from AbbVie to Licensor requiring the Parties to execute the License Agreement.
1.8
“Option Period” means the period commencing on the Effective Date and ending on the earliest of (a) expiration of the Exercise Period, if AbbVie does not deliver the Option Exercise Notice during the Exercise Period; (b) expiration of the Schedule Evaluation Period (if any), if AbbVie does not deliver a License Agreement Execution Notice during the Schedule Evaluation Period; (c) the date (if any) that AbbVie withdraws the Option Exercise Notice or withdraws a License Agreement Execution Notice; and (d) execution of the License Agreement.
1.9
“Pending New Drug Application” means New Drug Application number [****].
ARTICLE 2

Payments
2.1
Option Payment. In consideration of the rights granted by Licensor to AbbVie hereunder, no later than thirty (30) days following the Effective Date, AbbVie shall pay Licensor a non-refundable payment equal to One Million Dollars ($1,000,000) (the “Option Payment”). If the Parties execute the License Agreement, then the Option Payment shall be credited against the upfront payment under Section 6.1 of the License Agreement.
2.2
Mode of Payment; Taxes. The following provisions of the License Agreement are hereby incorporated by reference in their entirety, mutatis mutandis: (a) the first sentence of Section 6.7 (Mode of Payment; Offsets), (b) Section 6.8 (Withholding Taxes), (c) Section 6.9 (Indirect Taxes) and (d) Section 6.10 (Interest on Late Payments).
2.3
Option Extension Fee. If the FDA Decision Date does not occur before December 15, 2023 and AbbVie has not delivered an Option Exercise Notice to Licensor, then AbbVie shall have the right, until 11:59:59 p.m. Central Time on December 22, 2023, to pay Licensor a non-refundable payment equal to Five Million Dollars ($5,000,000) (the “Option Extension Fee”) in consideration for extending the Exercise Period to the earlier of (a) the tenth (10th) Business Day after the FDA Decision Date and (b) the date that is eighteen (18) months after the Effective Date. If the Parties execute the License Agreement, then any Option Extension Fee paid to Licensor shall be credited against the upfront payment under Section 6.1 of the License Agreement.

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ARTICLE 3

OPTION
3.1
Option Grant to AbbVie. In consideration for the Option Payment, Licensor, on behalf of itself and its Affiliates, hereby grants to AbbVie, during the Option Period, an exclusive option to enter into the License Agreement with the Licensor (the “Option”).
3.2
Schedule Updates. Licensor shall, within [****] after the date that AbbVie delivers the Option Exercise Notice (within the Exercise Period) to Licensor, deliver to AbbVie in writing either (i) any updates to the schedules of the License Agreement required to make such schedules accurate as of the applicable date (any such update, a “Schedule Update”); or (ii) if there are no Schedule Updates as of the applicable date, a notice indicating that there are no Schedule Updates (any such notice, a “No Update Notice”). Licensor shall, on [****] basis, notify AbbVie of any information that would give rise to any Schedule Update. Licensor shall [****] deliver to AbbVie any information in the possession or control of Licensor or any of its Affiliates with respect to any Schedule Update (or any information that would give rise thereto) [****] requested by AbbVie during the Option Period; provided that if, during the Schedule Evaluation Period, more than [****] elapse between the time of AbbVie’s request for any such information and the time of Licensor’s delivery of such information to AbbVie, then the Schedule Evaluation Period shall be extended by [****] for each day during the period commencing on the date of AbbVie’s request for such information and ending on the date of delivery of such information to AbbVie. Licensor shall not be required to disclose any information to AbbVie if such disclosure (x) would [****] or (y) is not possible due to [****].
3.3
Exercise of the Option.
3.3.1
Option Exercise Notice. AbbVie may exercise the Option at any time during the Exercise Period by delivering written notice of such exercise (the “Option Exercise Notice”) to Licensor. If AbbVie delivers the Option Exercise Notice to Licensor within the Exercise Period, then the provisions of Section 3.3.2 shall apply. If AbbVie does not deliver the Option Exercise Notice to Licensor during the Exercise Period, then the Option shall automatically expire on the last date of the Exercise Period.
3.3.2
After Delivery of the Option Exercise Notice.
(a)
If Licensor Delivers a No Update Notice. If, following delivery of the Option Exercise Notice to Licensor, Licensor delivers a No Update Notice to AbbVie, then, subject to Section 3.3.2(d), each Party shall execute the License Agreement at a mutually agreed time within [****] after AbbVie’s receipt of the No Update Notice.
(b)
If Licensor Delivers Any Schedule Update. If, following delivery of the Option Exercise Notice to Licensor, Licensor delivers any Schedule Update to AbbVie, then, within [****] after receipt of the last Schedule Update (the “Schedule Evaluation Period”) (subject to extension under Section 3.2 or Section 3.5), AbbVie shall have the right, to either (i) deliver to Licensor a License Agreement Execution Notice and, subject to Section 3.3.2(d), each Party shall execute the License Agreement at a mutually agreed time within [****] after Licensor’s receipt of the License Agreement Execution Notice or (ii) deliver to Licensor written notice indicating that AbbVie is withdrawing the Option Exercise Notice, which withdrawal shall be effective immediately upon Licensor’s receipt of such written notice. For clarity, (A) if AbbVie does not deliver a License Agreement Execution Notice to Licensor during the Schedule Evaluation Period (if any), then the Option shall expire upon expiration of the Schedule Evaluation Period and (B) if AbbVie withdraws the Option Exercise Notice during the Schedule Evaluation Period, then the Option shall automatically expire upon the date of such withdrawal.

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(c)
AbbVie’s Right to Deliver a License Agreement Execution Notice. AbbVie shall have the right, at any time during the Option Period, to deliver to Licensor a License Agreement Execution Notice and, subject to Section 3.3.2(d), each Party shall execute the License Agreement at a mutually agreed time within [****] after Licensor’s receipt of the License Agreement Execution Notice.
(d)
Final Schedule Updates. [****] prior to the time that the Parties mutually agree to execute the License Agreement in accordance with Section 3.3.2(a), Section 3.3.2(b) or Section 3.3.2(c), Licensor shall deliver to AbbVie in writing either (i) any Schedule Update or (ii) a No Update Notice. If Licensor provides any such Schedule Update, then (A) Licensor shall[****] (I) deliver to AbbVie any information in the possession or control of Licensor or any of its Affiliates with respect to such Schedule Update [****] requested by AbbVie and (II) meet with AbbVie (including making available to AbbVie any personnel of Licensor or its Affiliates as [****] requested by AbbVie) to discuss such Schedule Update ([****]); and (B) AbbVie shall have the right, within [****] after Licensor has both (I) provided all such information [****] requested by AbbVie and (II) attended all such meetings [****] requested by AbbVie, to (x) withdraw the Option Exercise Notice for purposes of Section 3.3.2(a) or (y) withdraw the License Agreement Execution Notice for purposes of Section 3.3.2(b) or Section 3.3.2(c) and, in each case ((x) and (y)), upon any such withdrawal, neither Party shall have any obligation to execute the License Agreement and the Option shall automatically expire upon the date of such withdrawal.
3.4
Updates; Interactions with Regulatory Authorities.
3.4.1
Updates. During the Option Period, Licensor shall [****] notify AbbVie of any material research, development, manufacturing or commercialization activities conducted with respect to the Licensed Compound and Licensed Products and any results thereof. Without limitation to the foregoing, if, at any time during the Option Period, Licensor or any of its Affiliates becomes aware of any new information related to the Licensed Compound or Licensed Products that could be [****] expected to adversely impact the development, manufacture or commercialization of the Licensed Compound or Licensed Products (including the timeline therefor) in any material respect, Licensor shall provide such information to AbbVie within [****] after Licensor becomes aware of such information.
3.4.2
Interactions with Regulatory Authorities. During the Option Period, Licensor shall:
(a)
[****] deliver to AbbVie a copy of any material communication received by Licensor or any of its Affiliates from a Regulatory Authority with respect to the Licensed Compound or Licensed Products;
(b)
deliver to AbbVie a draft of any material communication related to the Licensed Compound or Licensed Products that Licensor or any of its Affiliates intends to submit to a Regulatory Authority, at least [****] in advance of such submission;
(c)
[****] notify AbbVie of any upcoming meeting with any Regulatory Authority to the extent related to the Licensed Compound or Licensed Products and, unless prohibited by such Regulatory Authority, allow [****] AbbVie to attend and observe any such meeting to the extent related to the Licensed Compound or Licensed Product; and
(d)
notwithstanding the foregoing, notify AbbVie of the occurrence of the FDA Approval within [****] following Licensor’s receipt thereof.

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3.5
Meetings. During the Option Period, from time to time and [****] after AbbVie’s [****] request, Licensor shall meet with AbbVie (including making available to AbbVie any personnel of Licensor or its Affiliates as [****] requested by AbbVie) to discuss any matters with respect to the Licensed Compound or Licensed Products [****] requested by AbbVie, including (a) any Schedule Update(s) ([****]) or information [****] requested by AbbVie with respect thereto, (b) any notification, results or information required to be provided by Licensor under Section 3.4.1, (c) any communication, draft or notification required to be provided by Licensor under Section 3.4.2 or (d) any meeting with any Regulatory Authority related to the Licensed Compound or Licensed Product; provided that if AbbVie [****] requests any such meeting with Licensor during the Exercise Period or Schedule Evaluation Period (if any) but Licensor is not able to meet until after the Exercise Period or Schedule Evaluation Period (as applicable) would otherwise expire, then the Exercise Period or Schedule Evaluation Period (as applicable) shall be extended to the date that is [****] after such meeting occurs.
3.6
Electronic Data Room. During the Option Period, Licensor shall continue to provide AbbVie with access to the existing electronic data room for the Licensed Compound and Licensed Product, including all documents uploaded to such electronic data room prior to the Effective Date.
ARTICLE 4

CONFIDENTIALITY

4.1
Confidentiality Obligations. At all times during the term of this Agreement and for a period of [****] following termination or expiration of this Agreement in its entirety, each Party shall, and shall cause its Affiliates and each of its and their respective officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party (except to the extent such disclosure is expressly permitted by the terms of this Agreement) and not use, directly or indirectly, for any purpose, any Confidential Information of the other Party; provided that AbbVie may use the Confidential Information of Licensor for purposes of deciding whether or not to exercise the Option, deliver a License Agreement Execution Notice or propose another transaction to Licensor. “Confidential Information” means any and all information provided orally, visually, in writing or other form that is disclosed or otherwise provided by or on behalf of one (1) Party to the other Party in connection with this Agreement or the Confidentiality Agreement, whether prior to, on or after the Effective Date, including the terms of this Agreement, information relating to any Licensed Compound or any Licensed Product (including any regulatory documentation with respect thereto) or any exploitation of any Licensed Compound or any Licensed Product and any information with respect to the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, the terms of this Agreement shall be deemed to be the Confidential Information of both Parties (and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto).
4.2
Exceptions. Section 8.2 (Exceptions) of the License Agreement is hereby incorporated by reference in its entirety, mutatis mutandis, except that references therein to “Product Information or Joint Know-How” are changed to “the terms of this Agreement.”
4.3
Permitted Disclosures. Section 8.3 (Permitted Disclosures) of the License Agreement (other than Section 8.3.3) is hereby incorporated by reference in its entirety, mutatis mutandis.
4.4
Use of Name. Subject to Section 4.5, Section 8.5 (Use of Name) of the License Agreement is hereby incorporated by reference in its entirety, mutatis mutandis.
4.5
Public Announcements. Neither Party shall issue any public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel,

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required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit (a) the proposed disclosure in writing to the other Party [****] practicable (and in no event less than [****] prior to the anticipated date of disclosure) so as to provide a [****] opportunity to comment thereon and (b) the expected time and place the disclosure will be made; provided that if such required disclosure includes a disclosure of this Agreement or the License Agreement, the disclosing Party shall also submit a redacted form of the applicable agreement to the other Party and shall submit a confidential treatment request (or equivalent protection in a country other than the United States) in connection with such disclosure. The disclosing Party shall consider [****] any comments received from the other Party with respect to such disclosure. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or the License Agreement or any amendment hereto or thereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 4.5; provided that such information remains accurate as of such time of publication and provided the frequency and form of such disclosure are reasonable.
4.6
Return of Confidential Information. After the effective date of termination or expiration of this Agreement for any reason, in the event that the License Agreement is not executed, upon the written request of a Party, the non-requesting Party shall either, at the requesting Party’s election: (a) [****] destroy all copies of the requesting Party’s Confidential Information in the possession or control of the non-requesting Party or its Affiliates (other than the terms of this Agreement) and confirm such destruction in writing to the requesting Party or (b) [****] deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of the requesting Party’s Confidential Information in the possession or control of the non-requesting Party or its Affiliates (other than the terms of this Agreement). Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain (i) a single copy of such Confidential Information for archival purposes and (ii) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information so retained shall continue to be subject to the terms of this Agreement for the period set forth in Section 4.1.
ARTICLE 5

TERM
5.1
Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in full force and effect until expiration of the Option Period.
5.2
Termination.
5.2.1
Termination by AbbVie. AbbVie may terminate this Agreement in its entirety immediately upon written notice to Licensor.
5.2.2
Termination by Licensor. Licensor may terminate this Agreement in its entirety if AbbVie willfully or grossly negligently breaches any of its material obligations under this Agreement, and such breach has a material and adverse effect on Licensor, by providing [****] (the “Notice Period”) prior written notice (the “Termination Notice”) to AbbVie and specifying the breach and its claim of right to terminate; provided that (a) the termination shall not become effective at the end of the Notice Period if AbbVie cures the breach specified in the Termination Notice during the Notice Period (or, if such breach cannot be cured within the Notice Period, if AbbVie commences actions to cure such breach within the

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Notice Period and [****] continues such actions, such termination shall not become effective for so long as AbbVie [****] continues such actions); and (b) if either Party initiates a dispute resolution procedure under Section 12.6 of the License Agreement (as incorporated by reference in Section 8.1) during the Notice Period to resolve the dispute for which termination is being sought and is pursuing such procedure [****], the Notice Period shall be suspended and the termination shall become effective only if such breach remains uncured for [****] after the final resolution of the dispute through such dispute resolution procedure (or, if the breach cannot be cured within such [****] period, if AbbVie commences actions to cure such breach within such period and thereafter [****] continues such actions, such termination shall not become effective for so long as the AbbVie [****] continues such actions). Notwithstanding anything in this Agreement to the contrary, Licensor shall not have the right to terminate this Agreement under this Section 5.2.2 as a result of AbbVie’s breach of Section 8.6.
5.3
Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, (a) Sections 4.1 (for the period set forth therein), 4.2 and 4.3 (in each case, for the period set forth in Section 4.1), 4.4 through 4.6, 6.1, 6.3 and this Section 5.3 and Articles 1 (to the extent necessary to construe the other surviving provisions), 7 and 8 (other than Section 8.6) of this Agreement shall survive the termination or expiration of this Agreement for any reason and (b) Sections 2.1 (last sentence only) and 2.3 (last sentence only) of this Agreement shall survive the expiration of this Agreement for any reason.
ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1
Mutual Representations and Warranties. Licensor and AbbVie each represents and warrants to the other Party, as of the Effective Date, that:
6.1.1
it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;
6.1.2
the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;
6.1.3
this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other Applicable Laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity); and
6.1.4
it is not under any obligation, contractual or otherwise, to any Person that conflicts with, or is inconsistent with, the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

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6.2
Covenant of Licensor. Licensor hereby covenants to AbbVie, on behalf of itself and its Affiliates, that it shall not, and shall cause its Affiliates not to, enter into, discuss or negotiate any agreement (or amendment to any existing agreement) with any Person, written or oral, that would conflict with, be inconsistent with, limit or otherwise diminish (a) the rights granted to AbbVie under this Agreement or (b) the rights that would be granted to AbbVie under the License Agreement if AbbVie were to exercise the Option and the Parties were to enter into the License Agreement.
6.3
Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN (OR IN THE LICENSE AGREEMENT, IF THE PARTIES ENTER INTO THE LICENSE AGREEMENT), NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE.
ARTICLE 7

INDEMNITY
7.1
Indemnification of Licensor. AbbVie shall indemnify Licensor, its Affiliates and its and their respective directors, officers, employees and agents (individually and collectively, the “Licensor Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (individually and collectively, “Third Party Claims”) incurred or sustained by or rendered against the Licensor Indemnitees arising from or occurring as a result of:

[****]; [****];

[****].

7.2
Indemnification of AbbVie. Licensor shall indemnify AbbVie, its Affiliates and its and their respective directors, officers, employees and agents (the “AbbVie Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred or sustained by or rendered against the AbbVie Indemnitees arising from or occurring as a result of:

[****]

[****]

[****].

7.3
Indemnification Procedures. Section 10.4 (Indemnification Procedures) of the License Agreement is hereby incorporated by reference in its entirety, mutatis mutandis.
7.4
Special, Indirect and Other Losses. EXCEPT (A) FOR THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY, (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER [****], (C) AS PROVIDED UNDER [****] OR (D) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 7, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY

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OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
ARTICLE 8

MISCELLANEOUS
8.1
Incorporation by Reference. The following provisions of the License Agreement are hereby incorporated by reference in their entirety, mutatis mutandis: Section 12.3 (Export Control), Section 12.5 (Severability), Section 12.6 (Dispute Resolution) (except for Section 12.6.3), Section 12.8 (Notices), Sections 12.12 (Waiver and Non-Exclusion of Remedies) through 12.14 (Further Assurances), and Sections 12.16 (Relationship of the Parties) through 12.19 (Counterparts).
8.2
Assignment. Without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided that either Party shall have the right (and Licensor shall have the obligation) to assign this Agreement without the other Party’s consent in its entirety to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates and such Party shall provide written notice to the other Party within [****] after such assignment. Any attempted assignment or delegation in violation of this Section 8.2 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Licensor or AbbVie, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of Licensor, and the obligations of AbbVie, including the payment obligations, shall run in favor of any such successor or permitted assignee of Licensor’s benefits under this Agreement.
8.3
Governing Law, Jurisdiction and Service.
8.3.1
Governing Law. This Agreement and the performance, enforcement, breach or termination hereof shall be governed by and construed in accordance with the laws of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
8.3.2
Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.8 (Notices) of the License Agreement (as incorporated by reference in Section 8.1) shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
8.4
Entire Agreement; Amendments. This Agreement, together with the attached Schedules and Exhibits, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter here and all prior agreements, understandings and representations, whether written or oral, with respect thereto, including the Confidentiality Agreement, are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

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8.5
Equitable Relief. Each Party acknowledges and agrees that the provisions of Article 3 and Article 4 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such provisions and that any breach or threatened breach of any provision of such Articles, notwithstanding anything to the contrary herein, will result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Each Party agrees to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 8.5 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement. For clarity, and without limitation to the foregoing, (i) AbbVie shall be entitled to obtain specific performance of Licensor’s obligations under Sections 3.2, 3.3.2(d), 3.4, 3.5 and 3.6, (ii) each Party shall be entitled to specific performance of the other Party’s obligation to execute the License Agreement under Section 3.3.2(a) (but, for clarity, subject to Section 3.3.2(d)) and (iii) each Party shall be entitled to specific performance of the other Party’s obligation to execute the License Agreement following delivery of a License Agreement Execution Notice under Sections 3.3.2(b) or 3.3.2(c) (but, in each case, for clarity, subject to Section 3.3.2(d)).
8.6
[****] From and after the Effective Date, during the Option Period, the Parties shall meet and discuss [****] whether and, if so, on what terms [****]; provided that the Parties shall not have any further obligations with respect to [****] beyond such meeting and discussion unless and until the Parties negotiate and execute [****].

[SIGNATURE PAGE FOLLOWS]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

ABBVIE INC.	ALDEYRA THERAPEUTICS, INC.
By: /s/ Nicholas J Donoghoe Name: Nicholas J Donoghoe Title: EVP, Chief Business and Strategy Officer	By: /s/ Todd C. Brady, M.D., Ph.D. Name: Todd C. Brady, M.D., Ph.D. Title: President and Chief Executive Officer

[Signature Page to Exclusive Option Agreement]

Exhibit A

License Agreement

CO-DEVELOPMENT, CO-COMMERCIALIZATION AND LICENSE AGREEMENT

between

ALDEYRA THERAPEUTICS, INC.

and

ABBVIE INC.

Dated as of [•]

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS 1

ARTICLE 2 COLLABORATION MANAGEMENT 26

2.1 Joint Steering Committee 26

2.2 Joint Development Committee 26

2.3 Joint Commercialization Committee 27

2.4 Working Groups 28

2.5 General Provisions Applicable to Committees and Working Groups 29

2.6 Discontinuation of Committees and Working Groups 31

2.7 Interactions Between the Committees and Internal Teams 32

2.8 Expenses 32

ARTICLE 3 GRANT OF RIGHTS 32

3.1 Grants to AbbVie. 32

3.2 Grants to Licensor 32

3.3 Co-Exclusive 33

3.4 Sublicenses 33

3.5 Retention of Rights 33

3.6 Confirmatory Patent License 33

3.7 Exclusivity 34

3.8 AbbVie RASP Inhibitor ROFN 36

3.9 AbbVie Competing Product ROFN in the Ophthalmology Field 37

ARTICLE 4 TRANSFER ACTIVITIES 39

4.1 Technology Transfer 39

ARTICLE 5 REGULATORY, DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURING ACTIVITIES 42

5.1 Regulatory 42

5.2 Development 46

5.3 Commercialization 47

5.4 Manufacturing and Supply 49

5.5 Subcontracting 49

ARTICLE 6 PAYMENTS AND RECORDS 49

6.1 Upfront Payment 49

6.2 Milestones 49

6.3 Profit or Loss in the United States 50

6.4 Calculation and Payment of Net Profit or Net Loss Share 51

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6.5 Royalties in the OUS Territory 52

6.6 Mechanics of Adjustments 55

6.7 Mode of Payment; Offsets 55

6.8 Withholding Taxes 55

6.9 Indirect Taxes 55

6.10 Interest on Late Payments 56

6.11 Financial Records 56

6.12 Audit 56

6.13 Third Party Obligations 57

ARTICLE 7 INTELLECTUAL PROPERTY 57

7.1 IP Group 57

7.2 Ownership of Intellectual Property. 57

7.3 Control of Intellectual Property 59

7.4 Maintenance and Prosecution of Patents 59

7.5 Enforcement of Patents 61

7.6 Invalidity or Unenforceability Defenses or Actions 63

7.7 Infringement Claims by Third Parties 64

7.8 Third Party Rights 65

7.9 Product Trademarks 66

7.10 Inventor’s Remuneration 70

ARTICLE 8 CONFIDENTIALITY AND NON-DISCLOSURE 70

8.1 Confidentiality Obligations. 70

8.2 Exceptions 71

8.3 Permitted Disclosures 72

8.4 Additional Permitted Disclosures 73

8.5 Use of Name 73

8.6 Public Announcements 74

8.7 Publications 74

8.8 Return of Confidential Information 75

ARTICLE 9 REPRESENTATIONS AND WARRANTIES 75

9.1 Mutual Representations and Warranties 75

9.2 Additional Representations and Warranties of Licensor 76

9.3 Data Privacy and Security 80

9.4 Additional Mutual Representations and Warranties 82

9.5 Further Covenants 83

9.6 DISCLAIMER OF WARRANTIES. 83

ARTICLE 10 INDEMNITY 84

10.1 Indemnification of Licensor 84

10.2 Indemnification of AbbVie 84

10.3 Certain Losses 85

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10.4 Indemnification Procedures 85

10.5 Special, Indirect and Other Losses 87

10.6 Special Claims 88

10.7 Insurance 88

ARTICLE 11 TERM AND TERMINATION 88

11.1 Term and Expiration 88

11.2 Termination 89

11.3 Rights in Bankruptcy 90

11.4 Consequences of Termination 92

11.5 Modification In Lieu of Termination 93

11.6 Remedies 94

11.7 Accrued Rights; Surviving Obligations 94

ARTICLE 12 MISCELLANEOUS 95

12.1 Force Majeure 95

12.2 Change of Control of Licensor 95

12.3 Export Control 96

12.4 Assignment 96

12.5 Severability 97

12.6 Dispute Resolution 97

12.7 Governing Law, Jurisdiction and Service 98

12.8 Notices 98

12.9 Entire Agreement; Amendments 99

12.10 English Language 99

12.11 Equitable Relief 100

12.12 Waiver and Non-Exclusion of Remedies 100

12.13 No Benefit to Third Parties 100

12.14 Further Assurance 100

12.15 Performance by Affiliates 100

12.16 Relationship of the Parties 101

12.17 References 101

12.18 Construction 101

12.19 Counterparts 101

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CO-DEVELOPMENT, CO-COMMERCIALIZATION AND LICENSE AGREEMENT

This Co-Development, Co-Commercialization and License Agreement (the “Agreement”) is made and entered into as of [] (the “Effective Date”) by and between Aldeyra Therapeutics, Inc., a Delaware corporation (“Licensor”) and AbbVie Inc., a Delaware corporation (“AbbVie”). Licensor and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Licensor owns and controls certain intellectual property rights with respect to the Licensed Compounds (as defined herein) and Licensed Products (as defined herein) in the Territory (as defined herein);

WHEREAS, AbbVie has experience and capabilities to support the successful Development, launch, and Commercialization of the Licensed Products; and

WHEREAS, Licensor wishes to grant to AbbVie, and AbbVie wishes to take, (a) a co-exclusive license in the United States to facilitate a collaboration to develop and commercialize Licensed Compounds and Licensed Products in the United States and (b) an exclusive license in the OUS Territory (as defined herein), in each case ((a) and (b)), under such intellectual property rights, in each case, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “AbbVie” has the meaning set forth in the preamble hereto.

1.2 “AbbVie Indemnitees” has the meaning set forth in Section 10.2.

1.3 “AbbVie Know-How” means all Information that is (a) conceived, discovered, developed or otherwise made by or on behalf of AbbVie or any of its Affiliates under this Agreement, (b) not generally known and (c) necessary or reasonably useful for the Development, Manufacture, Commercialization or other Exploitation of one (1) or more Licensed Compounds or Licensed Products in the Field in the Territory, but excluding Joint Know-How and any Information that is published in an AbbVie Patent or Joint Patent.

1.4 “AbbVie Patents” means all Patents that are owned or Controlled by AbbVie or its Affiliates as of the Effective Date or during the Term that claim any AbbVie

Know-How and are necessary or reasonably useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as patents) for the Development, Manufacture, Commercialization or other Exploitation of one (1) or more Licensed Compounds or Licensed Products in the Field in the Territory, but excluding Joint Patents.

1.5 “AbbVie US Product TM Quality Standards” has the meaning set forth in Section 7.9.8(b).

1.6 “AbbVie US Product Trademark” means any US Product Trademark that is not a Scheduled Trademark.

1.7 “Accounting Standards” means, with respect to a Party, (a) United States Generally Accepted Accounting Principles or (b) International Financial Reporting Standards as issued by the International Accounting Standards Board, as applicable, in each case, consistently applied.

1.8 “Acquired Program” has the meaning set forth in Section 3.7.3(a).

1.9 “Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates (as of the Change of Control or thereafter), other than the applicable Party in the definition of Change of Control and such Party’s Affiliates, determined as of immediately prior to the closing of such Change of Control.

1.10 “ADR” has the meaning set forth in Section 12.6.2.

1.11 “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person at any time during the Term for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.12 “Agreement” has the meaning set forth in the preamble hereto.

1.13 “Alliance Manager” has the meaning set forth in Section 2.5.6.

1.14 “Allowable Expenses” means Development Expenses, Commercialization Expenses and Other Shared Expenses. For clarity, costs may not be included more than once in the calculation of Allowable Expenses, even if a particular cost satisfies the definition of more than one cost category included herein.

1.15 “Annual Net Loss Threshold” has the meaning set forth in Section 6.4.1(c).

1.16 “Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.17 “Approved Subcontractor” means each subcontractor for the applicable activities set forth on [****].

1.18 “Audit Arbitrator” has the meaning set forth in Section 6.12.2.

1.19 “Board of Directors” has the meaning set forth in the definition of “Change of Control.”

1.20 “Breaching Party” has the meaning set forth in Section 11.2.1.

1.21 “Business Day” means a day other than: a Saturday or Sunday or a day on which banking institutions in Chicago, Illinois or Boston, Massachusetts are permitted or required to be closed.

1.22 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 or October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 and October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.23 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.24 “Cessation Event” has the meaning set forth in Section 11.2.4.

1.25 “Change of Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.25.1 any “person” or “group” (as such terms are defined below) acquires or becomes the “beneficial owner” (as defined below), directly or indirectly, of (a) shares of capital stock or other interests (including partnership interests) of such Party (or any controlling Affiliate) then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party (or any controlling Affiliate) representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party (or any controlling Affiliate) or (b) the power to elect a majority of the members of the Party’s (or any controlling Affiliate’s) board of directors or similar governing body (“Board of Directors”); the Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity; or

1.25.2 such Party (or any controlling Affiliate) enters into a merger, consolidation or similar transaction with another Person (whether or not such Party (or any controlling Affiliate) is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party (or any controlling Affiliate) immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party (or any controlling Affiliate) or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party (or any controlling Affiliate) immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party (or any controlling Affiliate) representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party (or any controlling Affiliate) immediately prior to such transaction; or

1.25.3 such Party and its Affiliates sell or transfer to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s and its Affiliates’ total assets to which this Agreement relates; or

1.25.4 the holders of capital stock of such Party (or any controlling Affiliate) approve a plan or proposal for the liquidation or dissolution of such Party (or any controlling Affiliate).

For the purpose of this definition of Change of Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) or 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.26 “Combination Product” means any Licensed Product that is comprised of or contains one (1) or more Licensed Compounds as an active ingredient(s) together with one (1) or more other active ingredients that are not Licensed Compounds that is sold either as a fixed dose/unit or as separate doses/units in a single package for one (1) price. For clarity, Combination Products do not include any eye drops or other ophthalmic drugs regulated by the FDA as drug-device combination products unless such product contains more than one (1) active ingredient.

1.27 “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a Licensed Compound or Licensed Product, including activities related to marketing, promoting, distributing and importing and exporting such Licensed Compound or Licensed Product, and interacting with Regulatory Authorities regarding any of the foregoing and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, shall be deemed to include conducting Phase IV Clinical Trials and Medical

Affairs Activities with respect to a Licensed Compound or Licensed Product. When used as a verb, “to Commercialize” and “Commercializing” mean to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.28 “Commercialization Expansion Notice” has the meaning set forth in Section 5.3.1(c).

1.29 “Commercialization Expenses” means, subject to the other provisions of this Agreement, (a) [****] Costs (charged in accordance with Section 6.4.3) incurred, and the [****] Costs recorded as an expense, in each case, by a Party or any of its Affiliates in accordance with Accounting Standards after the Effective Date pursuant to this Agreement that are specifically identifiable or reasonably allocable to the Commercialization of a Licensed Product during the Term for the United States in accordance with the Commercialization Plan (other than any [****] activities that constitute, or are performed in connection with, such Commercialization ([****])), including expenses incurred in (i) [****] the Licensed Products for the U.S., (ii) [****] activities for the U.S., (iii) [****] activities anticipated for the U.S., (iv) [****] for any Licensed Product for the U.S., (v) [****] in the U.S., (vi) [****] for Commercialization in the U.S., (vii) [****] strategy for the Licensed Products in the U.S., (viii) [****] activities, (ix) plans and strategies for [****] for the U.S., and (x) other Commercialization activities anticipated for the U.S., and (b) [****] Costs for Licensed Products used or intended to be used for sale or distribution in the United States (including [****], but excluding [****]); provided that (x) with respect to clause (a), such expenses shall, subject to permitted Overruns pursuant to Section 6.3.2, be included within “Commercialization Expenses” for a Licensed Product only to the extent consistent with the Commercialization Plan, (y) the foregoing shall exclude any Commercialization activity that is solely and specifically performed with respect to one (1) or more countries in the OUS Territory and (z) with respect to any Commercialization activity that is performed with respect to the United States and one (1) or more countries in the OUS Territory, the foregoing shall include the portion of [****] Costs and [****] Costs with respect to such activity that are reasonably allocable to Commercialization for the United States[****]. For clarity, costs may not be included more than once in the calculation of Commercialization Expenses, even if a particular cost satisfies the definition of more than one cost category included herein.

1.30 “Commercialization Plan” means a commercialization plan setting forth in reasonable detail (a) (i) general strategies for the promoting, detailing, marketing and distributing of the Licensed Products for the U.S.; (ii) [****] activities for the U.S. and the [****] in the U.S.; (iii) the sales, marketing and promotional activities anticipated for the U.S., including [****]; (iv) [****] for any Licensed Product for the U.S., (v) [****] in the U.S.; (vi) plans regarding [****] in the U.S.; (vii) the [****] for the Licensed Products in the U.S.; (viii) [****] activities (as distinguished from the [****] in clause (vii)); (ix) [****] for the U.S.; and (x) any other Commercialization activities anticipated for the U.S.; (b) the allocation of responsibility for each such Commercialization activity, including designating a Party as the operational lead for such activity; and (c) the budget for the Commercialization Expenses for such Commercialization activities

1.31 “Commercially Reasonable Efforts” means, with respect to the [****].

1.32 “Committee” means the JSC, JDC or JCC.

1.33 “Competing Product” means any [****] that is (a) being Developed for, or that has received Regulatory Approval for, use in treating conditions of the [****], and (b) is administered [****]. For clarity, a [****] must satisfy clause (a) and clause (b) of this definition to be a Competing Product.

1.34 “Competitive Infringement” has the meaning set forth in Section 7.5.2.

1.35 “Competitive Program” has the meaning set forth in Section 3.7.2(a).

1.36 “Compound-Specific Licensor Patent” means any Licensor Patent that (a) discloses in its specification and claims (i) any Licensed Compound or Licensed Product or (ii) any uses or formulations of, or methods of making, any Licensed Compound or Licensed Product; and (b) does not disclose in its specification or claim (i) any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound or (ii) any uses or formulations of, or methods of making, any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound, including the Patents listed on Schedule 1.36. For the purposes of clarity, a Compound-Specific Licensor Patent discloses in its specification no RASP Inhibitor other than a Licensed Compound.

1.37 “Confidential Information” has the meaning set forth in Section 8.1.

1.38 “Confidentiality Agreement” has the meaning set forth in Section 8.1.

1.39 “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license, covenant not to sue or otherwise (other than by operation of the license and other grants in Section 3.1 or Section 3.2), to grant a license, sublicense or other right (including a covenant not to sue or the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any item of Information, Regulatory Documentation, material, Patent or other intellectual property right that is owned or in-licensed by an Acquirer except (a) with respect to any such Information, Regulatory Documentation, material, Patent or other intellectual property right conceived, discovered, developed or otherwise made by or on behalf of such Acquirer (or its Affiliates or its or their respective (sub)licensees/Sublicensees) under or in connection with this Agreement after such Change of Control; (b) to the extent that any such Information, Regulatory Documentation, material, Patent or other intellectual property right (i) is included in or used in furtherance of this Agreement by or on behalf of Licensor or (ii) was generated through any use of, or access to any AbbVie Know-How, AbbVie Patents, Licensor Know-How, Licensor Patents, Joint Patents, Joint Know-How or any Confidential Information of AbbVie; provided, that the foregoing exclusion of Information, Regulatory Documentation, material, Patent or other intellectual property from Licensor’s Control shall only apply for so long as Licensor complies with its obligations under Section 12.2.2.

1.40 “Convicted Individual” or “Convicted Entity” has the meaning set forth in Section 9.4.1(d).

1.41 “Current MA Holder” has the meaning set forth in Section 5.1.2(d).

1.42 “Data Breach” has the meaning set forth in Section 9.3.5.

1.43 “Data Security and Privacy Laws” means all Applicable Laws relating to the privacy, Processing and security of Personal Data.

1.44 “Debarred Entity” has the meaning set forth in Section 9.4.1(b).

1.45 “Debarred Individual” has the meaning set forth in Section 9.4.1(a).

1.46 “Defense Proceeding” means, with respect to any Patent, any opposition, re-issuance, post-grant review, inter-partes review, reexamination request, nullity action, interference or other similar post-grant proceedings and any appeals therefrom.

1.47 “Deferral Notice” has the meaning set forth in Section 6.4.1(c).

1.48 “Deferral Option” has the meaning set forth in Section 6.4.1(c).

1.49 “Deferred Net Losses” has the meaning set forth in Section 6.4.1(c).

1.50 “Designated Country” means (a) the first [****] of the following countries in which the MA Holder for such country files a Drug Approval Application for a Licensed Product in such country: [****] and (b) any other country designated by [****] as a “Designated Country”.

1.51 “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. Notwithstanding the foregoing, “Development” shall be deemed to exclude Phase IV Clinical Trials. When used as a verb, “to Develop” and “Developing” means to engage in Development and “Developed” has a corresponding meaning.

1.52 “Development Expenses” means, subject to the other provisions of this Agreement, the (a) [****] Costs (charged in accordance with Section 6.4.3) incurred and the [****] Costs recorded as an expense, in each case, by a Party or any of its Affiliates in accordance with Accounting Standards after the Effective Date pursuant to this Agreement that are specifically identifiable or reasonably allocable to the Development of a Licensed Product during the Term for the United States in accordance with the Development Plan (other than any regulatory affairs activities that constitute, or are performed in connection with, such Development (including submissions to and communications with Regulatory Authorities and obtaining and maintaining Regulatory Approvals)) and (b) [****] Costs for Licensed Products used or intended to be used for the performance of such Development; provided that (x) with respect to clause (a), such expenses shall, subject to permitted Overruns pursuant to Section 6.3.2, be included within “Development

Expenses” for a Licensed Product only to the extent consistent with the applicable Development Plan, and (y) the foregoing shall exclude any Development activity that is solely and specifically intended to support or maintain Regulatory Approval in one (1) or more countries in the OUS Territory. For clarity, costs may not be included more than once in the calculation of Development Expenses, even if a particular cost satisfies the definition of more than one cost category included herein.

1.53 “Development Plan” means a development plan setting forth in reasonable detail the specific clinical studies and other Development activities to be performed by or on behalf of either Party or its Affiliates with respect to a Licensed Compound or Licensed Product that are intended to support or maintain Regulatory Approval in the United States and the budget for the Development Expenses for such Development activities, which plan shall allocate responsibility for such clinical studies and other Development activities between the Parties.

1.54 “Dispute” has the meaning set forth in Section 12.6.1.

1.55 “Divest” means the sale or transfer of all rights to a Competitive Program to a Third Party such that neither Licensor nor any of its Affiliates (including the Pre-Existing Entities) has any further right to perform or be involved in any Exploitation of such Competitive Program or receive a continuing share of profit or other economic interest in the success of such Competitive Program; provided that if such transfer is effected by way of one or more licenses or sublicenses, Licensor shall be entitled to receive license fees, milestones and royalties on sales of products in the Competitive Program so Divested.

1.56 “Dollars” or “$” means United States Dollars.

1.57 “Drug Approval Application” means a New Drug Application, as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.58 “Drug Product Manufacturing Process” has the meaning set forth in Section 4.1.2.

1.59 “Drug Substance Manufacturing Process” has the meaning set forth in Section 4.1.2.

1.60 “Effective Date” has the meaning set forth in the preamble.

1.61 “EMA” means the European Medicines Agency and any successor agency thereto.

1.62 “European Union” means the economic, scientific and political organization of member states as its membership may be constituted from time to time.

1.63 “Excluded Acquirer IP” has the meaning set forth in Section 3.7.5.

1.64 “Excluded Individual” or “Excluded Entity” has the meaning set forth in Section 9.4.1(c).

1.65 “Exclusive ROFN Product Negotiation Period” has the meaning set forth in Section 3.9.4.

1.66 “Executive Officer” means, (a) with respect to Licensor, its Chief Executive Officer, and (b) with respect to AbbVie, (i) with respect to Development matters, its Chief Medical Officer and (ii) with respect to all other matters, including any Commercialization matter, its President, US Eyecare.

1.67 “Existing Agreements” means any agreement existing as of the Effective Date by and between Licensor or any of its Affiliates, on the one hand, and one (1) or more Third Parties, on the other hand, related to the Commercialization or Manufacture of one (1) or more Licensed Compounds or Licensed Products or the Exploitation thereof.

1.68 “Existing Patents” has the meaning set forth in Section 9.2.1.

1.69 “Existing Regulatory Documentation” means the Regulatory Documentation owned or controlled by Licensor or any of its Affiliates as of the Effective Date.

1.70 “Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting a compound, product or process.

1.71 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.72 “Federally Funded Invention” means any invention or discovery that (a) was conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof; (b) is a “subject invention” as that term is described in 35 U.S.C. § 201(e); (c) is otherwise subject to the provisions of the Bayh Dole Act; or (d) is the subject of any licenses, options or other rights of any other governmental authority, within or outside the United States, due to such governmental authority’s funding of research and development or otherwise (other than the right to receive payments or any law of general application that applies to personal property generally, e.g., takings laws).

1.73 “FFDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.74 “Field” means all human and non-human diagnostic, prophylactic and therapeutic uses, including the prevention, treatment or control of any disease, disorder or condition.

1.75 “Firewall Procedures” means [****] technical and administrative safeguards established by Licensor to (a) ensure that all activities of the Pre-Existing Entities (including with respect to any Competitive Program) or Acquired Program, as applicable, are kept separate from the activities performed (and the personnel conducting such activities) under or in connection with this Agreement, (b) ensure that no employees of Licensor who have or have had access to, the AbbVie Know-How, AbbVie Patents, Licensor Know-How, Licensor Patents, Joint Patents, Joint Know-How or any Confidential Information of AbbVie, perform any activities with respect to the Exploitation of such Competitive Program for such Pre-Existing Entity or Acquired Program, as applicable and (c) prevent any AbbVie Know-How, AbbVie Patents, Licensor Know-How, Licensor Patents, Joint Patents, Joint Know-How or any Confidential Information of AbbVie from being disclosed by Licensor to, or otherwise used or accessed by, any Pre-Existing Entity or personnel of Licensor who are [****] participating in an Acquired Program, as applicable; provided that the foregoing clause (c) shall not apply to excluding any personnel at or above the level of Senior Vice President who are not involved in the day-to-day conduct of the Acquired Program or the decision-making with respect to the day-to-day conduct of the Acquired Program.

1.76 “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after all Regulatory Approvals for such Licensed Product have been obtained in such country. [****] shall not be construed as a First Commercial Sale.

1.77 “First Look Field” means each of (a) the Ophthalmology Field (excluding treating conditions of the [****] by [****]) or (b) the Immunology Field.

1.78 “First Look Period” has the meaning set forth in Section 3.8.4.

1.79 “First Look Product” means any [****] that is owned or otherwise controlled by Licensor or any of its Affiliates for which there are data supporting the use of such [****] in a First Look Field.

1.80 “First Look Product Transaction” means, with respect to a First Look Product and a First Look Field, the license, sale or other grant or transfer, including by option, to any Person of any rights to [****] such First Look Product in such First Look Field in any country(ies) in the world.

1.81 “First Look Data Package” means, with respect to each First Look Product and each First Look Field, a data package consisting of: (a) the complete results of all development activities conducted by or on behalf of Licensor or its Affiliates or its or their (sub)licensees related to such First Look Product in such First Look Field, (b) copies of all regulatory documentation submitted to or received from regulatory authorities related to such First Look Product in such First Look Field, (c) any commercial analyses for such First Look Product in such First Look Field conducted by or on behalf of Licensor or any of its Affiliates, including market research, competitive analyses, forecasted sales and anticipated commercialization activities, (d) a description of any and all obligations that Licensor or any of its Affiliates has to a Third Party, financial or otherwise, with respect to the development, manufacture or commercialization of such First Look Product in the applicable country(ies) in such First Look Field and (e) copies of any and all agreements pursuant to which Licensor or any of its Affiliates in-licenses or otherwise obtains rights to any Information, Patent or other intellectual property with respect to such First Look Product in the applicable country(ies) in such First Look Field, in each case ((a) through (e)), that are in the control of Licensor or any of its Affiliates at the time of preparation of the data package and in the form in which such information is held by Licensor or any of its Affiliates.

1.82 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [****] hours per Calendar Year) of work performing Development, Manufacture, Commercialization or other Exploitation activities for a Licensed Compound or Licensed Product or other activities under this Agreement. No additional payment shall be made with respect to any person who works more than [****] hours per Calendar Year and any person who devotes less than [****] hours per Calendar Year (or such other number as may be agreed by the JSC) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [****].

1.83 “[****] Costs” means with respect to [****] under this Agreement for any period, the product of (a) the number of [****]during such period and (b) the [****].

1.84 “[****]” means [****], as adjusted pursuant to [****].

1.85 “Generic Product” means, with respect to a Licensed Product, any product that is approved in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of the prior Regulatory Approval) of such Licensed Product as determined by the applicable Regulatory Authority, including any product authorized for sale (a) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (b) in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (c) in any other country or jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing.

1.86 “Immunology Field” means the prevention, treatment or control of any autoimmune or inflammatory disease, disorder or condition.

1.87 “Improvements” means any invention, discovery, development or modification licensed, acquired, conceived, discovered, developed or otherwise made by or on behalf of AbbVie or its Affiliates or its or their Sublicensees with respect to a Licensed Compound or a Licensed Product or relating to the Exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery (including the development of any delivery system or enhancement thereto) or dosage of such Licensed Compound or Licensed Product, any discovery or development of any new or expanded indications for such Licensed Compound or Licensed Product or any discovery or development that improves the stability, safety or efficacy of such Licensed Compound or Licensed Product.

1.88 “Included [****] Costs and Expenses” means the sum of (a) all costs and expenses for [****], (b) a pro rata allocation of [****] and (c) other [****], in any case ((a), (b) or

(c)), whether internal costs and expenses or amounts paid to Third Parties and allocated in accordance with [****] applied across its product portfolio.

1.89 “IND” means an application filed with a Regulatory Authority for authorization to commence clinical studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States Investigational New Drug Application in other countries or regulatory jurisdictions (e.g., clinical trial application (CTA)) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.90 “Indemnification Claim Notice” has the meaning set forth in Section 10.4.1.

1.91 “Indemnified Party” has the meaning set forth in Section 10.4.1.

1.92 “Indemnitee” has the meaning set forth in Section 10.4.1.

1.93 “Indirect Taxes” has the meaning set forth in Section 6.9.

1.94 “Information” means all information and data of a technical, scientific, business or other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, results, analyses, non-clinical and clinical data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, information regarding reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.95 “Infringement” has the meaning set forth in Section 7.5.2.

1.96 “Initial Licensed Compound” has the meaning set forth in the definition of “Licensed Compound.”

1.97 “Initial Licensed Product” means the Licensed Product containing the Initial Licensed Compound as its sole active ingredient for which Licensor has submitted a Drug Approval Application in the United States as of the Effective Date.

1.98 “IP Group” has the meaning set forth in Section 7.1.1.

1.99 “IRA” means 42 U.S.C. §§ 1320f et seq. and all its subsequent amendments and replacements.

1.100 “JCC” has the meaning set forth in Section 2.3.

1.101 “JDC” has the meaning set forth in Section 2.2.

1.102 “Joint Intellectual Property Rights” has the meaning set forth in Section 7.2.2.

1.103 “Joint Know-How” has the meaning set forth in Section 7.2.2.

1.104 “Joint Patents” has the meaning set forth in Section 7.2.2.

1.105 “JSC” has the meaning set forth in Section 2.1.

1.106 “Knowledge” means the [****] of Licensor or any personnel holding positions equivalent to such job titles[****]; provided, that [****] investigation shall not include any requirement to [****] but Licensor shall be deemed to have Knowledge of [****].

1.107 “Licensed Compound” means the compound reproxalap (as set forth in the World Health Organization’s International Nonproprietary Names for Pharmaceutical Substances; CAS No. 916056-79-6) (the “Initial Licensed Compound”) and [****].

1.108 “Licensed Product” means any product containing a Licensed Compound, alone or in combination with one (1) or more other active ingredients, in any and all forms, presentations, delivery systems, dosages and formulations.

1.109 “Licensor” has the meaning set forth in the preamble hereto.

1.110 “Licensor Commercialization Percentage” has the meaning set forth in Section 5.3.1(c).

1.111 “Licensor Indemnitees” has the meaning set forth in Section 10.1.

1.112 “Licensor Know-How” means all Information that is (a) Controlled by Licensor or its Affiliates as of the Effective Date or during the Term, (b) not generally known and (c) necessary or reasonably useful for the Development, Manufacture, Commercialization or other Exploitation of one (1) or more Licensed Compounds or Licensed Products in the Field in the Territory, but excluding Joint Know-How and any Information that is published in a Licensor Patent or Joint Patent.

1.113 “Licensor Patents” means all Patents that are Controlled by Licensor or its Affiliates as of the Effective Date or during the Term that are necessary or reasonably useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as patents) for the Development, Manufacture, Commercialization or other Exploitation of one (1) or more Licensed Compounds or Licensed Products in the Field in the Territory, including the Existing Patents, but excluding Joint Patents.

1.114 “Life Sciences Entity” means any pharmaceutical, biotechnology, medical device or diagnostic company, including any Affiliate or any venture capital subsidiary or venture capital organization or division of any pharmaceutical, biotechnology, medical device or diagnostic company.

1.115 “Losses” has the meaning set forth in Section 10.1.

1.116 “MA Holder” means, (a) with respect to the United States, [****] and (b) with respect to each country in the OUS Territory, [****].

1.117 “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of any Licensed Compound, any Licensed Product or any intermediates and components thereof, including regulatory affairs with respect to the foregoing, product characterization, quality assurance and quality control.

1.118 “Manufacturing Cost” with respect to a Licensed Compound or Licensed Product has the meaning set forth on Schedule 1.118.

1.119 “Manufacturing Working Group” has the meaning set forth in Section 2.4.2.

1.120 “Medical Affairs Activities” means the coordination of medical information requests and field based medical scientific liaisons with respect to Licensed Compounds or Licensed Products, including [****].

1.121 “Mixed Specification with Mixed Claims Licensor Patent” means any Licensor Patent that discloses in its specification and claims (a) (i) any Licensed Compound or Licensed Product or (ii) any uses or formulations of, or methods of making, any Licensed Compound or Licensed Product; and (b) (i) any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound or (ii) any uses or formulations of, or methods of making, any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound, including those set forth on Schedule 1.121.

1.122 “Mixed Specification with Specific Claims Licensor Patent” means any Licensor Patent that (a) discloses in its specification (i) (A) any Licensed Compound or Licensed Product or (B) any uses or formulations of, or methods of making, any Licensed Compound or Licensed Product, and (ii) (A) any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound or (B) any uses or formulations of, or methods of making, any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound; and (b) (i) claims (A) any Licensed Compound or Licensed Product or (B) any uses or formulations of, or methods of making, any Licensed Compound or Licensed Product and (ii) does not claim (A) any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound or (B) any uses or formulations of, or methods of making, any RASP Inhibitor other than a Licensed Compound or any product containing a RASP Inhibitor other than a Licensed Compound, including those set forth on Schedule 1.122.

1.123 “Mono Product” has the meaning set forth in the definition of “Net Sales.”

1.124 “NDA Transfer Date” means the date [****] that the role of MA Holder in the United States transfers from the Current MA Holder to the New MA Holder.

1.125 “Net Profits” and, with correlative meaning, “Net Losses”, means, [****].

1.126 “Net Sales” means [****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****].

1.127 “New MA Holder” has the meaning set forth in Section 5.1.2(d).

1.128 “Non-Breaching Party” has the meaning set forth in Section 11.2.1.

1.129 “Non-MA Holder Party” means, with respect to any country, at any time, the Party that is not the MA Holder for such country at such time.

1.130 “Notice Period” has the meaning set forth in Section 11.2.1.

1.131 “Ophthalmology Field” means the prevention, treatment or control of any disease, disorder or condition of any part of the human eye, which includes the cornea, iris, fovea, lens, macula, optic nerve, retina, pupil, sclera, and vitreous, and all periocular, periorbital and other accessory structures that support human eye homeostasis, including conjunctiva, tissues of upper and lower eyelids, and fornices, meibomian glands, lacrimal glands and extraocular muscles.

1.132 “Opt-In” means opting into the jurisdiction of Unified Patent Court, such as through withdrawal under Article 83(4) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01) of the Opt-Out of a Patent.

1.133 “Option Agreement” has the meaning set forth in Section 8.1.

1.134 “Opt-Out” means opting out of the jurisdiction of Unified Patent Court, such as the opt-out of a Patent from the exclusive competence of the Unified Patent Court under Article 83(3) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01).

1.135 “Other Shared Expenses” means [****]:

[****];

[****];

[****];

[****];

[****];

[****];

[****];

[****].

1.136 “OUS Product Trademarks” has the meaning set forth in Section 7.9.2.

1.137 “OUS Territory” means the Territory, excluding the U.S.

1.138 “[****] Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the Accounting Standards consistently applied) by a Party (or its Affiliate) directly incurred in the conduct of any applicable activities under this Agreement, including costs for independent contractors engaged as permitted under this Agreement; provided that [****] Costs shall not include costs for general overhead, postage, communications, photocopying, printing or internet expense, professional dues, operating supplies, printers, photocopiers, fax machines or other office equipment, laboratory equipment, computers or computer service charges, or any costs that are otherwise subsumed within the definition of [****] Costs and Expenses.

1.139 “Party” and “Parties” have the meaning set forth in the preamble hereto.

1.140 “Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patents and patent applications claiming priority to such patents and patent applications in (a), including divisionals, continuations, continuations-in-part, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.141 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.142 “Personal Data” means all information identifying, or in combination with other information, identifiable to an individual, including pseudonymized (key-coded) clinical data containing such information, and to the extent not covered in the foregoing, any information that is considered to be “personal information”, “personally identifiable information” or similar under Data Security and Privacy Laws.

1.143 “Phase IV Clinical Trial” means a product support human clinical trial, or other test or study, of a Licensed Product for an indication that is commenced after receipt of the initial Regulatory Approval for such indication in the country for which such trial is being conducted and that is conducted within the parameters of the Regulatory Approval for the Licensed Product for such indication. Phase IV Clinical Trials may include [****].

1.144 “Pre-Existing Entities” has the meaning set forth in Section 3.7.2(a).

1.145 “Privacy and Security Obligations” has the meaning set forth in Section 9.2.20.

1.146 “Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alternation, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

1.147 “Product Information” has the meaning set forth in Section 8.1.

1.148 “Product Labeling” means, with respect to a Licensed Product in the U.S., (a) the full prescribing information for such Licensed Product in the United States, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a carton, container, wrapper, or any package insert utilized with or for such Licensed Product in the United States.

1.149 “Publication Policies” has the meaning set forth in Section 8.7.

1.150 “RASP” (an acronym for Reactive Aldehyde Species) means pro-inflammatory molecules resulting from a variety of processes, including lipid peroxidation, alcohol peroxidation or polyamine or glucose metabolism.

1.151 “RASP Inhibitor” means any molecular entity that binds, scavenges or otherwise inhibits the biologic activity of a RASP.

1.152 “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Compound or Licensed Product in such country, including, where applicable, (a) satisfactory pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) labeling approval.

1.153 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compounds or Licensed Products in the Territory, including the FDA in the United States and the EMA in the European Union.

1.154 “Regulatory Documentation” means: all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); and (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotional documents, adverse event files and complaint files; in each case ((a) and (b)), relating to a Licensed Compound or a Licensed Product.

1.155 “Regulatory Exclusivity” means, with respect to a Licensed Product in any country or other jurisdiction in the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country or other jurisdiction that confers an exclusive Commercialization period during which AbbVie or its Affiliates or its or their Sublicensees have the exclusive right to market and sell such Licensed Product in such country or other jurisdiction for all indications.

1.156 “Representatives” has the meaning set forth in Section 8.1.

1.157 “Reversion Product” means any Licensed Product that is being Exploited by AbbVie pursuant to this Agreement on the applicable effective date of termination, in the form that such Licensed Product or Improvement exists on the effective date of termination.

1.158 “ROFN Product” means any Competing Product that is owned or otherwise controlled by Licensor or any of its Affiliates [****].

1.159 “ROFN Product Data Package” means, with respect to each ROFN Product a data package consisting of: (a) the complete results of all development activities conducted by or on behalf of Licensor or its Affiliates or its or their (sub)licensees related to such ROFN Product in the Ophthalmology Field, (b) copies of all regulatory documentation submitted to or received from regulatory authorities related to such ROFN Product in the Ophthalmology Field, (c) any [****] for such ROFN Product in the Ophthalmology Field conducted by or on behalf of Licensor or any of its Affiliates, including [****], (d) a description of any and all obligations that Licensor or any of its Affiliates has to a Third Party, financial or otherwise, with respect to [****] and (e) copies of any and all agreements pursuant to which Licensor or any of its Affiliates [****] in each case ((a) through (e)), that are in the control of Licensor or any of its Affiliates at the time of preparation of the data package and in the form in which such information is held by Licensor or any of its Affiliates. For purposes of this definition, [****] shall mean [****] that are the subject of the proposed ROFN Product Transaction.

1.160 “ROFN Product Data Package Delivery Date” means, with respect to each ROFN Product Data Package delivered by Licensor under this Agreement, the later of (a) the date of delivery of the complete version of such ROFN Product Data Package by Licensor to AbbVie and (b) if, in accordance with Section 3.9.3, AbbVie reasonably requests [****] additional material Information relating to the applicable ROFN Product in order to make an informed decision regarding whether to exercise its rights with respect to such ROFN Product, the date that such additional material Information is provided to AbbVie pursuant to Section 3.9.3.

1.161 “ROFN Product Exercise Notice” has the meaning set forth in Section 3.9.4.

1.162 “ROFN Product Exercise Period” has the meaning set forth in Section 3.9.4.

1.163 “ROFN Product Negotiations” has the meaning set forth in Section 3.9.2.

1.164 “ROFN Product Transaction” has the meaning set forth in Section 3.9.2.

1.165 “ROFN Product Transaction Agreement” has the meaning set forth in Section 3.9.5.

1.166 “ROFN Product Transaction Notice” has the meaning set forth in Section 3.9.2.

1.167 “Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the OUS Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the latest to occur of (a) the first date that there is no Valid Claim of any Licensor Patent (subject to Section 7.5.2) or Joint Patent that claims (i) the Licensed Compound contained in such Licensed Product as a [****] or (ii) a [****] in such country or other jurisdiction, (b) the first date that such Licensed Product is not subject to Regulatory Exclusivity in such country or other jurisdiction and

(c) the [****] of the First Commercial Sale of the first Licensed Product in such country or other jurisdiction.

1.168 “Scheduled TM Quality Standards” has the meaning set forth in Section 7.9.8(a).

1.169 “Scheduled Trademarks” means the Trademarks set forth on Schedule 1.169.

1.170 “Sensitive AbbVie Information” has the meaning set forth in Section [****].

1.171 “Settlement Proceeds” means, with respect to a Licensed Product, any amounts actually received by AbbVie or any of its Affiliates from any Settlement Sublicensee to the extent attributable to any Settlement Sublicense attributable to such Licensed Product, minus the costs and expenses incurred by AbbVie and its Affiliates in connection with the applicable settlement.

1.172 “Settlement Sublicense” has the meaning set forth in Section 1.173.

1.173 “Settlement Sublicensee” means any Third Party to which AbbVie or its Affiliate grants a sublicense with respect to a Generic Product (a “Settlement Sublicense”) to settle or avoid litigation or any Patent claim or dispute related to the alleged non-infringement, invalidity or unenforceability of or challenge against any Patent covering or claiming a Licensed Product.

1.174 “SOFR” means the Secured Overnight Financing Rate for a thirty (30)-day term published by US Federal Reserve Bank of New York, as adjusted from time to time on the first New York business day of each month.

1.175 “Special Claims” has the meaning set forth in Section 10.6.

1.176 “Special Patents” means the Patents set forth on Schedule 10.6.

1.177 “Sublicensee” means a Third Party, other than a distributor, that is granted a sublicense by AbbVie or its Affiliate under the grants in Section 3.1, as provided in Section 3.4, except for a Settlement Sublicensee.

1.178 “Term” has the meaning set forth in Section 11.1.

1.179 “Termination Notice” has the meaning set forth in Section 11.2.1.

1.180 “Territory” means the entire world.

1.181 “Third Party” means any Person other than Licensor, AbbVie and their respective Affiliates.

1.182 “Third Party Claims” has the meaning set forth in Section 10.1.

1.183 “Third Party Infringement Claim” has the meaning set forth in Section 7.7.

1.184 “Third Party Payments” has the meaning set forth in Section 7.8.4.

1.185 “Third Party Right” means any Patent, trade secret or other intellectual property right of a Third Party in any country in the Territory that is necessary or reasonably useful for the Exploitation of a Licensed Compound or Licensed Product by AbbVie or any of its Affiliates or any of its or their Sublicensees, distributors or customers.

1.186 “TM Competitive Infringement” has the meaning set forth in Section 7.9.7(b).

1.187 “TM Infringement Claim” has the meaning set forth in Section 7.9.7(b).

1.188 “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design, business symbol, domain name, URL, social media tag or handle, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.189 “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.190 “US Product Trademarks” has the meaning set forth in Section 7.9.1.

1.191 “Valid Claim” means a claim of (a) any issued and unexpired Patent whose validity, enforceability or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer; or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a pending patent application that has not been finally abandoned or finally rejected or expired and that has been pending for [****] from the date of filing of the earliest patent application to which such pending patent application is entitled to claim priority.

1.192 “Voting Stock” has the meaning set forth in the definition of “Change of Control.”

1.193 “Withholding Amount” has the meaning set forth in Section 6.8.

1.194 “Withholding Party” has the meaning set forth in Section 6.8.

1.195 “Working Group” has the meaning set forth in Section 2.4.1.

ARTICLE 2
COLLABORATION MANAGEMENT

2.1 Joint Steering Committee. Within [****] after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) with overall responsibility for the oversight and coordination of the transfers outlined in Article 4 and the Development, Manufacture, Commercialization and other Exploitation of Licensed Compounds and Licensed Products in the Field for the United States as more fully described in this Article 2. The JSC shall perform the following functions:

2.1.1 oversee the Development, Manufacture, Commercialization and other Exploitation of Licensed Compounds and Licensed Products for the U.S.;

2.1.2 coordinate the Parties’ activities under this Agreement, including oversight of the JDC, JCC and any Working Group;

2.1.3 serve as an initial forum for discussion of, and attempt to resolve, any issues or disputes that may arise in the JDC, JCC or any Working Group or otherwise under this Agreement;

2.1.4 oversee and coordinate the transfers outlined in Article 4; and

2.1.5 perform such other functions that are expressly assigned to the JSC under this Agreement or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

For clarity, the JSC shall not have any authority beyond the specific matters set forth in this Section 2.1, and in particular shall not have any power to (a) amend or modify the terms of this Agreement, (b) waive a Party’s compliance with this Agreement, (c) decide or resolve any issues other than those specifically subject to JSC approval in this Section 2.1, (d) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement, or (e) impose any other obligations on either Party without the prior written consent of such Party.

2.2 Joint Development Committee. Within [****] after the Effective Date, the Parties shall establish a joint development committee (the “JDC”) with the responsibility to oversee, review and coordinate the Development, including regulatory activities, of Licensed Products in the Field in the Territory (other than any Development activity that is solely and specifically intended to support or maintain Regulatory Approval in [****]. Subject to the oversight of the JSC, the JDC shall perform the following functions:

2.2.1 oversee and monitor the regulatory and other Development activities (including with respect to Manufacturing) in support of obtaining Regulatory Approval for the Licensed Products in the Field in [****];

2.2.2 discuss any additional clinical studies or other Development activities to be conducted with respect to the Licensed Compounds or Licensed Products in the Field in [****];

2.2.3 develop and approve the initial Development Plan (if any) and review and approve any amendments thereto;

2.2.4 oversee and monitor the implementation of the Development Plan and the cost incurred with respect thereto;

2.2.5 determine whether to designate any country other than the countries in clause (a) of the definition of Designated Country as a Designated Country;

2.2.6 review and approve any Product Labeling with the FDA for the Initial Licensed Product;

2.2.7 [****];

2.2.8 determine which Party should hold and maintain the global safety database for the Licensed Products;

2.2.9 develop and approve the Publication Policies; and

2.2.10 perform such other functions that are expressly assigned to the JDC under this Agreement or by the JSC or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

For clarity, the JDC shall not have any authority beyond the specific matters set forth in this Section 2.2, and in particular shall not have any power to (a) amend or modify the terms of this Agreement (b) waive a Party’s compliance with this Agreement, (c) decide or resolve any issues other than those specifically subject to JDC approval in this Section 2.2, (d) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement or (e) impose any other obligations on either Party without the prior written consent of such Party.

2.3 Joint Commercialization Committee. Within [****] after the Effective Date, the Parties shall establish a joint commercialization committee (the “JCC”) with the responsibility to oversee, review and coordinate the Commercialization of Licensed Products in the Field for the United States. Each Party shall use [****] reasonable efforts to support the operation of the JCC, including by designating [****] qualified personnel to serve on the JCC. Subject to the oversight of the JSC, the JCC shall perform the following functions:

2.3.1 develop and approve the initial Commercialization Plan and review and approve any updates or amendments thereto, [****];

2.3.2 oversee and monitor the implementation of the Commercialization Plan and the costs incurred with respect thereto;

2.3.3 periodically (no less often than [****], or as the Parties may mutually agree in writing) review and discuss the Commercialization Plan and any updates or amendments thereto;

2.3.4 review and approve the budget for any [****] Costs that are included in Other Shared Expenses;

2.3.5 with respect to any Commercialization activity for the Licensed Products performed with respect to the [****]; and

2.3.6 perform such other functions that are expressly assigned to the JCC under this Agreement or by the JSC or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

For clarity, the JCC shall not have any authority beyond the specific matters set forth in this Section 2.3, and in particular shall not have any power to (a) amend or modify the terms of this Agreement, (b) waive a Party’s compliance with this Agreement, (c) decide or resolve any issues other than those specifically subject to JCC approval in this Section 2.3, (d) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement, or (e) impose any other obligations on either Party without the prior written consent of such Party.

2.4 Working Groups.

2.4.1 Formation. In addition to the Manufacturing Working Group, from time to time, each Committee may establish one (1) or more working groups (each, a “Working Group”) to oversee particular projects or activities within the scope of such Committee’s responsibilities. Working Groups may be established on an ad hoc basis for purposes of a specific project, for the term of the applicable Committee or on such other basis as the applicable Committee may determine. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group. In no event shall the authority of any Working Group exceed that specified for the Committee that established such Working Group.

2.4.2 Manufacturing Working Group. Within [****] after the Effective Date, the Parties shall establish a manufacturing Working Group (the “Manufacturing Working Group”). The Manufacturing Working Group is deemed established by the JSC. Subject to the oversight of the JSC, the Manufacturing Working Group shall perform the following functions:

(a) serve as a forum for discussing the Manufacturing activities, including manufacturing process or Development, design and optimization, change control, quality matters, and commercial supply of the Licensed Compounds and Licensed Products;

(b) discuss and manage the operative aspects of Manufacturing, including Regulatory Approval-related matters and whether to establish any [****] supply arrangements, which may include establishing a [****] source of Licensed Compounds or Licensed Products, which [****] source may be a Party or a Third Party;

(c) determining when to transfer the Drug Product Manufacturing Process and the Drug Substance Manufacturing Process to AbbVie or its designee pursuant to Section 4.1.2 and coordinate the activities with respect to any such transfer; and

(d) perform such other functions as are expressly assigned to the Manufacturing Working Group under this Agreement or by the JSC or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.5 General Provisions Applicable to Committees and Working Groups.

2.5.1 Composition. Each Committee shall initially consist of [****] representatives from each Party; provided that each Party may, in its sole discretion, decrease the number of its representatives on each Committee. Each Committee representative shall have the requisite experience and seniority to enable such representative to make decisions on behalf of the Party it represents with respect to the issues falling within the jurisdiction of the applicable Committee. Each Party shall appoint at least [****] to each Working Group and shall have the right, but not the obligation, to appoint the same number of representatives to any Working Group as are appointed by the other Party to such Working Group. From time to time, each Party may substitute [****] or more of its representatives to any Committee or Working Group on written notice to the other Party, which notice may be given by e-mail sent to the other Party’s representatives on such Committee or Working Group. Each Committee will have [****] co-chairpersons, [****] designated by each Party and each co-chairperson shall be entitled to call meetings. From [****], each Party may change its representative who will serve as co-chairperson of any Committee on written notice to the other Party, which notice may be given by e-mail sent to the other Party’s co-chairperson of the applicable Committee.

2.5.2 Meetings and Minutes. Each Committee shall meet [****], or as otherwise agreed to by the Parties; provided that in the event there are no relevant issues for discussion by the applicable Committee in a given [****], the Parties may mutually agree to cancel the meeting scheduled for such [****]. The location of each Committee meeting shall alternate between locations designated by Licensor and locations designated by AbbVie (which, for clarity, may include videoconference), with the location of the first meeting of each Committee being designated by AbbVie. The co-chairpersons of each Committee shall be responsible for calling meetings on no less than [****] notice or such [****] duration as agreed between the Parties. Each Party shall make all proposals for agenda items and shall provide all appropriate Information with respect to such proposed items at least [****] in advance of the applicable meeting or such shorter duration as agreed between the Parties (which agreement shall not be unreasonably withheld, conditioned or delayed); provided that under exigent circumstances requiring input by a Committee, a Party may provide its agenda items to the other Party within a [****] period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting (which consent shall not be unreasonably withheld, conditioned or delayed). The co-chairpersons shall coordinate with the Alliance Managers to prepare and circulate an agenda in advance of each meeting and prepare and issue final minutes within [****] thereafter. Such minutes will not be finalized until the co-chairperson from each Party reviews and confirms in writing (e-mail to suffice) the accuracy of such minutes. The minutes of each meeting shall, among other things, record all matters acted upon and approved or disapproved by the Committee, and any matters the Committee failed to resolve.

2.5.3 Procedural Rules. Each Committee and Working Group shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of each Committee and Working Group shall exist whenever there is present at a meeting [****] appointed by each Party. Representatives of the Parties on a Committee or Working Group may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Each Committee and Working Group shall take action (a) by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance or (b) by a written resolution signed by [****] appointed by each Party. Alliance Managers and other employees of either Party that are not representatives of the Parties on a Committee or Working Group may attend meetings at the invitation of a representative on such Committee or Working Group; provided that such attendees (x) shall not vote or otherwise participate in the decision-making process of such Committee or Working Group, and (y) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 8; provided further that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and obtain written agreement of the other Party (e-mail to suffice), and such Party shall also ensure that such Third Party is bound by obligations of confidentiality and non-use equivalent to those set forth in Article 8.

2.5.4 Dispute Resolution. If a Working Group cannot, or does not, reach consensus on an issue at a meeting, then either Party may refer the dispute to the Committee that established such Working Group for resolution and a special meeting of such Committee may be called for such purpose. If a Committee (other than the JSC) cannot, or does not, reach consensus on an issue at a meeting, then either Party may refer the dispute to the JSC for resolution and a special meeting of the JSC may be called for such purpose. If the JSC cannot, or does not, reach consensus on an issue, including any dispute arising in another Committee or Working Group, then within [****] after such matter was brought to the JSC for resolution, the dispute shall first be referred to the Executive Officers, who shall confer [****] on the resolution of the issue. Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties and deemed a consensus of the JSC. If the Executive Officers are not able to agree on the resolution of any such issue within thirty [****] after such issue was first referred to them, then such dispute shall be resolved as follows: (a) Licensor shall have the right to finally and definitively resolve any JSC dispute regarding the portion of the Commercialization Plan addressing the pricing and market access strategy for the Licensed Products in the United States and (b) AbbVie shall have the right to finally and definitively resolve any other JSC disputes; provided that [****]. Notwithstanding the foregoing, any Committee dispute regarding whether or not to form a Working Group shall not be escalated and no such Working Group shall be formed without consensus of the applicable Committee. Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith that are outside of the jurisdiction of the JSC shall be resolved pursuant to Section 12.6.

2.5.5 Limitations on Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated to or vested in any Committee or Working Group unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

2.5.6 Alliance Manager. Within [****] after the Effective Date, each Party shall appoint (and notify (e-mail to be sufficient) the other Party of the identity of) an employee of the notice-providing Party who has the appropriate qualifications (including a general understanding of pharmaceutical Development and Commercialization issues) who shall oversee contact between the Parties for all matters between meetings of the Committees and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which person(s) may be replaced at any time by notice in writing to the other Party (each, an “Alliance Manager”). The Alliance Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.

2.6 Discontinuation of Committees and Working Groups. Each Committee and Working Group shall continue to exist until the Parties mutually agree to disband each such Committee or Working Group. Notwithstanding anything herein to the contrary, once a Committee or Working Group has been disbanded in accordance with this Agreement, such Committee or Working Group shall be terminated and shall have no further rights or obligations under this Agreement, and, unless otherwise agreed by the Parties, thereafter any requirement of Licensor to provide Information or other materials to such Committee or Working Group shall be deemed a requirement to provide such Information or other materials to AbbVie and AbbVie shall have the right to solely decide, without consultation with Licensor, all matters that are subject to the review or approval by such Committee or Working Group hereunder.

2.7 Interactions Between the Committees and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Nothing contained in this Article shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance obligation or other obligations hereunder, provided they are made, in a manner consistent with the terms and conditions of this Agreement.

2.8 Expenses. Each Party shall be responsible for all costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, any Committee or Working Group, which costs and expenses shall not be included in Allowable Expenses.

ARTICLE 3
GRANT OF RIGHTS

3.1 Grants to AbbVie. Subject to Section 3.4 and Section 3.5, Licensor (on behalf of itself and its Affiliates) hereby grants to AbbVie and its Affiliates:

3.1.1 a license (or sublicense), with the right to grant sublicenses in accordance with Section 3.4, under the Licensor Patents, the Licensor Know-How, the Scheduled Trademarks and Licensor’s interests in the Joint Patents and the Joint Know-How, to (a) Develop, Manufacture, Commercialize and otherwise Exploit the Licensed Compounds, Licensed Products and any Improvement with respect thereto, in all cases, in the Field in the Territory and (b) otherwise exercise AbbVie’s rights in accordance with Article 7, which license shall be (x) co-exclusive (with Licensor and its Affiliates) with respect to the Development, Manufacture, Commercialization and other Exploitation of the Licensed Compounds, Licensed Products and any Improvement with respect thereto in the Field for the United States and (y) otherwise exclusive (even as to Licensor and its Affiliates); and

3.1.2 at any time while [****] in the United States, a license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 3.4, under the Regulatory Approvals and the Regulatory Documentation Controlled by Licensor with respect to the United States to Develop, Manufacture, Commercialize and otherwise Exploit the Licensed Compounds, Licensed Products and any Improvement with respect thereto in the Field in the Territory, which license shall be (a) co-exclusive (with Licensor and its Affiliates) with respect to the Development, Manufacture, Commercialization and other Exploitation of the Licensed Compounds, Licensed Products and any Improvement with respect thereto in the Field for the United States and (b) otherwise exclusive (even as to Licensor and its Affiliates).

3.2 Grants to Licensor. Subject to Section 3.4 and Section 3.5, AbbVie (on behalf of itself and its Affiliates) hereby grants to Licensor and its Affiliates:

3.2.1 a co-exclusive, royalty-free, non-sublicensable license under the AbbVie Patents, the AbbVie Know-How, any AbbVie US Product Trademarks and AbbVie’s interests in the Joint Patents and the Joint Know-How to perform the activities allocated to Licensor under the Development Plan (if any) or the Commercialization Plan or to Manufacture any Licensed Compound or any Licensed Products to extent the Manufacturing Working Group approves Licensor as a [****] source of such Licensed Compound or Licensed Product; and

3.2.2 at any time while [****] in the U.S., a co-exclusive, royalty-free, non-sublicensable license and right of reference under the Regulatory Approvals and the Regulatory Documentation Controlled by AbbVie with respect to the U.S. to perform the activities allocated to Licensor under the Development Plan (if any) or the Commercialization Plan.

3.3 Co-Exclusive. For purposes of Section 3.1 and Section 3.2, “co-exclusive” means that Licensor and AbbVie shall collectively have all of the rights, and no Third Party shall have any rights, under the applicable intellectual property rights or Regulatory Documentation, as applicable, to perform the activities that are the subject of the applicable grant, and neither Party shall grant to any Third Party, without the prior written consent of the other Party, a license (or sublicense) or right of reference (or further right of reference) under such rights to conduct such activities, except as provided in Section 3.4.

3.4 Sublicenses. AbbVie shall have the right to grant sublicenses and further rights of reference, through multiple tiers, under the licenses and rights of reference granted in Section 3.1, to its Affiliates and other Persons; provided that any such sublicenses shall be consistent with the terms and conditions of this Agreement. Licensor shall not, and shall cause its Affiliates, not to grant any further licenses (or sublicenses) under the Licensor Know-How or

Licensor Patents or rights of reference (or further rights of reference) under the Regulatory Approvals and the Regulatory Documentation Controlled by Licensor.

3.5 Retention of Rights.

3.5.1 Except as expressly provided herein, Licensor grants no other right or license, including any rights or licenses to the Licensor Patents, the Licensor Know-How, Licensor’s interest in the Joint Patents or the Joint Know-How or any other Patent or intellectual property rights, not expressly granted herein. Notwithstanding any other provision of this Agreement, for the purposes of the license grants under Section 3.1 with respect to any Licensed Product that is a Combination Product, in no event is a license granted hereunder with respect to any intellectual property right that is specific to any active ingredients of a Combination Product that are not Licensed Compounds; provided that the foregoing exclusion does apply to any intellectual property right specific to such Combination Product (e.g., intellectual property regarding combining a Licensed Compound with a class of such other active ingredient).

3.5.2 Except as expressly provided herein, AbbVie grants no other right or license, including any rights or licenses to AbbVie Patents, the AbbVie Know-How, AbbVie’s interest in the Joint Patents and the Joint Know-How or any other Patent or intellectual property rights, not expressly granted herein.

3.6 Confirmatory Patent License. Licensor shall, if requested to do so by AbbVie, [****] enter into confirmatory license agreements in such form as may be [****] requested by AbbVie for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as AbbVie considers appropriate. Until the execution of any such confirmatory licenses, so far as may be legally possible, Licensor and AbbVie shall have the same rights in respect of the Licensor Patents and be under the same obligations to each other in all respects as if said confirmatory licenses had been executed.

3.7 Exclusivity.

3.7.1 Exclusivity. Licensor shall not, and shall cause its Affiliates not to, (a) directly or indirectly, clinically develop, commercialize or manufacture any Competing Product in any country or other jurisdiction in the Territory, or (b) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly, clinically develop, commercialize or manufacture any Competing Product in any country or other jurisdiction in the Territory, except, in each case ((a) and (b)), for the performance of activities allocated to Licensor under the Development Plan (if any) or the Commercialization Plan under and in accordance with this Agreement.

3.7.2 Exception for Change of Control.

(a) Subject to the remainder of this Section 3.7.2, if during the Term, Licensor is acquired by a Third Party through a Change of Control and such Third Party or any of its Affiliates prior to such Change of Control (collectively, the “Pre-Existing Entities”) is then engaged in activities that would otherwise constitute a breach of Licensor’s obligations under Section 3.7.1 (a “Competitive Program”), Licensor shall not be in violation of Section 3.7.1 if and for so long as Licensor complies with Section 12.2.2.

(b) If Licensor fails to comply with Section 12.2, including if at any time Licensor fails to establish, maintain or implement Firewall Procedures, then (i) if such failure was with respect to any AbbVie Know-How or Confidential Information of AbbVie that is related to the Commercialization of any Licensed Product, Licensor shall be deemed to be in material breach of this Agreement and AbbVie shall have the right to [****] terminate this Agreement pursuant to Section 11.2.1 or modify this Agreement pursuant to Section 11.5 without any further opportunity for Licensor to cure such material breach or (ii) with respect to any other such failure, Licensor shall be deemed to be in material breach of this Agreement unless it can demonstrate that such failure was not material, and if Licensor cannot demonstrate that such failure was not material, then AbbVie shall have the right to [****] terminate this Agreement pursuant to Section 11.2.1 or modify this Agreement pursuant to Section 11.5 without any further opportunity for Licensor to cure such material breach.

3.7.3 Exception for Acquired Programs.

(a) Subject to the remainder of this Section 3.7.3, if during the Term, Licensor or its Affiliate acquires a Third Party (by merger, sale, consolidation, reorganization, or other transaction) so that such Third Party becomes an Affiliate of Licensor, or Licensor or its Affiliate acquires all or substantially all of the assets of such Third Party (including any subsidiaries or divisions thereof), and as of [****], such Third Party has, or the acquired assets contain, a Competitive Program (an “Acquired Program”), Licensor shall not be in violation of Section 3.7.1 if Licensor: either (i) Divests its rights to such Acquired Program in accordance with Section 3.7.3(b) or (ii) contributes such Acquired Program to the collaboration under this Agreement on terms to be agreed to by the Parties; and in each case ((i) or (ii)), provides written notice to AbbVie within [****] after the closing of the acquisition of such Acquired Program and whether Licensor or its Affiliate, as applicable, is electing (i) or (ii); provided, further, that if neither Divestment pursuant to clause (i) nor contribution pursuant to clause (ii) is concluded within [****], then Licensor shall terminate such Acquired Program in accordance with Section 3.7.3(d).

(b) If Licensor elects to Divest its rights to an Acquired Program, then Licensor (and its Affiliates, if applicable) will Divest such Acquired Program within [****] following the closing of the applicable acquisition (provided that such period may be extended for up to [****] if Licensor and its Affiliates are using [****] reasonable efforts to Divest such Acquired Program); provided that for so long as Licensor or its Affiliates retain such Acquired Program the Acquired Program is segregated in accordance with Section 3.7.3(e).

(c) If Licensor elects to contribute such Acquired Program to the collaboration under this Agreement, then Licensor and AbbVie shall negotiate [****] the terms of such contribution for a period [****] or such other period as agreed by the Parties; provided that for so long as Licensor or its Affiliates retain such Acquired Program the Acquired Program is segregated in accordance with Section 3.7.3(e).

(d) If neither Divestment nor contribution of an Acquired Program is completed within [****] under Section 3.7.3(b) or Section 3.7.3(c), as applicable, then Licensor (and its Affiliates, if applicable) will cease activities under such Acquired Program as soon as [****] practicable after the end of such time period, giving due consideration to ethical concerns and requirements under Applicable Law; provided that for so long such Acquired Program is active, the Acquired Program is segregated in accordance with Section 3.7.3(e).

(e) During [****], contribution or termination of an Acquired Program pursuant to Section 3.7.3(b), 3.7.3(c) or Section 3.7.3(d) as applicable, Licensor may conduct such Acquired Program; provided that, promptly following the acquisition of the Acquired Program, Licensor establishes, maintains and implements the Firewall Procedures with respect to such Acquired Program.

(f) If Licensor fails to provide such notice as required within the period set forth in Section 3.7.3(a) or having provided such notice, fails to carry out the Divestiture, contribution or termination, as the case may be, within [****] under Section 3.7.3(b), Section 3.7.3(c) or Section 3.7.3(d), as applicable, then, unless the Parties agree otherwise, Licensor shall be deemed to be in material breach of this Agreement and AbbVie shall have the right to terminate this Agreement in accordance with Section 11.2.1 or modify this Agreement pursuant to Section 11.5.

3.7.4 Acknowledgement. Licensor acknowledges and agrees that (a) this Section 3.7 has been negotiated by the Parties, (b) the limitations on activities set forth in this Section 3.7 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Licensed Products and (c) AbbVie would not have entered into this Agreement without the protection afforded it by this Section 3.7. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 3.7 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration or space, the court is hereby requested and authorized by the Parties to revise this Section 3.7 to include the maximum restrictions allowable under Applicable Law.

3.7.5 Excluded Acquirer IP. Licensor shall cause each Acquirer to refrain from filing a claim or commencing a suit, action or proceeding based upon an assertion of infringement of any Excluded Acquirer IP against AbbVie or its Affiliates or its or their Sublicensees based upon AbbVie or its Affiliates or its or their Sublicensees exercising their rights or performing their obligations under this Agreement. For clarity, this Section 3.7.5 does not require Licensor to cause any Acquirer to refrain from filing a claim or commencing a suit, action or proceeding against AbbVie or its Affiliates or its or their Sublicensees that is not based upon such Person’s exercising its rights or performing its obligations under this Agreement. “Excluded Acquirer IP” means [****].

3.8 First Look.

3.8.1 With respect to each First Look Product, Licensor shall not, and shall cause its Affiliates not to, license, sell or otherwise grant or transfer, including by option, to any Third Party any rights to [****] such First Look Product in any First Look Field in any country without first complying with this Section 3.8. For clarity, this Section 3.8 does not restrict Licensor’s rights with respect to its [****] of First Look Products by itself or through any of its Affiliates or with respect to the license, sale or other grant or transfer, including by option, to any

Third Party of any rights to [****] any First Look Product outside each First Look Field in any country(ies) in the world.

3.8.2 With respect to each First Look Product in the [****] Field, Licensor shall update the JDC, in accordance with this Section 3.8.2, regarding the development of such First Look Product in the [****] Field, and any resulting data, (a) when such First Look Product in the [****] Field advances to a new development stage (specifically, in vitro studies, in vivo studies, toxicology studies, phase 1, phase 2, phase 2(b), phase 3, completion of a registration study or commercial stage) and (b) when there is otherwise a [****] event with respect to the development of such First Look Product in the [****] Field. Each such update and data shall be provided either (i) in writing prior to any meeting of the JDC occurring during [****] that such advancement or other material event occurs or (ii) at such meeting of the JDC; provided that if the JDC does not meet during [****] (or if such advancement or other material event occurs after the JDC meets during [****]), then Licensor shall provide such update and data to AbbVie in writing promptly after the end of [****].

3.8.3 With respect to each First Look Product, if Licensor’s, or any of its Affiliate’s, board of directors determines to pursue a First Look Product Transaction in a First Look Field in any country(ies), then, within [****] after such determination (and in any event prior to Licensor or any of its Affiliates engaging in any term sheet level discussions with, accepting any offer from, or entering into any agreement with any Third Party with respect to such a potential First Look Product Transaction or providing any confidential information to any Third Party in connection therewith), Licensor shall first provide AbbVie with a First Look Data Package, and with electronic access to all Information included or referenced therein, and wait until expiration of the First Look Period before pursuing such First Look Product Transaction.

3.8.4 Commencing upon AbbVie’s receipt of a First Look Data Package, AbbVie will have [****] period to review such First Look Data Package (the “First Look Period”) and determine whether AbbVie would like to enter into a First Look Product Transaction with Licensor or its Affiliate with respect to the applicable First Look Product in the applicable First Look Field and country(ies). Upon (but not earlier than) the expiration of the First Look Period for a First Look Product in a First Look Field and country(ies), Licensor shall be free to engage in discussions and negotiations with Third Parties for a First Look Product Transaction for such First Look Product in such First Look Field in such country(ies) with no further obligation to AbbVie under this Section 3.8 with respect to such First Look Product in such First Look Field in such country(ies). For clarity, AbbVie shall only have the rights specified under this Section 3.8 [****] per First Look Product for a First Look Field in each country.

3.9 AbbVie Competing Product ROFN.

3.9.1 AbbVie ROFN. With respect to each ROFN Product, Licensor shall not, and shall cause its Affiliates not to, license, sell or otherwise grant or transfer, including by option, to any Third Party any rights to [****] such ROFN Product in any country without first complying with this Section 3.9. For clarity, this Section 3.9 does not restrict Licensor’s rights with respect to its [****] of ROFN Products by itself or through any of its Affiliates or with respect to the license, sale or other grant or transfer, including by option, to any Third Party of any rights to [****] any ROFN Product outside the [****] Field in any country(ies) in the world.

3.9.2 Transaction Notice and Data Package. With respect to each ROFN Product, if Licensor or any of its Affiliates desire to license, sell or otherwise grant or transfer, including by option, to any Third Party any rights to [****] such ROFN Product in any country(ies) in the world (such transaction, a “ROFN Product Transaction”), then Licensor must provide written notice to AbbVie describing the scope of rights that are the subject of such proposed ROFN Product Transaction in reasonable detail (a “ROFN Product Transaction Notice”) prior to Licensor or any of its Affiliates [****], any Third Party with respect to such proposed ROFN Product Transaction or providing any confidential information to any Third Party in connection with any proposed ROFN Product Transaction (collectively, “ROFN Product Negotiations”) and provide AbbVie the applicable ROFN Product Data Package with respect to such ROFN Product and with electronic access to all Information included or referenced therein. For clarity, “ROFN Product Transaction” includes any transaction in which Licensor or any of its Affiliates desire to license, sell or otherwise grant or transfer, including by option, to any Third Party any rights to [****] a ROFN Product.

3.9.3 Additional Information. If AbbVie believes [****] that any of the Information required to be included in a ROFN Product Data Package is missing, then AbbVie shall have the right within [****] after receipt of such ROFN Product Data Package to request in writing that Licensor provide AbbVie any such missing Information, and, to the extent such Information is in Licensor’s possession and control ([****]), Licensor shall deliver a revised and complete ROFN Product Data Package within [****] after the receipt of such request from AbbVie. In addition, Licensor promptly shall make available to AbbVie such other Information relating to the applicable ROFN Product that is in the possession or control of Licensor or any of its Affiliates ([****]) as AbbVie may [****] request within [****] after receipt of the complete ROFN Product Data Package in order to make an [****] decision regarding whether to exercise its ROFN with respect to such ROFN Product.

3.9.4 Exercise. With respect to each ROFN Product, if AbbVie wishes to enter into exclusive negotiations with Licensor to obtain the rights that Licensor wishes to grant with respect to such ROFN Product in the applicable country(ies) and field (as described in the applicable ROFN Product Transaction Notice), AbbVie shall provide Licensor with notice thereof (a “ROFN Product Exercise Notice”) within [****] after the later of receipt of the applicable ROFN Product Transaction Notice and the ROFN Product Data Package Delivery Date for such ROFN Product (such [****] period, the “ROFN Product Exercise Period”). If AbbVie timely delivers a ROFN Product Exercise Notice within the applicable ROFN Product Exercise Period, the Parties will engage in [****] negotiations for a period of [****] after delivery of such ROFN Product Exercise Notice (an “Exclusive ROFN Product Negotiation Period”) in an attempt to agree upon a definitive agreement containing the terms and conditions pursuant to which AbbVie would receive a license, assignment, option or other grant or transfer of rights in and to, including any rights to further [****], such ROFN Product in the applicable country(ies).

3.9.5 No Exercise or No Agreement During Exclusive ROFN Product Negotiation Period. If AbbVie does not deliver a ROFN Product Exercise Notice during the applicable ROFN Product Exercise Period or provides written notice that it does not intend to provide a ROFN Product Exercise Notice or the Parties fail to reach mutual agreement during the Exclusive ROFN Product Negotiation Period on such definitive agreement, then, in each case, Licensor shall thereafter be free to engage in ROFN Product Negotiations with Third Parties for an agreement for such proposed ROFN Product Transaction (such agreement, a “ROFN Product Transaction Agreement”) and enter into ROFN Product Transaction Agreements with Third Parties with respect to such ROFN Product in the applicable country(ies); provided that (a) during the [****] after the end of the Exclusive ROFN Product Negotiation Period if applicable, Licensor shall not enter into a ROFN Product Transaction Agreement for such ROFN Product in the applicable country(ies) on terms and conditions that, taken as a whole, are less favorable to Licensor than the terms and conditions last proposed by Licensor to AbbVie, if any, during the applicable Exclusive ROFN Product Negotiation Period, (b) if Licensor or its Affiliate, as applicable, does not enter into a ROFN Product Transaction Agreement with respect to such ROFN Product within [****] after the end of the ROFN Product Exercise Period or the Exclusive ROFN Product Negotiation Period, as applicable, and later Licensor intends to engage in ROFN Product Negotiations or enter into a ROFN Product Transaction Agreement in the applicable country(ies), then Licensor must so notify AbbVie and comply again with all of the terms of this Section 3.9; provided that the time period in this subsection (b) shall be extended for up [****] for any ROFN Product Transaction Agreement and a Third Party that was in active negotiations at the end of such [****] period as demonstrated by [****] if such ROFN Product has not advanced to a new development stage, (c) if Licensor or its Affiliate, as applicable, intends to engage in ROFN Product Negotiations based on new data generated after the expiration of the ROFN Product Exercise Period or the Exclusive ROFN Product Negotiation Period, as applicable, that causes the classification of such ROFN Product to be advanced to a new development stage (specifically, in vitro studies, in vivo studies, toxicology studies, phase 1, phase 2, phase 2(b), phase 3, completion of a registration study or commercial stage), then Licensor must so notify AbbVie and comply again with all of the terms of this Section 3.9; and (d) Licensor shall not enter into a ROFN Product Transaction Agreement for rights (as distinguished from terms and conditions, which are addressed in subsection (a) above) with respect to such ROFN Product in the applicable country(ies) that are materially different than those set forth in the applicable ROFN Product Transaction Notice without again complying with this Section 3.9. With respect to each ROFN Product for which AbbVie delivered a ROFN Product Exercise Notice during the applicable ROFN Product Exercise Period and Licensor entered into a ROFN Product Transaction Agreement for such ROFN Product, Licensor shall provide to AbbVie a summary of the material financial terms of such ROFN Product Transaction Agreement promptly after execution thereof.

3.9.6 JDC Updates. Licensor shall update the JDC regarding the development of any ROFN Product, and any resulting data, at each JDC meeting; provided that if the JDC does not meet in any [****], then Licensor will provide a high-level written summary of the development of any ROFN Product, and any resulting data, to AbbVie promptly after the end of such [****].

ARTICLE 4
TRANSFER ACTIVITIES

4.1 Technology Transfer. Promptly after the Effective Date, Licensor shall (and shall cause its Affiliates to) cooperate with AbbVie (and its designees) and provide [****] assistance and technology transfers to AbbVie (and its designees) to enable AbbVie (and its designees) to Develop, Manufacture, Commercialize and otherwise Exploit the Licensed Compounds and Licensed Products in the Territory, including by (a) providing AbbVie (and its designees) [****] assistance with respect to Development (including regulatory) and

Manufacturing matters related to such Licensed Compounds and Licensed Products, and (b) providing AbbVie (and its designees) with [****] access by teleconference or in person (as requested by AbbVie) to Licensor personnel (and personnel of its Affiliates and Third Party subcontractors) involved in the Exploitation of Licensed Compounds or Licensed Products to assist AbbVie (and its designees) with Development (including regulatory) and Manufacturing matters and to answer questions related to such Licensed Compounds and Licensed Products. For clarity, Licensor shall retain access to all Licensor Know-How and Regulatory Documentation as necessary to Develop, Manufacture, Commercialize and otherwise Exploit the Licensed Products in accordance with this Agreement. Without limiting the foregoing:

4.1.1 Disclosure of Know-How and Regulatory Documentation. Licensor shall, and shall cause its Affiliates to, disclose or make available to AbbVie, to the extent not previously provided, in such form and format as AbbVie may reasonably request (including by providing copies thereof, which copies must be true, complete and correct), all data and Information in Licensor’s or any of its Affiliates’ possession and Control that constitutes Licensor Know-How, Joint Know-How or Regulatory Documentation or any other material Information that relates, directly or indirectly, to a Licensed Compound or Licensed Product or the Exploitation thereof (a) that is in existence as of the Effective Date, [****], but in no event more than [****], after the Effective Date or (b) that comes into existence after the Effective Date, promptly, but in no event more [****], after the earliest of the conception, discovery, development or other making of such Licensor Know-How, Joint Know-How, Regulatory Documentation or other Information. Without limiting the foregoing, Licensor shall, within [****] after the Effective Date, disclose or make available to AbbVie (x) (i) all non-clinical and clinical data for the Licensed Compounds and Licensed Products; provided that [****]. Licensor shall provide AbbVie with all [****] assistance required in order to transfer to AbbVie such Information and Regulatory Documentation required to be produced pursuant to this Section 4.1.1 in a [****] manner, and shall make available to AbbVie those of Licensor’s representatives as AbbVie may [****] request for purposes of transferring such Information and Regulatory Documentation to AbbVie or for purposes of AbbVie acquiring expertise on the practical application of such Licensor Know-How and Regulatory Documentation. For clarity, nothing in this Section 4.1.1 shall require assignment or other transfer of ownership of Licensor Know-How or Regulatory Documentation, and ownership and transfer of Regulatory Documentation shall be governed by Section 5.1.2(d).

4.1.2 Transfer of Manufacturing Processes. Without limiting Section 4.1.1, at the Manufacturing Working Group’s direction, Licensor shall, and shall cause its Affiliates and Third Party manufacturers to, (a) transfer to AbbVie or its designee all Licensor Know-How relating to the Manufacture of the Initial Licensed Product using the Initial Licensed Compound as of the time of such transfer (the “Drug Product Manufacturing Process”) and (b) transfer to AbbVie or its designee all Licensor Know-How relating to the current Manufacture of the Initial Licensed Compound as drug substance as of the time of such transfer (the “Drug Substance Manufacturing Process”) and provide such support as may be necessary or [****] useful to AbbVie or its designee to use and practice the Drug Product Manufacturing Process or the Drug Substance Manufacturing Process, as applicable, including by (x) causing all appropriate employees of Licensor and its Affiliates to, and [****] to cause the relevant Representatives (other than employees) or Third Party manufacturers of Licensor or its Affiliates, to meet with employees or representatives of AbbVie (or its designee) at the applicable manufacturing facility at mutually convenient times to (i) assist with the working up and use of the Drug Product Manufacturing

Process or the Drug Substance Manufacturing Process, as applicable, and with the training of the personnel of AbbVie (or its designee) to the extent necessary or reasonably useful to enable AbbVie (or its designee) to use and practice the Drug Product Manufacturing Process or the Drug Substance Manufacturing Process, as applicable, and (ii) support and execute the transfer of all applicable analytical methods and the validation thereof (including all applicable Licensor Know-How, methods, validation documents and other documentation, materials and sufficient supplies of all primary and other reference standards) and (y) making available documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, in each case, that are necessary or reasonably useful to enable AbbVie (or its designee) to use and practice the Drug Product Manufacturing Process or the Drug Substance Manufacturing Process, as applicable; provided that (A) if, notwithstanding Licensor’s use of [****] efforts or [****], as applicable, to provide all such Licensor Know-How related to the Drug Product Manufacturing Process or Drug Substance Manufacturing Process, if Licensor [****] fails to deliver to AbbVie any such Licensor Know-How but thereafter [****] delivers to AbbVie such Licensor Know-How upon its realization or receipt of AbbVie’s notification of such failure, such initial failure shall not be deemed a breach under this Agreement and (B) AbbVie shall not seek any remedies under this Agreement with regard to any such failure without first notifying Licensor. Licensor shall use [****] to complete the transfer of the Drug Product Manufacturing Process and Drug Substance Manufacturing Process as set forth in this Section 4.1.2 within [****] after the Manufacturing Working Group directs Licensor to undertake such transfer. For a period of [****] following completion of such transfer, Licensor and its Affiliates shall provide such assistance as AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) may [****] request to enable AbbVie or any of its Affiliates or Third Party supplier(s) to use and practice the applicable Drug Product Manufacturing Process or Drug Substance Manufacturing Process. Licensor shall provide up to [****] FTE hours of consultation and assistance with qualified personnel in connection with the technology transfer activities set forth in this Section 4.1.2 at [****] cost to AbbVie (including with respect to any related [****] Costs), and during the period that Licensor provides such FTE hours at [****] cost to AbbVie, AbbVie shall bear its own internal and [****] Costs in connection with such technology transfer activities. Licensor shall [****] notify AbbVie in writing after Licensor has provided [****] FTE hours of consultation and assistance in connection with the technology transfer activities set forth in this Section 4.1.2, and thereafter the [****] Costs and [****] Costs of each Party for such technology transfer activities shall be deemed to be included in Other Shared Expenses.

4.1.3 Transfer of Existing Agreements. To perform the Manufacturing activities specified in Section 5.4, upon AbbVie’s request, with respect to each Existing Agreement, Licensor shall (a) subject to any necessary consent(s) from any Third Party, assign to AbbVie such Existing Agreement (including any Existing Agreement with any Third Party manufacturer), (b) use [****] to facilitate, cooperate with and assist AbbVie in entering into its own agreement with the applicable Third Party counterparty or (c) terminate such Existing Agreement to the extent related to the Licensed Compounds and Licensed Products; provided that to the extent that the assignment by Licensor of any Existing Agreement pursuant to this Section 4.1.3 requires the separation of such agreement into an agreement that is retained by Licensor or such Affiliate and an agreement that is assignable to (or entered into by) AbbVie, the Parties will [****] cooperate to negotiate such separation as soon as practicable; provided that neither AbbVie nor any of its Affiliates shall be required to make any payments or agree to any [****] undertakings in connection therewith that are specific to activities prior to the separation, and until such separation is executed, the Parties will [****] cooperate to provide to AbbVie the benefits under such agreement to the extent applicable to the rights granted to AbbVie under this Agreement; provided, further, that if any such Existing Agreement is required for Licensor to perform its obligations under this Agreement, (x) if AbbVie requests termination of such Existing Agreement in accordance with clause (c), Licensor shall not be obligated to terminate such Existing Agreement unless and until [****] and (y) if such Existing Agreement is assigned to AbbVie, the Parties will [****] cooperate to provide to Licensor the benefits under such agreement to the extent required for Licensor to perform such obligations.

ARTICLE 5
REGULATORY, DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURING ACTIVITIES

5.1 Regulatory.

5.1.1 Ownership of Regulatory Documentation. With respect to each country in the Territory, all Regulatory Documentation relating to the Licensed Compounds or Licensed Products in such country shall be owned by, and held in the name of, the MA Holder for such country or its designee.

5.1.2 United States. The provisions of this Section 5.1.2 shall apply with respect to regulatory activities for the Licensed Compounds and Licensed Products in the United States:

(a) The MA Holder for the United States shall have the sole right to prepare, obtain and maintain all Regulatory Documentation (including all INDs, Drug Approval Applications and Regulatory Approvals) and to prepare other submissions to, and conduct communications with, FDA, in each case, for the Licensed Compounds and Licensed Products in the United States in accordance with this Section 5.1.2; provided that [****]. The MA Holder for the United States shall use [****] to obtain and maintain Regulatory Approval of the Initial Licensed Product in the United States; provided that, [****].

(b) The MA Holder for the United States shall (i) provide the Non-MA Holder Party for the United States with an opportunity to review and comment on all material regulatory filings (including INDs and any amendments and supplements thereto) to, and material communications with, FDA and (ii) provide access to interim drafts of such filings and communications to the Non-MA Holder Party for the United States via the access methods (such as secure databases) mutually agreed by the Parties, and the Non-MA Holder Party for the United States shall provide its comments on the final drafts of such filings or communications within [****] (or [****] for Drug Approval Applications), or such other period of time mutually agreed to by the Parties. If FDA establishes a response deadline for any such filings or material communications shorter than such [****] period, the Parties shall work cooperatively to ensure that the Non-MA Holder Party for the United States has a [****] opportunity for review and comment within such deadlines. The MA Holder shall, and shall cause its Affiliates and Sublicensees to, consider [****] any timely comments of the Non-MA Holder Party.

(c) (i) The MA Holder shall provide the Non-MA Holder Party with prior written notice of any scheduled meeting, conference, inspection or discussion (including any advisory committee meeting) with the FDA relating to a Licensed Compound or Licensed Product, [****] after the MA Holder first receives notice of the scheduling of such meeting, conference or discussion; (ii) the Non-MA Holder Party shall have the right to have [****] of its employees attend and observe all such meetings, conferences, inspections and discussions to the extent related to a Licensed Compound or Licensed Product; (iii) the MA Holder will include the Non-MA Holder Party, to the extent practical, in any [****] meetings, conferences, inspections and discussions with the FDA concerning any pending IND, Drug Approval Application or any [****] regulatory matters relating to a Licensed Compound or Licensed Product in the United States; (iv) the Non-MA Holder Party shall attend and observe any meetings, conferences, inspections and discussions with the FDA as may be [****] requested by the MA Holder; and (v) the MA Holder for the United States shall provide the Non-MA Holder Party with copies of the minutes or summaries of all such meetings, conferences and discussions with the FDA to the extent provided by or to the FDA.

(d) United States – NDA Transfer Date. If and when the JDC decides that the MA Holder for the United States changes from one Party (the “Current MA Holder”) to the other Party (the “New MA Holder”), then the Current MA Holder shall transfer all Regulatory Documentation in the United States owned by and held in the name of Current MA Holder to the New MA Holder, so that, as between the Parties, as of the NDA Transfer Date, the New MA Holder or its designee will be the owner and holder of all Regulatory Documentation in the United States. The Current MA Holder shall, at its sole cost and expense, provide all assistance to the New MA Holder to effectuate such transfer, including executing and delivering to the New MA Holder all necessary documents as may be reasonably requested by the New MA Holder for the United States in connection with such transfers.

5.1.3 OUS-Territory. The provisions of this Section 5.1.3 shall apply with respect to regulatory activities for the Licensed Compounds and Licensed Products in the OUS Territory:

(a) With respect to each country in the OUS Territory, the MA Holder for such country shall have the sole right to prepare, obtain and maintain all Regulatory Documentation (including all INDs, Drug Approval Applications and Regulatory Approvals) and to prepare other submissions to, and conduct communications with, all Regulatory Authorities, in each case, for the Licensed Compounds and Licensed Products in such country. The Non-MA Holder Party shall support the MA Holder, as may be [****] requested by the MA Holder, in obtaining and maintaining Regulatory Approvals for the Licensed Products in such country and supporting activities, including providing all documents or other materials as may be necessary or reasonably useful for the MA Holder to obtain and maintain Regulatory Approvals for the Licensed Products in such country and attending meetings with Regulatory Authorities with respect thereto in such country.

(b) With respect to each Designated Country, (i) the MA Holder for such Designated Country shall provide the Non-MA Holder Party for such Designated Country with an opportunity to review and comment on all [****] regulatory filings (including INDs and any amendments and supplements thereto) to, and [****] communications with, Regulatory

Authorities in such Designated Country and (ii) the MA Holder for such country shall provide access to interim drafts of such filings and communications to the Non-MA Holder Party for such country via the access methods (such as secure databases) mutually agreed by the Parties, and the Non-MA Holder Party for such Designated Country shall provide its comments on the final drafts of such filings or communications [****] (or [****] for Drug Approval Applications), or such other longer period of time mutually agreed to by the Parties. If any Regulatory Authority establishes a response deadline for any such filings or material communications shorter than such [****] period, the Parties shall work cooperatively to ensure that the Non-MA Holder Party for the applicable Designated Country has a [****] opportunity for review and comment within such deadlines. With respect to each Designated Country, the MA Holder shall, and shall cause its Affiliates and Sublicensees to, consider [****] any timely comments of the Non-MA Holder Party for such country.

(c) With respect to each Designated Country, (i) the MA Holder for such Designated Country shall provide the Non-MA Holder Party for such Designated Country with prior written notice, to the extent the MA Holder for such Designated Country has sufficient advance notice, of any scheduled meeting, conference, or discussion (including any advisory committee meeting) with any Regulatory Authority in such Designated Country relating to a Licensed Compound or Licensed Product, within [****] after the MA Holder for such Designated Country first receives notice of the scheduling of such meeting, conference or discussion (or, if such meeting, conference or discussion will take place within [****] after it receives such notice, as soon as [****] practicable after the MA Holder for such Designated Country receives notice of the scheduling of such meeting, conference or discussion); (ii) the Non-MA Holder Party for such country shall have the right to have [****] of its employees attend as an observer all such meetings, conferences, and discussions to the extent related to a Licensed Compound or Licensed Product; (iii) the MA Holder for such Designated Country will include the Non-MA Holder Party for such Designated Country, to the extent practical, in any [****] meetings, conferences, and discussions with any Regulatory Authority in such country concerning any pending IND, Drug Approval Application or any [****] regulatory matters relating to a Licensed Compound or Licensed Product in such Designated Country; (iv) the Non-MA Holder Party shall attend and observe any meetings, conferences, and discussions with the FDA as may be [****] requested by the MA Holder; and (v) the MA Holder for such Designated Country shall provide the Non-MA Holder Party for such country with copies of the minutes or summaries of all such meetings, conferences, and discussions with any Regulatory Authority in such Designated Country to the extent provided by or to such Regulatory Authorities.

5.1.4 Recalls, Suspensions or Withdrawals.

(a) With respect to the United States, (i) the MA Holder for the United States shall use [****] efforts to notify the Non-MA Holder Party for the United States promptly (but in no event later than [****]) following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the United States, and shall include in such notice the reasoning behind such determination, and any supporting facts; and (ii) the MA Holder for the United States shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in United States; provided that prior to any implementation of such recall, market suspension or market withdrawal, the MA Holder for the United States shall, to the extent practicable, consult with the Non-MA Holder Party for the United States and shall consider the Non-MA Holder Party’s comments [****]. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the United States, the MA Holder shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.1.4(a), the MA Holder shall be solely responsible for the execution thereof, and the Non-MA Holder Party shall [****] cooperate in all such efforts. Without limiting Article 10, (x) if and to the extent that a recall, market suspension or market withdrawal resulted from a Party’s or any of its Affiliate’s material breach of its obligations hereunder, or from such Party’s or any of its Affiliate’s gross negligence or willful misconduct, such Party shall be responsible for the costs and expenses of such recall, market suspension or market withdrawal incurred by or on behalf of either Party and (y) except as set forth in the foregoing clause (x), [****].

(b) With respect to each country in the OUS Territory, the MA Holder for such country shall have the right to make the final determination whether to voluntarily implement any recall, market suspension or market withdrawal of a Licensed Product in such country. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.1.4(b), the MA Holder shall be solely responsible for the execution thereof, and the Non-MA Holder Party shall [****] cooperate in all such efforts. Without limiting Article 10, (i) if and to the extent that a recall, market suspension or market withdrawal resulted from a Party’s or any of its Affiliate’s material breach of its obligations hereunder, or from such Party’s or any of its Affiliate’s gross negligence or willful misconduct, such Party shall be responsible for the costs and expenses of such recall, market suspension or market withdrawal incurred by or on behalf of either Party and (ii) except as set forth in the foregoing clause (i), [****].

5.1.5 Global Safety Database and Pharmacovigilance Agreement. The JDC shall appoint one (1) Party to hold and maintain the global safety database for the Licensed Products. If and when the JDC determines that the other Party shall be responsible for all or part of the global safety database, the Party that is holding and maintaining the global safety database for the Licensed Products shall promptly transfer such global safety database to the other Party. Upon a mutually agreed timeframe after receipt of Regulatory Approval for the Initial Licensed Product in the United States, the Parties shall enter into a safety reporting agreement pursuant to which one Party will provide the other Party the information necessary for such other Party to comply with its pharmacovigilance responsibilities in the Territory with respect to the Licensed Products, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States), in each case, in the form [****] requested by such Party. [****].

5.2 Development.

5.2.1 Generally. The Parties acknowledge and agree that there are no clinical studies or other Development activities with respect to the Licensed Compounds or Licensed Products (other than the activities set forth on Schedule 5.2.1) ongoing as of the Effective Date.

5.2.2 United States.

(a) Development Plan. There is no Development Plan in effect as of the Effective Date. If at any time after the Effective Date, either Party desires to initiate any clinical studies or other Development activities (other than the preparation and submission of Drug Approval Applications and regulatory affairs with respect to the foregoing) with respect to the Licensed Compounds or Licensed Products that is intended, in whole or in part, to support or maintain Regulatory Approval in the United States, then such Party, through its representatives on the JDC may propose an initial Development Plan. If the JDC approves the Development Plan, then thereafter, each Party, through its representatives on the JDC, may propose amendments to the Development Plan. Neither Party shall perform any clinical studies or other Development activities (other than the preparation and submission of Drug Approval Applications and regulatory affairs with respect to the foregoing) with respect to the Licensed Compounds and Licensed Products useful to support or maintain Regulatory Approval in the United States that are not set forth in the Development Plan.

(b) Diligence. Each Party shall use [****] to perform the activities allocated to it under the Development Plan.

5.2.3 OUS Territory. As between the Parties, AbbVie shall have the sole right, at its sole cost and expense, to perform all Development activities with respect to the Licensed Compounds and Licensed Products that are solely and specifically intended to support or maintain Regulatory Approval in [****] countries in the OUS Territory and, for clarity, such Development shall not be included in the Development Plan.

5.2.4 Compliance. Each Party shall perform, and cause to be performed, any and all Development activities for which such Party is responsible pursuant to the Development Plan in good scientific manner and in compliance with all Applicable Law.

5.2.5 Records. Each of AbbVie and Licensor shall, and shall cause its Affiliates and any Third Party subcontractor to, maintain complete, current and accurate records of all Development activities performed by or on behalf of such Party, and all data and other Information resulting from such Development activities, which records shall (a) be in [****] detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, (b) [****] reflect all work done and results achieved in the performance of such Development activities and (c) record only such Development activities and not include or be commingled with records of activities that are not conducted under this Agreement. AbbVie or Licensor, as the case may be, shall retain, or cause to the retained, such records for at least [****] after the expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law. Each Party shall have the right, during [****] and upon reasonable notice, to inspect and copy all records of the other Party maintained at such other Party’s place of business pursuant to this Section 5.2.5. The inspecting Party shall maintain such records and the Information disclosed therein in confidence in accordance with Article 8.

5.2.6 Reports. The JDC shall determine what reports shall be generated in respect of Development activities, including the content and timing thereof. Each Party shall [****] share all such reports with the JDC.

5.3 Commercialization.

5.3.1 United States.

(a) Commercialization Plan. The Parties shall conduct the Commercialization of the Licensed Products for the United States pursuant to the Commercialization Plan. [****] after the Effective Date, the JCC shall develop and approve the initial Commercialization Plan for the Initial Licensed Product in the United States. The JCC shall review the Commercialization Plan at least [****], and shall make updates and amendments thereto with respect to the Commercialization of the Licensed Products for the United States. The Parties acknowledge and agree that the Initial Licensed Product has only been Developed for the United States. If the JSC determines to Develop and seek Regulatory Approval for another Licensed Product in the United States, then the JCC shall prepare a Commercialization Plan for such Licensed Product by and when directed by the JSC. Neither Party shall perform any Commercialization activities with respect to the Licensed Products for the United States that are not allocated to such Party in the Commercialization Plan.

(b) Diligence. Upon receipt of Regulatory Approval for a Licensed Product in the U.S., each Party shall use [****] to perform the activities allocated to it under the Commercialization Plan.

(c) Commercialization Responsibilities. Licensor shall have the right to expand the scope of its Commercialization activities to perform up to [****] of the aggregate Commercialization activities [****] with respect to the Licensed Products in the United States by providing [****] written notice of such election (a “Commercialization Expansion Notice”), which notice must specify the percentage of such aggregate Commercialization activities that Licensor elects to perform (such percentage, the “Licensor Commercialization Percentage”). Thereafter, [****] shall amend the Commercialization Plan to include Licensor’s performance of such activities consistent with Section 2.5.4. For clarity, prior to delivering the Commercialization Expansion Notice [****], Licensor may perform Commercialization activities with respect to the United States to the extent allocated to Licensor in the Commercialization Plan [****].

5.3.2 OUS Territory. As between the Parties, AbbVie shall have the sole right, at its sole cost and expense, to perform all Commercialization activities that are solely and specifically performed with respect to [****] countries in the OUS Territory and, for clarity, such Commercialization shall not be included in the Commercialization Plan.

5.3.3 Booking of Sales; Distribution. AbbVie (or its designee(s)) shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and to perform or cause to be performed [****] services; provided that all such activities, including [****], must be consistent with the pricing and market access strategy for the Licensed Products set forth in the Commercialization Plan. AbbVie shall be responsible for [****] with respect to the Licensed Products in the Territory.

5.3.4 Compliance. Each Party shall perform, and cause to be performed, any and all Commercialization activities for which such Party is responsible in compliance in all [****] respects with all Applicable Law.

5.3.5 Reports.

(a) United States. The JCC shall determine what reports shall be generated in respect of Commercialization activities set forth in the Commercialization Plan, including the content and timing thereof. Each Party shall [****] share all such reports with the JCC.

(b) OUS Territory. Until the [****] of the First Commercial Sale of a Licensed Product in the OUS Territory, within [****] following [****] of each [****], AbbVie shall provide to Licensor a high-level report on the status of the Commercialization with respect to the Licensed Compounds and Licensed Products in the [****] period ending [****] or [****], as applicable.

5.4 Manufacturing and Supply. AbbVie shall be responsible for the Manufacture of Licensed Compounds and Licensed Products for Development and Commercialization hereunder, subject to any [****] supply arrangements approved by the Manufacturing Working Group, which may include establishing a [****] source of Licensed Compounds or Licensed Products, which [****] source may be a Party or a Third Party.

5.5 Subcontracting. AbbVie shall have the right to subcontract any of its Development, Manufacturing, Commercialization or other Exploitation activities to a Third Party. Except as set forth in the Development Plan or Commercialization Plan, as applicable, Licensor shall not subcontract any of its Development, Manufacturing or Commercialization activities to a Third Party that is not an Approved Subcontractor for the applicable activities. Each Party shall (a) be responsible for the acts and omissions of its subcontractors and (b) ensure that its Third Party subcontractors comply with the applicable terms and conditions of this Agreement, including Article 8.

ARTICLE 6
PAYMENTS AND RECORDS

6.1 Upfront Payment. In partial consideration of the rights granted by Licensor to AbbVie hereunder and subject to the terms and conditions set forth in this Agreement, no later than [****] following the Effective Date, AbbVie shall pay Licensor a non-refundable, non-creditable upfront payment equal to One Hundred Million Dollars ($100,000,000) less any amounts paid by AbbVie to Licensor pursuant to the Option Agreement.

6.2 Milestones. In partial consideration of the rights granted by Licensor to AbbVie hereunder and subject to the terms and conditions of this Agreement (including Section 11.7), AbbVie shall pay to Licensor a non-refundable, non-creditable one-time milestone payment within [****] after the first achievement of the applicable milestone event with respect to a Licensed Product by or on behalf of AbbVie or its Affiliates or its or their Sublicensees, as follows:

Milestone Event	Milestone Payment
First receipt of Regulatory Approval for a Licensed Product in the U.S. for the treatment of the signs and symptoms of dry eye disease	One Hundred Million Dollars ($100,000,000)

[****] of the aggregate of commercial insurance patients and Medicare patients have access to the Initial Licensed Product that is covered by commercial insurance or Medicare, as applicable, as determined pursuant to the formulary data provided by Managed Markets Insights and Technology

[****]

Net Sales of all Licensed Products made by AbbVie or any of its Affiliates or its or their Sublicensees during any [****] ending on the last day of [****] period [****] following receipt of the first Regulatory Approval for a Licensed Product in the U.S. exceed [****]

[****]

Each milestone payment in this Section 6.2 shall be payable only upon the first achievement of such milestone event and no amounts shall be due for subsequent or repeated achievements of such milestone event, whether for the same or a different Licensed Product or for the same or a different indication. The maximum aggregate amount payable by AbbVie for all Licensed Products pursuant to this Section 6.2 is Three Hundred Million Dollars ($300,000,000).

6.3 Profit or Loss in the United States. The terms and conditions of this Section 6.3 shall govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to the Licensed Products in the United States.

6.3.1 In General. Subject to Section 6.3.2 and Section 6.7, (a) Licensor shall receive forty percent (40%) of all Net Profits and bear forty percent (40%) of all Net Losses, as applicable, with respect to the Licensed Products in the United States, and (b) AbbVie shall receive sixty percent (60%) of all Net Profits and bear sixty percent (60%) of all Net Losses, as applicable, with respect to the Licensed Products in the United States. For clarity, Net Sales and Allowable Expenses that relate to the Exploitation of the Licensed Product during the Term but that are incurred after the Term shall continue to be shared by the Parties as provided in this Section 6.3.1.

6.3.2 Overruns. If the Development Expenses or Commercialization Expenses incurred by a Party for [****] exceed the aggregate amounts budgeted for such Party in the applicable Development Plan or Commercialization Plan, as applicable, for such [****] (and taking into account any amendments to such Development Plan or Commercialization Plan, as applicable, that may be approved during such [****]) by more than [****], such excess Development Expenses or Commercialization Expenses, as applicable (each, an “Overrun”) shall be borne by the Party incurring the applicable Development Expenses or Commercialization Expenses, as applicable (for purposes of this Section 6.3.2, the “Responsible Party”) and shall be excluded from “Development Expenses” or “Commercialization Expenses”, as applicable, hereunder; provided that [****] shared by the Parties pursuant to Section 6.3.1.

6.4 Calculation and Payment of Net Profit or Net Loss Share.

6.4.1 Reports and Payments in General. Within [****] after the end of each [****], (i) AbbVie shall provide Licensor with a flash report setting forth AbbVie’s [****] estimate of (A) the Net Sales of Licensed Products in the United States for such [****] and (B) the gross profits or losses in the United States for such [****] and (ii) each Party shall provide the other Party with a flash report setting forth such Party’s [****] estimate of the Allowable Expenses incurred by such Party for Licensed Products for such [****]. Within [****] after the end of each [****], (x) AbbVie shall report to Licensor the Net Sales of Licensed Products in the United States for such [****] and (y) each Party shall report to the other Party Allowable Expenses incurred by such Party for Licensed Products for such [****], in each case, in a manner sufficient to enable the other Party to calculate Net Profits or Net Losses for such [****]. Such report shall specify in [****] detail all expenses included in Allowable Expenses, and, if requested by a receiving Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [****] (or such other amount approved by the JSC) shall be promptly provided. Within [****]s after the end of each [****] (or for the last [****] in a [****], [****] after the end of such [****]), the Parties shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is a Net Profit or Net Loss and payments shall be made as set forth in subsections (a) and (b) below, as applicable.

(a) If there is a Net Profit for such [****], then, no later than [****] after the end of such [****], AbbVie shall make a reconciling payment to Licensor to ensure that Licensor receives an amount equal to its percentage of the Net Profit set forth in Section 6.3.1 for such [****] (taking into account any Allowable Expenses incurred by Licensor in such [****]); or

(b) If there is a Net Loss for such [****], then, subject to Section 6.4.1(c), no later than [****] after the end of such [****], the Party that has borne less than its share of the Net Loss in such [****] (taking into account Net Sales of Licensed Products made by or on behalf of AbbVie in such [****]) shall make a reconciling payment to the other Party to ensure that each Party bears its respective percentage of such Net Loss as set forth in Section 6.3.1 during such [****].

(c) If, Licensor’s share of aggregate Net Losses for any Calendar Year exceeds [****] (the “Annual Net Loss Threshold”), then Licensor shall have the option to defer paying its share of Net Losses for such [****] that exceed the Annual Net Loss Threshold (such right, a “Deferral Option” and such Net Losses, “Deferred Net Losses”). Licensor may exercise its Deferral Option with respect to any [****] by providing written notice of such exercise (a “Deferral Notice”) during the [****] period commencing upon the reconciliation of all Net Sales and Allowable Expenses in which Licensor’s share of Net Losses for such [****] would exceed the Annual Net Loss Threshold. With respect to each [****] for which Licensor timely provides a Deferral Notice, (i) Licensor shall not be obligated to make any reconciling payment pursuant to Section 6.4.1(b) with respect the Deferred Net Losses for such [****] and (ii) AbbVie shall have the right to offset an amount equal to such Deferred Net Losses plus interest accruing from the date of the Deferral Notice in accordance with Section 6.10 from amounts otherwise payable to Licensor under this Agreement.

6.4.2 Last [****]. No separate payment shall be made for Net Profits or Net Losses for the last [****] in any [****]. Instead, at the end of each such [****], a final reconciliation shall be conducted by comparing the share of Net Profit or Net Loss to which a Party is otherwise entitled for such [****] pursuant to Section 6.3 against the sum of all amounts (if any) previously paid or retained by such Party for prior [****] during such [****], and the Parties shall make reconciling payments to one another no later than [****] after the end of such [****], if and as necessary to ensure that each Party receives for such [****] its share of Net Profits or bears its share of Net Losses in accordance with Section 6.3.

6.4.3 [****] Records and Calculations. Except for the [****] hours of consultation and assistance with qualified personnel in connection with the technology transfer activities set forth in Section 4.1.2 to be provided by Licensor at [****] cost to AbbVie, neither Party shall be required to record the actual [****] hours worked and all [****] Costs shall be charged for the applicable [****] at the budgeted amount. Licensor shall maintain records of the [****] hours of consultation and assistance with qualified personnel in connection with the technology transfer activities set forth in Section 4.1.2 provided at [****] cost to AbbVie in the same manner as used for other products developed by Licensor.

6.4.4 Adjustment of [****] Rates. The [****] Rates applicable to activities undertaken by either Party are subject to adjustments effective on [****] of each [****], with the first such [****] adjustment to be made as of [****] based on the total percentage change in the all [****] cost index for total compensation for [****] published by the United States Department of Labor, Bureau of Labor Statistics (as reported on the Bureau of Labor Statistics website) over the [****] ending on the last [****] of the [****] of the immediately preceding [****], or as otherwise agreed to by the Parties.

6.5 Royalties in the OUS Territory.

6.5.1 Royalty Rate. As further consideration for the rights granted to AbbVie hereunder, subject to Section 6.5.2, Section 6.5.3 and Section 6.5.5, commencing upon the First Commercial Sale of a Licensed Product in the OUS Territory, AbbVie shall pay to Licensor a tiered royalty equal to the percentages of annual Net Sales on a Licensed Product-by-Licensed Product basis in the OUS Territory, as set forth below, calculated by multiplying the applicable royalty rate percentage by the corresponding portion of aggregate annual Net Sales for such Licensed Product in such [****]. For clarity, the royalty rates set forth below are intended to be tiered and incremental, and the higher incremental rate will only apply to that portion of the Net Sales of royalty-bearing Licensed Products that fall within the indicated range of sales. Notwithstanding the royalty rates set forth below, all royalties payable pursuant to this Section 6.5.1 are subject to reduction and offset, as further described in Section 6.5.3, Section 6.5.5 or as expressly stated elsewhere in this Agreement.

	Increments of Aggregate Annual Net Sales of each Licensed Product in the OUS Territory in a Calendar Year	Royalty Rate
(1)	Portion of Net Sales during [****] of such Licensed Product in the OUS Territory up to and including [****]	[****]
(2)	Portion of Net Sales during [****] of such Licensed Product in the OUS Territory greater than [****] and up to and including [****]	[****]
(3)	Portion of Net Sales during [****] of such Licensed Product in the OUS Territory greater than [****]	[****]

6.5.2 Royalty Term. AbbVie shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country in the OUS Territory after the Royalty Term for such Licensed Product in such country has expired. With respect to each Licensed Product in each country in the OUS Territory, from and after [****] of the Royalty Term for such Licensed Product in such country, (a) the grants in Section 3.1 shall become unrestricted, fully-paid, royalty-free, perpetual and irrevocable with respect to such Licensed Product in such country and (b) Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the royalties in this Section 6.5.

6.5.3 Royalty Reductions. Notwithstanding Section 6.5.1 but subject to Section 6.6:

(a) in the event that, and in such case from and after the first [****] during which, a Licensed Product is Commercialized in a country in the OUS Territory and is not claimed by a Valid Claim of [****] in such country or other jurisdiction, then the royalty rate set forth in Section 6.5.1 with respect to such Licensed Product shall be reduced by [****] in such country;

(b) in the event that, and in such case from and after the first [****] during which Net Sales for a Licensed Product in a country are at least [****] less than the Net Sales for such Licensed Product in such country during the [****] preceding the [****] during which a Generic Product for such Licensed Product is first sold in such country, the royalty rate set forth in Section 6.5.1 with respect to such Licensed Product shall be reduced by [****] in such country; and

(c) if a court or a governmental agency of competent jurisdiction requires AbbVie or any of its Affiliates or its or their Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Licensed Product in a country in the OUS Territory, then the royalty rate set forth in Section 6.5.1 with respect to such Licensed Product shall be reduced by [****] in such country.

6.5.4 Royalty Payments and Reports. Following the First Commercial Sale of any Licensed Product in the OUS Territory, AbbVie shall calculate all amounts payable to Licensor pursuant to Section 6.5 at the end of each [****], which amounts shall be converted to

Dollars, in accordance with Section 6.7. AbbVie shall provide Licensor with an estimate of royalty amounts that will be due for a [****] within [****] after the end of such [****]. AbbVie shall pay to Licensor the royalty amounts due with respect to a given [****] within [****] after the end of such [****]. Each payment of royalties due to Licensor shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in the OUS Territory during the applicable [****] and a calculation of the amount of royalty payment due on such Net Sales for such [****].

6.5.5 Offset for Third Party Payments.

(a) AbbVie shall be entitled to deduct from any royalties payable under Section 6.5.1 (as may be adjusted pursuant to Section 6.5.3), [****] of all Third Party Payments to the extent [****] identifiable or [****] allocable to the Exploitation of a Licensed Product for the OUS Territory.

(b) Notwithstanding the foregoing, AbbVie shall be entitled to deduct from any royalties payable under Section 6.5.1 (as may be adjusted pursuant to Section 6.5.3), [****] of all Third Party Payments that are attributable to (i) a [****] or (ii) Licensor’s [****] breach of its representations and warranties hereunder.

(c) AbbVie shall keep Licensor [****] informed regarding the negotiations of the agreement pursuant to which AbbVie would owe such Third Party Payments and any amounts offset by AbbVie pursuant to this Section 6.5.5 shall be considered in any calculation of damages with respect to applicable material breach by Licensor of its representations and warranties hereunder.

6.5.6 Aggregate Limitation on Reductions and Offsets. Notwithstanding Section 6.5.3 and Section 6.5.5, in no event will the combined effect of all reductions or offsets to the royalties payable to Licensor under Sections 6.5.3 and 6.5.5 combined reduce the royalty payable by AbbVie to Licensor under this Section 6.5 for any Licensed Product in any country during a [****] to less than [****] of the amount that would otherwise be due under Section 6.5.1, but for such reductions or offsets; provided, that the foregoing limitation does not apply to any reduction under Section 6.5.5 for Third Party Payments that are attributable to (a) [****] or (b) Licensor’s [****] breach of its representations and warranties hereunder. Offsets or reductions not exhausted in any [****] may be carried into future [****], subject to the foregoing limitation.

6.6 Mechanics of Adjustments. Any adjustments pursuant to Section 6.5.3 shall apply only to the relevant Licensed Product in the relevant country in the OUS Territory and shall be allocated [****] across each of the royalty tiers in the relevant [****].

6.7 Mode of Payment; Offsets. All payments to a Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as such Party may from time to time designate by notice to the other Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), each Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or its or their Sublicensee’s standard conversion methodology consistent with Accounting Standards. [****]

6.8 Withholding Taxes. Where any sum due to be paid to either Party hereunder is or would otherwise be subject to any withholding or similar tax, the Parties shall cooperate with each other and use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to secure any available exemption from, reduction in, or refund of such tax, including by taking advantage of any applicable double taxation agreement or treaty. In the event there is no applicable exemption from such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of the payment of such withholding or similar tax. Any such amounts deducted by the payor in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement. In the event that a government authority retroactively determines that a payment made by a Party to the other pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the government authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Withholding Amount”), the Withholding Party will have the right (a) to offset the Withholding Amount against future payment obligations of the Withholding Party under this Agreement, (b) to invoice the other Party for the Withholding Amount (which shall be payable by the other Party [****] of its receipt of such invoice) or (c) to pursue reimbursement by any other available remedy. [****] upon entering into this Agreement, Licensor shall furnish to AbbVie a properly completed and validly executed Internal Revenue Service Form W-9 certifying that Licensor is not subject to backup withholding.

6.9 Indirect Taxes. All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the other Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the other Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the other Party will be transferred to the paying Party within [****] of receipt.

6.10 Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at [****], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

6.11 Financial Records. Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Net Sales (with respect to AbbVie), Allowable Expenses and any reimbursable costs or expenses hereunder in sufficient detail to calculate all amounts payable hereunder. Such books and records shall be retained by such Party and its Affiliates until the later of (a) [****] after the end of the period to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.12 Audit.

6.12.1 Procedures. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of nationally recognized standing designated by the other Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.11 to ensure the accuracy of all reports and payments made hereunder. Such audits may not (a) be conducted for any [****] more [****] after the end of such [****], (b) be conducted more than once in any [****] period or (c) be [****]. The accounting firm shall disclose only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of any audit shall be borne by the auditing Party, unless the audit reveals a variance of more than the greater of [****] from the reported amounts or [****] in which case the audited Party shall bear the cost of such audit. Unless disputed pursuant to Section 6.12.2, if such audit concludes that (i) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts (and, if such additional amounts are owed due to an error in an invoice or report provided by the audited Party, with interest thereon as provided in Section 6.10), or (ii) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments (and, if such excess payments were made due to an error in an invoice or report provided by the auditing Party, with interest thereon as provided in Section 6.10), in either case ((i) or (ii)), within [****] after the date on which such audit is completed by the auditing Party.

6.12.2 Audit Dispute. In the event of a dispute with respect to any audit under Section 6.12.1, Licensor and AbbVie shall work [****] to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [****], such dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than [****] after such decision and in accordance with such decision, the audited Party shall pay the additional amounts (and, if such additional amounts are owed due to an error in an invoice or report provided by the audited Party, with interest thereon as provided in Section 6.10), or the auditing Party shall reimburse the excess payments (and, if such excess payments were made due to an error in an invoice or report provided by the auditing Party, with interest thereon as provided in Section 6.10), as applicable.

6.12.3 Confidentiality. The receiving Party shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 8, and (a) the auditing Party shall cause its independent accounting firm and (b) the Parties shall cause the Audit Arbitrator, in each case ((a) and (b)), to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.13 Third Party Obligations. Licensor shall be responsible for all payments owed to Third Parties under any license and other agreements regarding any intellectual property rights in-licensed by Licensor or its Affiliates, including any agreement pursuant to which Licensor or any of its Affiliates has rights with respect to any Licensed Compound or Licensed Product.

ARTICLE 7
INTELLECTUAL PROPERTY

7.1 IP Group.

7.1.1 [****] after the Effective Date, the Parties shall establish an intellectual property group (the “IP Group”) to provide a forum for the Parties to discuss and coordinate activities with respect to intellectual property matters related to this Agreement. The IP Group shall (a) discuss the Patent strategy for the Licensed Compounds and Licensed Product, (b) determine the US Product Trademarks, (c) determine the Scheduled TM Quality Standards and (d) make certain decisions as set forth in this Article 7. The IP Group shall consist of at least [****] from each Party. The IP Group shall meet as necessary or reasonably useful, with the location of such meetings to be determined by the IP Group. Decisions of the IP Group shall be made by consensus. The IP Group shall operate by consensus, except that if the IP Group cannot, or does not, reach consensus on a US Product Trademark issue at a meeting, then [****] shall have the right to finally and definitively resolve such issue; provided that the Parties acknowledge and agree that [****] right under Section [****] shall remain in place with respect to the [****] Trademarks. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated to or vested in the IP Group unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The IP Group shall not have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified as provided in Section 12.9 or compliance with which may only be waived as provided in Section 12.12. For clarity, the IP Group is not a Working Group under Section 2.4.

7.2 Ownership of Intellectual Property.

7.2.1 Ownership of Technology. Subject to Section 7.2.2, as between the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made by or on behalf of such Party (or its Affiliates or its or their respective (sub)licensees/Sublicensees) under or in connection with this Agreement, whether or not patented or patentable and any and all Patents and other intellectual property rights with respect thereto, except to the extent that any such Information, Improvement or invention, or any Patent or intellectual property rights with respect thereto, is Joint Know-How or Joint Patents; and (b) other Information, inventions, Patents and other intellectual property rights that are owned or otherwise controlled (other than pursuant to the license grants set forth in Section 3.1 or Section 3.2) by such Party or any of its Affiliates or its or their respective (sub)licensees/Sublicensees outside of this Agreement.

7.2.2 Ownership of Joint Patents and Joint Know-How. As between the Parties, the Parties shall each own an equal, undivided interest in any and all: (a) Information,

Improvements and other inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of Licensor or its Affiliates or its or their (sub)licensees, on the one hand, and AbbVie or its Affiliates or its or their Sublicensees, on the other hand, under or in connection with this Agreement, whether or not patented or patentable (the “Joint Know-How”); and (b) Patents (the “Joint Patents”) and other intellectual property rights with respect to the Information, Improvements and inventions described in clause (a) (together with Joint Know-How and Joint Patents, the “Joint Intellectual Property Rights”). Each Party shall [****] disclose to the other Party in writing and shall cause its Affiliates, and its and their (sub)licensees/Sublicensees to so disclose, the conception, discovery, development or making of any Joint Know-How or Joint Patents. Subject to the licenses and rights of reference granted under Section 3.1 and, in the case of Licensor, its obligations under Section 3.7.1 and with respect to Product Information under Article 8, (x) each Party shall have the right to practice, grant licenses under and transfer its interest in any Joint Intellectual Property Rights, (y) neither Party shall have any obligation to account to the other for profits or to obtain any approval of the other Party to license or Exploit any Joint Intellectual Property Rights by reason of joint ownership thereof and (z) each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

7.2.3 United States Law. The determination of whether Information, Improvements and inventions are conceived, discovered, developed or otherwise made by or on behalf of a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where or when such conception, discovery, development or making occurs. In the event that such United States law does not apply to the conception, discovery, development or making of any Information, Improvements or other inventions hereunder, each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their (sub)licensees/Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information, Improvements and other inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (a) the sole ownership provided for in Section 7.2.1 and (b) the joint ownership provided for in Section 7.2.2.

7.2.4 Assignment Obligation. Each Party shall cause all Persons who perform Development, Manufacturing or regulatory activities for such Party under this Agreement to be under an obligation to assign their rights in any Information, Improvements and other inventions resulting therefrom to such Party, except where Applicable Law requires otherwise (in which case a suitable license, or right to obtain such a license, shall be obtained). Each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their (sub)licensees/Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information, Improvements and other inventions, as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (a) the sole ownership provided for in Section 7.2.1 and (b) the joint ownership provided for in Section 7.2.2.

7.3 Control of Intellectual Property. Licensor shall not enter into or amend any agreement with a Third Party, or include in any such agreement or amendment any restrictive provisions, with an intent to limit its Control of, or to not Control, any Information, Patent or other intellectual property right that would be subject to the license grants in Section 3.1 in the absence of such agreement, amendment or restrictive provisions. Further, when entering into any agreement or amendment with a Third Party relating to any Information, Patents or other intellectual property rights that, if Controlled by Licensor or its Affiliates, would be subject to the license grants in Section 3.1, Licensor shall use [****] reasonable efforts to obtain Control of such Information, Patents and other intellectual property rights.

7.4 Maintenance and Prosecution of Patents.

7.4.1 Licensor Patents. As between the Parties, Licensor shall have the [****] right, but not the obligation, using counsel of its own choice, to prepare, file, prosecute and maintain the [****] Patents, other than the [****] Patents, in the Territory, at its sole cost and expense. With respect to any pending claims of any [****] Patents, Licensor shall, to the extent procedurally able to do so in the relevant jurisdiction, within [****] after [****], amend such pending claims to claim solely any Licensed Compound or any of its uses or formulations or a method of making any Licensed Compound, thereby creating a [****] Patent. Licensor shall send instructions to foreign counsel/agents to accomplish the foregoing no later than [****] after [****]. After [****], Licensor shall not pursue or permit issuance of any [****] Patents. For clarity this Section 7.4.1 shall not apply to control of Defense Proceedings, which proceedings shall be governed by Section 7.6.

7.4.2 AbbVie Patents and Joint Patents. As between the Parties, AbbVie shall have (a) the [****] right, but not the obligation, to prepare, file, prosecute and maintain the [****] Patents in the Territory and (b) the [****] right, but not the obligation, to prepare, file, prosecute and maintain the [****] Patents and[****]Patents in the Territory, in each case ((a) and (b)), using counsel of its own choice, at AbbVie’s sole cost and expense. For clarity this Section 7.4.2 shall not apply to control of Defense Proceedings, which proceedings shall be governed by Section 7.6.

7.4.3 Step-In. If, as between the Parties, the Party with the [****] right to prepare, file, prosecute or maintain any [****] Patent or [****] Patent in a country or other jurisdiction in the Territory decides not to do so, such Party shall provide [****] prior written notice to the other Party of such intention (which notice shall, in any event, be given no later than [****] prior to the next deadline for any action that may be taken with respect to such [****] Patent or [****] Patent in such country or other jurisdiction), and the other Party shall thereupon have the option to assume the control and direction of the preparation, filing, prosecution and maintenance of such [****] Patent or [****] Patent at its sole cost and expense in such country or jurisdiction; provided that (a) with respect to any [****] Patent, Licensor’s exercise of such option shall be subject to [****] prior written consent (not to be unreasonably withheld, conditioned or delayed) and (b) with respect to any [****] Patent, AbbVie will only have the step-in rights set forth in this Section 7.4.3 with respect to [****] Patents, and AbbVie shall not pursue or permit issuance of any [****] Patent that includes any claims directed to or encompassing any RASP Inhibitor other than a Licensed Compound.

7.4.4 Cooperation.

(a) With respect to [****] Patents and [****] Patents, the prosecuting Party shall [****] inform the other Party of all material steps with regard to the preparation, filing, prosecution and maintenance of such [****] Patents and [****] Patents in the

Territory, including by providing the other Party with a copy of material communications to and from any patent authority in the Territory regarding such [****] Patents and [****] Patents and by providing the other Party drafts of any material filings or responses to be made to such patent authorities in the Territory in connection therewith sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the other Party to review and comment thereon. The prosecuting Party shall consider [****] the requests and suggestions of the other Party with respect to such drafts and with respect to strategies for filing and prosecuting such [****] Patents and [****] Patents in the Territory; provided that, unless otherwise agreed by [****], Licensor shall implement all requests and suggestions of AbbVie with respect to Licensor’s activities under this Section 7.4 with respect to the [****] Patents.

(b) The Parties shall cooperate fully in the preparation, filing, prosecution and maintenance of the [****] Patents, [****] Patents and [****] Patents in the Territory under this Agreement; provided that, except with respect to the [****] Patents, the prosecuting Party shall reimburse the non-prosecuting Party for its [****] Costs incurred in connection with any cooperation activities requested by the prosecuting Party. Cooperation shall include:

(i) executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (A) effectuate the ownership of intellectual property set forth in Section 7.2.1 and Section 7.2.2, as applicable; (B) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (C) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the [****] Patents, [****] Patents and [****] Patents in the Territory, in each case ((A), (B), and (C)), to the extent provided for in this Agreement;

(ii) consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

(iii) [****] informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution or maintenance of any such [****] Patents, [****] Patents or [****] Patents in the Territory.

7.4.5 Patent Term Extension and Supplementary Protection Certificate. As between the Parties, AbbVie shall have the [****] right, after consultation with the IP Group, to make decisions regarding, and to apply for, patent term extensions in the Territory, including the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the [****] Patents and [****] Patents, [****] Patents and any [****] Patents, in each case, including whether or not to do so. Licensor shall, and shall cause its Affiliates to, provide [****] assistance, as requested by AbbVie, including by taking such action as patent holder as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

7.4.6 Common Ownership Under Joint Research Agreements. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in

35 U.S.C. §100(h). Notwithstanding anything to the contrary in this Agreement, neither Party shall invoke this Agreement under 35 U.S.C. §102(c) to except any patent or patent application as prior art without the prior written consent of the other Party. If such written consent is granted, the Parties shall coordinate their activities with respect to all submissions under 35 U.S.C. §102(c).

7.4.7 Patent Listings. As between the Parties, after consultation with the IP Group, AbbVie shall have the [****] right to make all filings with Regulatory Authorities in the Territory with respect to the [****] Patents, [****] Patents and [****] Patents as required or allowed (a) in the United States, in FDA’s Orange Book, (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, or (c) other international equivalents in the Territory.

7.4.8 UPC Opt-Out and Opt-In. As between the Parties, AbbVie shall have the right to make any decision regarding whether or not to elect Opt-Out or Opt-In with respect to any [****] Patents and [****] Patents, [****] Patents and [****] Patents; provided that AbbVie shall consider [****] Licensor’s comments with respect thereto with respect to [****] Patents, [****] Patents and [****] Patents.

7.5 Enforcement of Patents.

7.5.1 Notice. Each Party shall [****] notify the other Party in writing of any alleged or threatened infringement of a [****] Patent or [****] Patent of which such Party becomes aware.

7.5.2 Enforcement of Infringement Actions. As between the Parties, AbbVie shall have the [****] right in the Territory, but not the obligation, to prosecute (a) any alleged or threatened infringement of the [****] Patents, [****] Patents, [****] Patents or [****] Patents by a product in the Field in any jurisdiction in the Territory (an “Infringement”) or (b) any alleged or threatened infringement of the [****] Patents by a Competing Product, including any Generic Product (or the Exploitation thereof) in the Field in any jurisdiction in the Territory (a “Competitive Infringement”), including as a defense or counterclaim in connection with any Third Party Infringement Claim, at AbbVie’s sole cost and expense, using counsel of its own choice. In the event AbbVie prosecutes any Infringement or Competitive Infringement, Licensor shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that AbbVie shall retain control of the prosecution of such claim, suit or proceeding. If AbbVie or its designee does not take [****] reasonable steps to prosecute or settle an Infringement or Competitive Infringement (i) within [****] following the first notice provided above with respect to the Infringement or (ii) provided such date occurs after the first such notice of the Infringement is provided, [****] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensor may prosecute such Infringement or Competitive Infringement at its sole cost and expense; provided that Licensor’s right to prosecute such Infringement or Competitive Infringement shall be subject to the approval of [****]. Licensor shall not institute any action or discussions with respect to an Infringement or Competitive Infringement without [****] approval. In the event of any alleged or threatened infringement of any [****] Patents, by a Third Party product in the Field that is not a Competitive Infringement in any jurisdiction in the Territory, AbbVie shall have the right to request that Licensor grant AbbVie the right to prosecute such infringement, which

Licensor agrees to consider [****]. Notwithstanding the definition of “Royalty Term,” if AbbVie is unable to prosecute an Infringement or a Competitive Infringement of any [****] Patent due to [****], such [****] Patent shall (A) no longer be considered a [****] Patent for purposes of clause (b) of the definition of “Royalty Term” and (B) be deemed to be expired for purposes of Section 6.5.3(a).

7.5.3 Cooperation; Settlement. The Parties agree to cooperate fully in any infringement action pursuant to this Section 7.5. Where a Party controls an infringement action under this Section 7.5, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may [****] request from time to time, in connection with its activities set forth in this Section 7.5, including furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant records, documents (including laboratory notebooks) and other evidence and making inventors and other of its employees available at reasonable business hours. Each Party shall be responsible for its own costs and expenses incurred in connection with its activities set forth in this Section 7.5; provided that if the controlling Party requests the cooperation of the other Party pursuant to this Section 7.5.3, the controlling Party shall reimburse such other Party for its [****] Costs incurred in connection therewith. Unless otherwise set forth herein, the Party entitled to bring an infringement action in accordance with this Section 7.5 shall have the right to settle such claim; provided that Licensor shall not have the right to settle any Infringement or Competitive Infringement under this Section 7.5 without [****] approval in the United States, not to be unreasonably withheld, delayed or conditioned. In the event that Licensor controls any Infringement or Competitive Infringement claim, suit or proceeding pursuant to this Section 7.5, Licensor shall (x) consult with AbbVie as to the strategy for the prosecution of such claim, suit or proceeding, (y) consider [****] any comments from AbbVie and (z) keep AbbVie [****] informed of any material steps taken and provide copies of all material documents filed in connection with such claim, suit or proceeding.

7.5.4 Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement and except with respect to costs incurred by a Party that joins and participates in such claim, suit or proceeding at its sole cost and expense as set forth in this Section 7.5, any recovery realized as a result of such claim, suit or proceeding described above in this Section 7.5 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery. Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the claim, suit or proceeding; provided, however, that (a) if AbbVie controls such claim, suit or proceeding, to the extent that any award or settlement (whether by judgment or otherwise) with respect to a [****] Patent, [****] Patent or [****] Patent is attributable to loss of sales or profits with respect to a Licensed Product, such amount shall be paid to or retained by AbbVie and treated as “Net Sales” in the [****] in which the money is actually received for purposes of calculating Net Profits pursuant to Section 6.3 and royalties pursuant to Section 6.5, as applicable and (b) if Licensor controls such claim, suit or proceeding, then the Parties shall negotiate [****] an appropriate allocation of such remainder to reflect the economic interests of the Parties under this Agreement with respect to the applicable Licensed Product.

7.6 Invalidity or Unenforceability Defenses or Actions.

7.6.1 Notice. Each Party shall [****] notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the [****] Patents, [****] Patents or [****] Patents by a Third Party of which such Party becomes aware.

7.6.2 Defense Actions. As between the Parties, AbbVie shall have (a) the [****] right, but not the obligation, to defend and control the defense (including any Defense Proceedings) of the validity and enforceability of the [****] Patents and (b) the [****] right, but not the obligation, to defend and control the defense (including any Defense Proceedings) of the validity and enforceability of the [****] Patents, [****] Patents and the [****] Patents, in each case ((a) and (b)), in the Territory, using counsel of its own choice, at AbbVie’s sole cost and expense; provided that if the assertion of invalidity or unenforceability of such Patents is brought as a defense or counterclaim in connection with an infringement action initiated pursuant to Section 7.5, the applicable enforcing Party shall have the [****] right, but not the obligation, to defend and control the validity and enforceability of such Patents at its sole cost and expense. Nothing in this Section 7.6 will limit any indemnification rights or obligations of a Party under Article 10.

7.6.3 Step-In. If AbbVie elects not to defend or control the defense (including any Defense Proceedings) of the [****] Patents, [****] Patents or [****] Patents in a claim, suit or proceeding arising under this Section 7.6 brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, and, in either case, has not settled and is not actively pursuing settlement of such claim, suit or proceeding, then, with [****] prior approval (not to be unreasonably withheld, conditioned or delayed), Licensor may conduct and control the defense of any such claim, suit or proceeding in the Territory, at Licensor’s sole cost and expense; provided that Licensor shall obtain the written consent of AbbVie prior to settling or compromising any such claim, suit or proceeding with respect to any [****] Patent.

7.6.4 Participation; Cooperation. The non-controlling Party may participate in any claim, suit or proceeding (including any Defense Proceedings) regarding the validity and enforceability of Licensor Patents or Joint Patents in the Territory with counsel of its choice at its sole cost and expense; provided that the controlling Party shall retain control of the defense in such claim, suit or proceeding (including any Defense Proceedings). The Parties agree to cooperate fully in any claim, suit or proceeding (including any Defense Proceedings) pursuant to this Section 7.6. Where a Party controls a claim, suit or proceeding (including any Defense Proceedings) under this Section 7.6, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may [****] request from time to time in connection with its activities set forth in this Section 7.6, including furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant records, documents and other evidence (including laboratory notebooks) and making inventors and other of its employees available at reasonable business hours; provided that if the controlling Party requests the cooperation of the non-controlling Party pursuant to this Section 7.6.4, the controlling Party shall reimburse such other Party for its [****] Costs incurred in connection therewith. In the event that Licensor controls any claim, suit or proceeding (including any Defense Proceedings) pursuant to this Section 7.6, Licensor shall (a) consult with AbbVie as to the strategy for such claim, suit or proceeding, (b) consider [****] any comments from AbbVie and (c) keep AbbVie [****] informed of any material steps taken and provide copies of all material documents filed in connection with such claim, suit or proceeding.

7.7 Infringement Claims by Third Parties. If the manufacture, sale, use or other Exploitation of a Licensed Compound or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit or proceeding by a Third Party alleging infringement by AbbVie or any of its Affiliates or its or their Sublicensees, distributors or customers (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an enforcement action initiated pursuant to Section 7.5, the Party first becoming aware of such alleged Third Party Infringement Claim shall [****] notify the other Party thereof in writing. As between the Parties, AbbVie shall have the [****] right in the United States and the [****] right in the OUS Territory, but, in either case, not the obligation, to defend and control the defense of (including to settle) any such Third Party Infringement Claim at its sole cost and expense (but subject to Section 7.8.4 and Article 10), using counsel of its own choice. Licensor may participate in any such Third Party Infringement Claim with counsel of its choice at its sole cost and expense; provided that AbbVie shall retain control of such Third Party Infringement Claim. If AbbVie or its designee does not take [****] reasonable steps to defend or control the defense of any such Third Party Infringement Claim in the United States (a) within [****] following the first notice provided above with respect to the Third Party Infringement Claim or (b) provided such date occurs after the first such notice of the Third Party Infringement Claim is provided, [****] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensor, with the prior approval of [****] (not to be unreasonably withheld, delayed or conditioned), may defend or control the defense of any such Third Party Infringement Claim at its sole cost and expense. The Party defending or controlling the defense of any such Third Party Infringement Claim shall keep the other Party [****] informed of all material developments in connection with any Third Party Infringement Claim. The other Party shall, and shall cause its Affiliates to, assist and cooperate with the Party defending or controlling the defense of any such Third Party Infringement Claim, as such Party may [****] request from time to time, in connection with its activities set forth in this Section 7.7, including furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant records, documents (including laboratory notebooks) and other evidence and making inventors and other of its employees available at reasonable business hours; provided that the Party defending or controlling the defense of any such Third Party Infringement Claim shall reimburse the other Party for its [****] Costs incurred in connection therewith (which reimbursement, for clarity, shall constitute a Third Party Payment). Nothing in this Section 7.7 will limit any indemnification rights or obligations of a Party under Article 10.

7.8 Third Party Rights.

7.8.1 If AbbVie determines that any Third Party Right is necessary for the Exploitation of a Licensed Compound or Licensed Product by AbbVie or any of its Affiliates or any of its or their Sublicensees, distributors or customers, then, as between the Parties, AbbVie shall have the [****] right, but not the obligation, to enter into a license or other agreement with such Third Party pursuant to which AbbVie or its Affiliate would acquire a license or other right under such Third Party Right as necessary for AbbVie or its Affiliates or its and their Sublicensees, distributors or customers to Exploit a Licensed Compound and Licensed Products in such country.

7.8.2 Prior to entering into any agreement for any Third Party Right that is [****] useful for the Exploitation of a Licensed Compound or Licensed Product by AbbVie or

any of its Affiliates or any of its or their Sublicensees, distributors or customers, Licensor shall notify AbbVie and [****] AbbVie’s comments with respect to obtaining such agreement [****]. Licensor shall not enter into agreement for any Third Party Right that is [****] useful for the Exploitation of a Licensed Compound or Licensed Product by AbbVie or any of its Affiliates or any of its or their Sublicensees, distributors or customers without obtaining the right to grant AbbVie a sublicense under such Third Party Rights on terms consistent the terms of this Agreement.

7.8.3 If in the [****] opinion of AbbVie, a Third Party’s Patent may relate to the Exploitation of any Licensed Compound or Licensed Product under this Agreement, AbbVie shall have the [****] right, but not the obligation, to challenge the patentability, validity or enforceability of any such Patent in any court of competent jurisdiction or before any supra-national, federal, national, regional, state, provincial or local governmental body of competent jurisdiction, including the United States Patent and Trademark Office and the European Patent Office. Licensor shall not challenge the patentability, validity or enforceability of such Patent in any court or governmental body without AbbVie’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Licensor shall assist and cooperate with AbbVie as AbbVie may [****] request from time to time in connection with the activities set forth in this Section 7.8.3.

7.8.4 In the event that (a) AbbVie owes upfront payments, milestone payments, royalties or other amounts under an agreement with a Third Party (i) in order to obtain a license or right under a Third Party Right pursuant to Section 7.8.1 (prior to the application of any stacking provision in any agreement with respect to such Third Party Right) or (ii) in connection with any [****], (b) AbbVie incurs any [****] Costs in settling any Third Party Infringement Claim or [****] (including pursuant to any settlement thereof or any adverse judgment in connection therewith) pursuant to Section 7.7 (clauses (a) and (b), “Third Party Payments”), in each case ((a) and (b)), such Third Party Payments (x) to the extent specifically identifiable or reasonably allocable to the Exploitation of a Licensed Product for the United States, [****]; provided that with respect to any such Third Party Payments that are attributable to Licensor’s breach of its representations and warranties hereunder or to a [****], such Third Party Payments shall not constitute Other Shared Expenses, and Licensor shall be responsible, and shall reimburse AbbVie for, [****] of such Third Party Payments and (y) to the extent related to a [****] anywhere in the Territory or otherwise specifically identifiable or reasonably allocable to the Exploitation of a Licensed Product for the OUS Territory, shall be offsettable from royalty payments pursuant to Section 6.5.5.

7.9 Product Trademarks.

7.9.1 Determination of US Product Trademarks. [****] shall determine the Trademark(s) used or to be used by the Parties or their respective Affiliates or, with respect to AbbVie, its Sublicensees, for the Development, Manufacture, Commercialization or other Exploitation of Licensed Products in the United States, which may be one or more of the Scheduled Trademarks or any Trademark owned or controlled by AbbVie or any of its Affiliates, excluding each Party’s and its Affiliates’ trade names, corporate names and corporate logos and any Trademark that consists of or incorporates any of the foregoing (such Trademarks and any registrations thereof or any pending applications relating thereto, the “US Product Trademarks”).

7.9.2 Determination of OUS Product Trademarks. AbbVie shall have the [****] right to determine the Trademark(s) used or to be used by AbbVie or its Affiliates or its or their Sublicensees for the Development or Commercialization of Licensed Products in the OUS Territory, which may be the foreign equivalents of one or more of the Scheduled Trademarks or any other Trademark owned or controlled by AbbVie or any of its Affiliates, excluding each Party’s and its Affiliates’ trade names, corporate names and corporate logos and any Trademark that consists of or incorporates any of the foregoing (such Trademarks and any registrations thereof or any pending applications relating thereto, the “OUS Product Trademarks”).

7.9.3 Ownership of Product Trademarks. As between the Parties, (a) Licensor shall remain the [****] owner of the Scheduled Trademarks in the United States and AbbVie hereby acknowledges and agrees that all use of the Scheduled Trademarks by AbbVie, its Affiliates, and its and their sublicensees and distributors, in the United States and all goodwill generated in connection therewith, shall inure [****] for and to the benefit of Licensor and (b) AbbVie shall be the [****] owner of the AbbVie US Product Trademarks and the OUS Product Trademarks and all goodwill generated in connection therewith, shall inure [****] for and to the benefit of AbbVie (or its Affiliates, as applicable).

7.9.4 Licensor Covenants. Except for any Scheduled Trademarks that Licensor registers in the United States pursuant to this Agreement, Licensor shall not, and shall cause its Affiliates not to, use or seek to register any Trademark that contains or consists of the equivalent of, that is confusingly similar to, or that is a colorable imitation of, any US Product Trademark (including any variant, translation or transliteration thereof) or OUS Product Trademark (including any variant, translation or transliteration thereof), in either case, in the Territory.

7.9.5 Registration of Scheduled Trademarks in the United States.

(a) [****] shall determine which Party shall have the [****] right, but not the obligation, to control the registration, prosecution and maintenance of any registration or application for any Scheduled Trademark in the United States in the name of Licensor and the costs and expenses with respect thereto shall be Other Shared Expenses. If, as between the Parties, the Party with the [****] right to control the registration, prosecution and maintenance of any Scheduled Trademark in the United States decides not to do so, such Party shall provide [****] prior written notice to the other Party of such intention (which notice shall, in any event, be given no later than [****] prior to the next deadline for any action that may be taken with respect to such Scheduled Trademark), and the other Party shall thereupon have the option to assume the control and direction of the registration, prosecution and maintenance of such Scheduled Trademark in the United States and the costs and expenses with respect thereto shall be Other Shared Expenses.

(b) With respect to Scheduled Trademarks in the United States, the registering Party shall [****] inform the other Party of all material steps with respect to the registration, prosecution and maintenance of each Scheduled Trademark, including by providing the other Party with a copy of material communications to and from the United States Patent and Trademark Office regarding such Scheduled Trademarks and by providing the other Party drafts of any material filings or responses to be made to the United States Patent and Trademark Office in connection therewith [****] in advance of submitting such filings or responses so as to allow for a [****] opportunity for the other Party to review and comment thereon. The registering Party shall consider [****] the requests and suggestions of the other Party with respect to such drafts and with respect to strategies for registering and prosecuting any Scheduled Trademarks in the United States.

(c) The Parties shall cooperate fully in the registration, prosecution and maintenance of the Scheduled Trademarks in the United States and the costs and expenses with respect thereto shall be Other Shared Expenses. Such cooperation shall include:

(i) executing all papers and instruments, including powers of attorney, to enable the other Party to register, prosecute and maintain any Scheduled Trademark in the United States;

(ii) providing any dates of first use and any necessary specimens of use or other evidence of use necessary to enable the other Party to register, prosecute and maintain any Scheduled Trademark in the United States; and

(iii) [****] informing the other Party of any matters coming to such Party’s attention that may materially affect the registration, prosecution or maintenance of any Scheduled Trademark in the United States.

7.9.6 Registration of AbbVie US Product Trademarks and OUS Product Trademarks. As between the Parties, AbbVie shall have the [****] right, but not the obligation, to register, prosecute and maintain any registration or application for any AbbVie US Product Trademark in the United States and any OUS Product Trademark in the OUS Territory and (a) the costs and expenses with respect thereto for the AbbVie US Product Trademarks shall be Other Shared Expenses and (b) AbbVie shall be solely responsible for the costs and expenses with respect thereto for the OUS Product Trademarks.

7.9.7 Enforcement and Defense.

(a) Each Party shall provide to the other Party [****] written notice of any actual or threatened infringement of a Scheduled Trademark in the United States and of any actual or threatened Third Party claim that the use of a Scheduled Trademark in the United States violates the rights of any Third Party, in each case, of which such Party becomes aware, and [****] shall [****] discuss such notice and the potential enforcement strategies available.

(b) As between the Parties, AbbVie shall have the [****] right (but not the obligation) to (i) defend against any claim by any Third Party that the use of any of the Scheduled Trademarks in the United States by Licensor or by AbbVie (or any of its Affiliates, sublicensees or distributors) infringes, dilutes, misappropriates or otherwise violates any of such Third Party’s Trademarks or constitutes unfair trade practices or another like offense (each, a “TM Infringement Claim”) or (ii) take such action as AbbVie deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offence relating to, any Scheduled Trademark in the United States by such Third Party (a “TM Competitive Infringement”), using counsel of its own choice and the costs and expenses with respect thereto shall be Other Shared Expenses.

(c) If AbbVie exercises its right to defend against a TM Infringement Claim or to commence proceedings in relation to a TM Competitive Infringement, in each case, in accordance with Section 7.9.7(b), then Licensor shall have the right to join any such defense or infringement action, and participate with its own counsel, at its sole cost and expense; provided that, unless otherwise determined by the IP Group, AbbVie shall retain control of the defense or prosecution of such claim, suit or proceeding.

(d) If AbbVie decides not to commence proceedings in relation to a TM Competitive Infringement or not to control the defense of a TM Infringement Claim, in each case, in accordance with Section 7.9.7(b), then Licensor shall have the right (but not the obligation) to assume such defense or take such action as it deems necessary against the relevant Third Party, using counsel of its own choice and the costs and expenses with respect thereto shall be Other Shared Expenses.

(e) If AbbVie exercises its right to defend against a TM Infringement Claim or to commence proceedings in relation to a TM Competitive Infringement, in each case, in accordance with Section 7.9.7(b), Licensor shall [****] cooperate with AbbVie and provide such [****] assistance as AbbVie may [****] request, with respect to such enforcement or defense and the costs and expenses with respect thereto shall be Other Shared Expenses, including by (i) joining any lawsuit or proceeding as a party where such joinder is required under Applicable Law to enforce or so defend the applicable Scheduled Trademark in the United States, and (ii) executing and delivering to AbbVie such powers of attorney or other documents or instruments necessary for AbbVie to enforce or defend in Licensor’s name.

(f) Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such action (whether by way of settlement or otherwise) shall be retained by or paid to AbbVie, as applicable, and treated as “Net Sales” in the [****] in which the money is actually received for purposes of calculating Net Profits pursuant to Section 6.3.

(g) As between the Parties, AbbVie shall have the [****] right (but not the obligation) to (i) defend against any claim by any Third Party that the use of any (A) AbbVie US Product Trademarks in the United States by Licensor or by AbbVie (or any of its Affiliates, sublicensees or distributors) or (B) OUS Product Trademark in the OUS Territory by AbbVie (or any of its Affiliates, sublicensees or distributors), in either case ((A) or (B)), infringes, dilutes, misappropriates or otherwise violates any of such Third Party’s Trademarks or constitutes unfair trade practices or another like offense or (ii) take such action as AbbVie deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offence by such Third Party relating to any AbbVie US Product Trademarks in the United States or any OUS Product Trademarks in the OUS Territory, using counsel of its own choice and (1) the costs and expenses with respect thereto for the AbbVie US Product Trademarks shall be [****] and (2) AbbVie shall be solely responsible for the costs and expenses with respect thereto for the OUS Product Trademarks.

7.9.8 Quality Control.

(a) AbbVie agrees that (i) all of the Licensed Products Manufactured, Commercialized or otherwise Exploited in the United States by or on behalf of AbbVie under or in connection with any Scheduled Trademarks, if any, shall be of a standard of quality consistent with AbbVie’s standards for similar products and shall comply with Applicable Law and (ii) all uses of the Scheduled Trademarks, if any, by or on behalf of AbbVie shall comply with and adhere to usage guidelines established by the IP Group and shall comply with all Applicable Laws (the “Scheduled TM Quality Standards”). Upon Licensor’s request (not more than [****]) AbbVie shall make available to Licensor, representative samples of any Licensed Product, labels, packaging, webpage screenshots, advertising or promotional material or content, in each case, Manufactured, produced or created, as applicable, by or on behalf AbbVie or any of its Affiliates for the United States that display any Scheduled Trademarks. If Licensor [****] believes that AbbVie is not complying with the Scheduled TM Quality Standards, then Licensor may notify AbbVie of such non-compliance and the Parties shall coordinate [****] to determine any changes necessary for AbbVie to comply with the Scheduled TM Quality Standards. Furthermore, Licensor shall have the right, from time to time, but no more than [****], during regular business hours, upon [****] prior written notice, to inspect all facilities and business locations under AbbVie’s, its Affiliates’ or its or their Sublicensees’ control used to Manufacture any Licensed Products or produce or create any labels, packaging, webpage screenshots, advertising or promotional material or content, in either case, for the United States that displays any Scheduled Trademark for the purposes of determining [****] whether such Licensed Products, labels, packaging, webpage screenshots, advertising or promotional material or content conform with the Scheduled TM Quality Standards.

(b) Licensor agrees that (i) all of the Licensed Products Manufactured, Commercialized or otherwise Exploited in the United States by or on behalf of Licensor under or in connection with any AbbVie US Product Trademarks, if any, shall be of a standard of quality consistent with AbbVie’s standards for similar products and shall comply with Applicable Law and (ii) all uses of the AbbVie US Product Trademarks, if any, by or on behalf of Licensor shall comply with and adhere to usage guidelines provided by AbbVie to Licensor and shall comply with all Applicable Laws (the “AbbVie US Product TM Quality Standards”). Upon AbbVie’s request (not more than [****]) Licensor shall make available to AbbVie, representative samples of any Licensed Product, labels, packaging, webpage screenshots, advertising or promotional material or content, in each case, Manufactured, produced or created, as applicable, by or on behalf of Licensor or any of its Affiliates for the United States that display any AbbVie US Product Trademarks. If AbbVie [****] believes that Licensor is not complying with the AbbVie US Product TM Quality Standards, then AbbVie may notify Licensor of such non-compliance and the Parties shall coordinate [****] to determine any changes necessary for Licensor to comply with the AbbVie US Product TM Quality Standards. Furthermore, AbbVie shall have the right, from time to time, but no more than [****], during regular business hours, upon [****] prior written notice, to inspect all facilities and business locations under Licensor’s, its Affiliates’ or its or their Sublicensees’ control used to Manufacture any Licensed Products or produce or create any labels, packaging, webpage screenshots, advertising or promotional material or content, in either case, for the United States that displays any AbbVie US Product Trademark for the purposes of determining [****] whether such Licensed Products, labels, packaging, webpage screenshots, advertising or promotional material or content conform with the AbbVie US Product TM Quality Standards.

7.10 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s employees or agents that are inventors under any applicable inventor remuneration laws.

ARTICLE 8
CONFIDENTIALITY AND NON-DISCLOSURE

8.1 Confidentiality Obligations. At all times during the Term and for a period of [****] following termination or expiration of this Agreement in its entirety, each Party shall, and shall cause its Affiliates and each of its and their respective officers, directors, employees and agents (collectively, “Representatives”) to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information of the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. “Confidential Information” means any and all Information provided orally, visually, in writing or other form that is disclosed or otherwise provided by or on behalf of one (1) Party to the other Party in connection with this Agreement, that certain Confidentiality Agreement entered into by the Parties, dated [****], as amended (the “Confidentiality Agreement”) or that certain Exclusive Option Agreement entered into by the Parties, dated October 31, 2023, as amended (“Option Agreement”), in each case, whether prior to, on or after the Effective Date, including the terms of this Agreement (and both of the foregoing agreements), information relating to any Licensed Compound or any Licensed Product (including the Regulatory Documentation), any Exploitation of any Licensed Compound or any Licensed Product, any Information with respect thereto developed by or on behalf of the disclosing Party or its Affiliates or its or their respective (sub)licensees/Sublicensees (including Licensor Know-How) and the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, (a) (i) Confidential Information contained in Regulatory Documentation and (ii) Confidential Information constituting Joint Know-How and any other Information developed, owned or Controlled by Licensor or any of its Affiliates (including Licensor Know-How) primarily relating to any Licensed Compound or any Licensed Product or any Improvement thereto or the Exploitation of any of the foregoing in the Field ((i) and (ii) collectively, “Product Information”) shall be deemed the Confidential Information of AbbVie (and AbbVie shall be deemed the disclosing Party and Licensor shall be deemed the receiving Party with respect thereto) until termination (but not expiration) of this Agreement and (b) any other Joint Know-How and the terms of this Agreement shall be deemed to be the Confidential Information of both Parties (and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto).

8.2 Exceptions. Notwithstanding the foregoing, the confidentiality and non-use obligations under Section 8.1 with respect to any Confidential Information shall not apply to any information that:

8.2.1 is or hereafter becomes generally available to the public by use, publication, general knowledge or the like, other than by breach by the receiving Party or any of its Representatives of this Agreement or, prior to the Effective Date, by the receiving Party of (a) the Option Agreement or (b) that certain Confidentiality Agreement entered into by the Parties, dated February 21, 2023, as amended;

8.2.2 is subsequently disclosed to the receiving Party by a Third Party, without restriction and without breach of any agreement between such Third Party and the disclosing Party or any of its Representatives with respect to such information;

8.2.3 was already in the possession of the receiving Party or any of its Representatives without restriction prior to receipt from the disclosing Party or any of its Representatives as shown in the written records of the receiving Party or its Representatives or by other competent evidence; provided that the foregoing exception shall not apply with respect to Product Information or Joint Know-How; or

8.2.4 is or was independently developed by the receiving Party or any of its Representatives without use or reference to or disclosure of the Confidential Information of the disclosing Party, as shown in the written records of the receiving Party or its Representatives or by other competent evidence; provided that the foregoing exception shall not apply with respect to Product Information or Joint Know-How.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party or its Representatives merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party or its Representatives. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party or its Representatives merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party or its Representatives unless the combination and its principles are in the public domain or in the possession of the receiving Party or its Representatives.

8.3 Permitted Disclosures. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

8.3.1 made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law (other than by reason of filing with securities regulators, which shall be governed by Section 8.6); provided, however, that the receiving Party shall first have given [****] written notice (and to the extent possible, at least [****] notice) to the disclosing Party and given the disclosing Party [****] opportunity to take whatever action it deems necessary to protect its Confidential Information ([****]); and provided, further, that the Confidential Information disclosed in response to such court or governmental order or as required by law shall be limited to the information that is legally required to be disclosed in response to such court or governmental order or by such law;

8.3.2 made to its or its Affiliates’ financial or legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement (but of shorter duration if customary under the circumstances); provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors to treat such Confidential Information as required under this Article 8; or

8.3.3 made by or on behalf of the receiving Party to a patent authority as may be necessary or reasonably useful for purposes of obtaining, defending or enforcing a Patent pursuant to this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available.

8.4 Additional Permitted Disclosures.

8.4.1 AbbVie and its Affiliates and its and their Sublicensees may disclose Confidential Information of Licensor [****] in connection with the Exploitation of the Licensed Compounds, the Licensed Products (including in connection with any filing, application or request for Regulatory Approval by or on behalf of AbbVie or any of its Affiliates or its or their Sublicensees) or otherwise in connection with the performance of its obligations or exercise of AbbVie’s rights as contemplated by this Agreement, including to existing or potential distributors, Sublicensees, collaboration partners or acquirers; provided, however, that such distributors, Sublicensees, collaboration partners or acquirers shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use set forth in this Article 8 (but of shorter duration if customary under the circumstances).

8.4.2 Licensor and its Affiliates may disclose Product Information to any Third Parties as may be necessary to perform the activities allocated to Licensor under the Development Plan (if any) and the Commercialization Plan or in connection with any filing, application or request for Regulatory Approval by or on behalf of Licensor pursuant to this Agreement; provided, however, that such Third Parties shall be subject to obligations of confidentiality and non-use with respect to such Product Information substantially similar to the obligations of confidentiality and non-use set forth in this Article 8 (but of shorter duration if customary under the circumstances).

8.4.3 Licensor and its Affiliates may disclose the terms of this Agreement and Confidential Information of AbbVie to any bona fide actual or prospective [****], in each case who have a need to know such Confidential Information, provided, however, that such Third Parties shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use set forth in this Article 8 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [****] from the date of disclosure for actual or prospective [****] and no less than [****] from the date of disclosure for other [****]); provided, that, Licensor shall not have any right to disclose any Sensitive AbbVie Information pursuant to this Section 8.4.3 to a prospective [****] without AbbVie’s prior written consent. For purposes of this Section 8.4.3, “Sensitive AbbVie Information” means any Confidential Information of AbbVie related to the [****]).

8.5 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their respective (sub)licensees/Sublicensees (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 8.5 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted); provided that such Party shall, subject to Section 8.6, submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as [****] practicable (and in no event less than [****] prior to the anticipated date of disclosure) so as to provide a [****] opportunity to comment thereon.

8.6 Public Announcements. [****] following the Effective Date, the Parties will coordinate [****] to issue [****] mutually agreed press releases. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit (a) the proposed disclosure in writing to the other Party [****] practicable (and in no event less than [****] prior to the anticipated date of disclosure) so as to provide a [****] opportunity to comment thereon, (b) the reason such disclosure is, in the opinion of such Party’s counsel, required by Applicable Law and (c) the expected time and place the disclosure will be made; provided that if such required disclosure includes a disclosure of this Agreement, the disclosing Party shall also submit a redacted form of this Agreement to the other Party and shall submit a confidential treatment request (or equivalent protection in a country other than the U.S.) in connection with such disclosure. The disclosing Party shall consider [****] any comments received from the other Party with respect to such disclosure. Notwithstanding the foregoing, AbbVie and its Affiliates and its and their Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Compounds and Licensed Products; provided that such disclosure is subject to the other provisions of this Article 8 with respect to Licensor’s Confidential Information. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 8.6, provided that such information remains accurate as of such time of publication and provided the frequency and form of such disclosure are reasonable.

8.7 Publications. The Parties, through the JDC, shall develop policies and procedures (“Publication Policies”) for any publication with respect to Development of any Licensed Compound or Licensed Product, including the results of any clinical studies and disclosure in applicable clinical trial registries. The Publication Policies shall be consistent with each Party’s policies and procedures for the publication and disclosure of the results of clinical studies. Each Party recognizes that the publication of papers regarding results of, and other information regarding, activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties; provided that such publications are subject to [****] controls to protect Confidential Information. In particular, the Parties intend to maintain the confidentiality of any Confidential Information included in any invention disclosures or Patent application until such Patent application has been filed. Accordingly, AbbVie shall be free to publicly disclose the results of, and information regarding, activities under this Agreement in a manner consistent with Applicable Law and industry practices, as provided in this Section 8.7, subject to prior review by Licensor of any disclosure of Licensor’s Confidential Information for issues of patentability and protection of such Confidential Information. Before publishing or disclosing any of Licensor’s Confidential Information, AbbVie shall deliver a then-current copy of proposed abstracts, manuscripts or summaries of presentations to Licensor at [****] prior to submitting the paper to a publisher or an oral presentation is made. Licensor shall review any such paper and give its comments to AbbVie within [****] of the delivery of such paper to Licensor. With respect to oral presentation materials and abstracts, Licensor shall make [****] efforts to expedite review of such materials and abstracts, and shall return such items [****] practicable to AbbVie with [****] comments, [****], but in no event later [****] from the date of delivery to Licensor. Failure to respond within such [****] period shall be deemed approval to publish or present. Notwithstanding the foregoing, AbbVie shall comply with Licensor’s request to delete references to Licensor’s Confidential Information in any such paper or presentation and will withhold publication of any such paper or any such presentation for an [****] in order to permit Licensor to obtain Patent protection if Licensor deems it necessary. Any publication shall include recognition of the contributions of the Licensor according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Licensor shall not, and shall cause each of its Affiliates and its and their respective licensors and (sub)licensees not to, make any publications or public disclosures regarding the Licensed Compounds or Licensed Products or any Confidential Information of AbbVie without AbbVie’s prior written consent.

8.8 Return of Confidential Information. After the effective date of termination (but not expiration) of this Agreement for any reason, upon the written request of a Party, the non-requesting Party shall either, at the requesting Party’s election: (a) [****] destroy all copies of the requesting Party’s Confidential Information in the possession or control of the non-requesting Party, its Affiliates or its or their (sub)licensees/Sublicensees (other than Joint Know-How and the terms of this Agreement) and confirm such destruction in writing to the requesting Party or (b) [****] deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of the requesting Party’s Confidential Information in the possession or Control of the non-requesting Party, its Affiliates or its or their (sub)licensees/Sublicensees (other than Joint Know-How and the terms of this Agreement). Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain (x) such Confidential Information to the extent necessary or [****] useful for purposes of performing any continuing obligations or exercising any ongoing rights and, in any event, a single copy of such Confidential Information for archival purposes and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 8.1.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. Licensor and AbbVie each represents and warrants to the other Party, as of the Effective Date, that:

9.1.1 it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

9.1.2 the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

9.1.3 this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other Applicable Laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity); and

9.1.4 it is not under any obligation, contractual or otherwise, to any Person that conflicts with, or is inconsistent with, the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.2 Additional Representations and Warranties of Licensor. Licensor further represents and warrants to AbbVie, as of the Effective Date, and covenants, as follows:

9.2.1 All existing Licensor Patents are listed on Schedule 9.2.1 (the “Existing Patents”). All Existing Patents are subsisting and, [****], are not invalid or unenforceable, in whole or in part. All Existing Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law, and have been filed and maintained properly, diligently and correctly and all applicable fees have been paid on or before the due date for payment, and all relevant references, documents and information have been presented to the relevant patent examiner at the relevant patent office. Licensor and its Affiliates have not taken any action that would render unpatentable (including by means of the “on-sale bar” doctrine or prior publication) any invention claimed in the Existing Patents.

9.2.2 Licensor is the sole and exclusive owner of the entire right, title and interest in the Existing Patents and the Licensor Know-How, free of any encumbrance, lien or claim of ownership by any Third Party, except as set forth on Schedule 9.2.2. Licensor is entitled to grant the licenses specified herein.

9.2.3 All Existing Agreements are listed on Schedule 9.2.3. The rights and obligations of the Parties hereunder are fully consistent with, and are not limited in any material respect by, the Existing Agreements. None of Licensor, its Affiliates and, [****], any Third Party is in breach of any Existing Agreement.

9.2.4 There are no claims, judgments or settlements against, or amounts with respect thereto, owed by Licensor or any of its Affiliates relating to the Existing Regulatory Documentation, the Existing Patents or the Licensor Know-How. No claim or litigation has been brought or threatened in writing by any Person alleging, [****], whether or not asserted, that (a) the Existing Patents or the Licensor Know-How are invalid or unenforceable or (b) the Existing Regulatory Documentation, the Existing Patents or the Licensor Know-How, or the disclosing, copying, making, assigning or licensing of the Existing Regulatory Documentation, the Existing Patents or the Licensor Know-How, or the Development, Manufacture, Commercialization or other Exploitation of the Licensed Compounds or Licensed Products as contemplated herein, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Person, and [****] no facts or circumstances exist that would [****] be expected to give rise to any such claims. Except as set forth on Schedule 9.2.4, [****] no Person (x) has infringed or is infringing or threatening to infringe any Existing Patent or (y) has misappropriated or is misappropriating or threatening to misappropriate the Licensor Know-How.

9.2.5 Licensor Controls all Information and Patents in its or its Affiliates’ ownership or control that are necessary or [****] useful to Develop, Manufacture or Commercialize the Licensed Compounds and the Licensed Products as contemplated herein and, except as set forth on Schedule 9.2.5, such Information and Patents are not subject to any other license or agreement to which Licensor or any of its Affiliates is a party. The Existing Patents represent all Patents within Licensor’s or its Affiliates’ ownership or control relating to the Licensed Compounds or the Licensed Products or the Exploitation thereof in the Field. [****] there is no Information owned or controlled by Licensor or any of its Affiliates that relates to the Licensed Compounds or the Licensed Products or the Exploitation thereof in the Field that is not within the Licensor Know-How. [****] no rights or licenses are required under any Information, Patents or other intellectual property (other than the Licensor Know-How and Licensor Patents) for AbbVie or its Affiliates to Develop, Manufacture or Commercialize the Licensed Compounds or Licensed Products as contemplated herein.

9.2.6 Each Person who has or has had any rights in or to any Existing Patents or any Licensor Know-How has assigned and has executed an agreement assigning its entire right, title and interest in and to such Existing Patents and Licensor Know-How to Licensor (and, [****] at the time of such assignment, no such Person was under any conflicting obligation to assign any such Existing Patents or Licensor Know-How to any other Person), and to the extent any of Licensor’s or its Affiliates’ (sub)licensees, employees and agents participate in the Exploitation of the Licensed Compounds or Licensed Products during the Term, Licensor shall obtain such an assignment and such an agreement from such Persons, in each case, without payments beyond those required by Article 6. [****] no current officer, employee, agent or consultant of Licensor or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Licensor or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Licensor.

9.2.7 Except as set forth on Schedule 9.2.5, Licensor has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures)

developed or delivered by any Third Party under any agreements between Licensor and any such Third Party with respect to the Licensed Compounds or the Licensed Products and Licensor has the rights under each such agreement to transfer such Information or other materials to AbbVie and its designees and to grant AbbVie the right to use such Information or other materials in the Development, Manufacture, Commercialization or other Exploitation of the Licensed Compounds or the Licensed Products without restriction.

9.2.8 The Licensor Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. [****] no breach of such confidentiality has been committed by any Third Party.

9.2.9 Licensor has made available to AbbVie: (a) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity or enforceability of the Existing Patents; (b) all Existing Regulatory Documentation; and (c) Licensor Know-How and other Information in its possession or Control regarding or related to the Licensed Compounds or the Licensed Products, including all material adverse information with respect to the safety and efficacy of the Licensed Compounds known to Licensor, and in each case ((a) through (c)), all such materials, Existing Regulatory Documentation, Licensor Know-How and other Information are true, complete and correct. After the Effective Date, Licensor will continue to make available to AbbVie true, complete and correct copies of any Regulatory Documentation, Licensor Know-How and other Information in its possession or Control regarding or related to the Licensed Compounds or the Licensed Products. Neither Licensor nor any of its Affiliates has any knowledge of any scientific or technical facts or circumstances that would adversely affect the scientific, therapeutic or commercial potential of the Licensed Compounds or Licensed Products. Neither Licensor nor any of its Affiliates is aware of anything that could adversely affect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for an IND or Regulatory Approval.

9.2.10 As of the Effective Date, Licensor has made Opt-Out elections with respect to the Existing Patents.

9.2.11 All applications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests to the FDA or other Regulatory Authority with respect to the Licensed Compounds and Licensed Products, when submitted by or on behalf of Licensor or any of its Affiliates to the FDA or other Regulatory Authority with respect to the Licensed Compounds or the Licensed Products, were true, complete and correct in all respects as of the date of submission by or on behalf of Licensor or such Affiliate, and any legally necessary or required updates, changes, corrections or modifications to such applications, submissions, information, claims, reports or statistics have been submitted to the FDA or any other Regulatory Authority. Without limiting the foregoing, neither Licensor nor any of its Affiliates, nor any of its or their respective officers, employees or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Licensed Compounds or the Licensed Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Licensed Compounds or the Licensed Products, or committed an act, made a statement or failed to make a statement with respect to the Development of the Licensed

Compounds or the Licensed Products that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

9.2.12 There is no on-going clinical trial of any Licensed Product sponsored by or on behalf of Licensor or any of its Affiliates.

9.2.13 Licensor and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Development of the Licensed Compounds and the Licensed Products (including the generation, preparation, maintenance and retention of all Regulatory Documentation) that they have conducted prior to the Effective Date in accordance with good laboratory and clinical practice and Applicable Law. Licensor and its Affiliates have employed (and, with respect to such tests and studies that Licensor will perform, will employ) Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the pre-clinical and clinical studies with respect to the Licensed Compounds and Licensed Products.

9.2.14 Licensor and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Manufacture of the Licensed Compounds and the Licensed Products in accordance with good manufacturing practice and Applicable Law. Licensor and its Affiliates have employed Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the Manufacturing activities with respect to the Licensed Compounds and Licensed Products. Licensor has made available to AbbVie copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents received from any Regulatory Authority relating to the Licensed Compounds and the Licensed Products.

9.2.15 There are no amounts that will be required to be paid to a Third Party as a result of the Development, Manufacture, Commercialization or other Exploitation of Licensed Compounds or the Licensed Products that arise out of any agreement to which Licensor or any of its Affiliates is a party or, to Licensor’s Knowledge, at all.

9.2.16 Except as set forth on Schedule 9.2.16, neither Licensor nor any of its Affiliates is Developing or has Developed any [****] for use in the [****] Field.

9.2.17 Neither Licensor nor any of its Affiliates has ever been involved in the research, development, manufacture, sale, marketing or promotion of opioids, opioid products or any pharmaceutical product that has been approved by the FDA and expressly indicated for the treatment of a specified opioid-induced side effect.

9.2.18 No officer or Vice President-level employee of Licensor or any of its Affiliates currently serves as a director, board member, officer, employee or agent of any entity that primarily engages in conduct that promotes opioids, opioid products or any pharmaceutical product that has been approved by the FDA and expressly indicated for the treatment of a specified opioid-induced side effect.

9.2.19 The inventions claimed or covered by the Existing Patents or that are within Licensor Know-How are not Federally Funded Inventions.

9.2.20 The Processing of Personal Data by Licensor (including any transfer of Personal Data across national borders) in connection with the Licensed Compounds and Licensed Products is and has been in compliance with Data Security and Privacy Laws in all countries and jurisdictions in the Territory and all privacy related consents and notices that apply to the Licensed Compounds and Licensed Products (collectively, the “Privacy and Security Obligations”). Licensor has provided all necessary privacy notices related to research participants and has an appropriate legal basis under Data Security and Privacy Laws to Process all Personal Data in connection with the Exploitation of the Licensed Compounds and Licensed Products, including pursuant to this Agreement. Licensor has developed, implemented and maintains a compliance program, policies and procedures and training programs to ensure ongoing compliance with the Privacy and Security Obligations. Licensor has [****] reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Data collected by it or on its behalf from and against unauthorized Processing. Licensor is and has complied in all material respects with all Privacy and Security Obligations relating to data breach reporting and notification obligations. In the last [****], Licensor has not received written notice of any alleged material violation from a Regulatory Authority or other Third Party of any Privacy and Security Obligations and has no Knowledge of facts that would give rise to such a violation. [****] Licensor is not under investigation by any Regulatory Authority for a violation of Data Security and Privacy Laws.

9.2.21 The execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated hereunder, complies with the Privacy and Security Obligations. Licensor has the full right and authority to provide to AbbVie the Personal Data Processed by Licensor in connection with the Licensed Compounds and Licensed Products for the purposes contemplated in this Agreement.

9.2.22 In the event the consummation of this Agreement and the transactions contemplated herein require Licensor to transfer Personal Data across national borders, Licensor and AbbVie shall take steps to ensure the lawful export of Personal Data, the terms of which may be outlined in a separate agreement between AbbVie and Licensor.

9.3 Data Privacy and Security.

9.3.1 For all Personal Data transmitted by Licensor to AbbVie with respect to one (1) or more Licensed Compounds or Licensed Products, including in the performance of its activities under this Agreement, Licensor shall:

(a) comply at all times with the Data Security and Privacy Laws;

(b) to the extent permitted by Applicable Law, notify AbbVie, as soon as practicable and in any event prior to making the relevant disclosure, if it is obliged to make a disclosure of the Personal Data under Applicable Law;

(c) make timely notification to, and obtain any necessary authorizations from, any applicable Regulatory Authority where required under applicable Data Security and Privacy Laws of its collection and other Processing of Personal Data in order to comply with its obligations under this Agreement;

(d) at all times, act in a manner such that it is not subject to any prohibition or restriction that prevents or restricts it from disclosing or transferring the Personal Data to AbbVie as required under this Agreement;

(e) ensure that all fair Processing and required notices have been obtained and are maintained and are sufficient in scope, and that Licensor has an appropriate legal basis under Data Security and Privacy Laws, to enable Licensor to Process the Personal Data as required in order to comply with its obligations under this Agreement (including the transfer of all applicable Personal Data to AbbVie), in each case, in accordance with the Data Security and Privacy Laws;

(f) implement and maintain [****] administrative, technical, and physical safeguards designed to (i) maintain the security and confidentiality of the Personal Data; (ii) protect against [****] anticipated threats or hazards to the security or integrity of the Personal Data; and (iii) protect against unauthorized access to or use of Personal Data;

(g) notify the AbbVie [****], and in any event within [****] of receipt of any correspondence from a data protection regulator in relation to the Processing of Personal Data related to this Agreement; and

(h) refrain from taking actions related to the Processing of the Personal Data that would be reasonably likely to damage or impair the other Party’s reputation.

9.3.2 For all Personal Data transmitted by one Party to the other Party with respect to [****] or more Licensed Compounds or Licensed Products, including in the performance of its activities under this Agreement, the transmitting Party shall not prevent or restrict the receiving Party from Processing the Personal Data as envisaged under this Agreement. If the transmitting Party becomes aware of any circumstances that it believes, acting [****], may give rise to such a prohibition or restriction, it shall [****] notify the receiving Party of the same and take all reasonable steps, including following receiving Party’s [****] instructions, to ensure that it does not impact its performance of its obligations under Section 9.3.1.

9.3.3 Data Agreements; Data Export. At the [****] request of AbbVie, the Parties shall cooperate to enter into any necessary joint controller agreements or controller-processor agreements with respect to such Personal Data as necessary to comply with Applicable Law. In the event Licensor needs to transfer Personal Data from an originating country to an entity in a different country, Licensor shall enter into then-applicable standard contractual clauses or other required agreements under Applicable Law with the relevant data importer. The Parties agree that if the standard contractual clauses are invalidated or amended in any way, Licensor will agree a change to the requirements of this Agreement as required to ensure that data exports continue to be conducted in accordance with applicable Data Security and Privacy Laws.

9.3.4 Assistance. Without limiting either Party’s obligations under this Agreement, each Party shall provide the other Party such assistance as the other Party may [****] request to comply with Data Security and Privacy Laws.

9.3.5 Security Breach Notification. Licensor shall notify AbbVie [****] upon learning of any actual or suspected misappropriation or unauthorized access to, or disclosure or use of, the Personal Data collected, Processed, hosted or transmitted with respect to one (1) or more Licensed Compounds or Licensed Products (a “Data Breach”). Licensor shall [****] investigate each Data Breach that it becomes aware of or has reason to suspect may have occurred and, in the case of an actual Data Breach, shall, at AbbVie’s request, provide [****] levels of access and information to AbbVie in connection with any independent investigation that AbbVie may desire to conduct with respect to such Data Breach. Licensor shall cooperate with AbbVie in identifying any [****] steps that should be implemented to limit, stop or otherwise remedy any actual or suspected Data Breach.

9.4 Additional Mutual Representations and Warranties. Licensor and AbbVie each represents and warrants to the other Party, as of the Effective Date, that:

9.4.1 it has not ever been, is not currently, nor is it the subject of a proceeding that could lead to it becoming a Debarred Entity, Excluded Entity or Convicted Entity and it will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual or a Convicted Individual. In the event the use by Licensor of any Debarred Individual, Debarred Entity, Excluded Individual, Excluded Entity, Convicted Individual or Convicted Entity in connection with the obligations performed under this Agreement prevents or delays approval of any Regulatory Approval or IND for a Licensed Product, then AbbVie shall have the right to terminate this Agreement pursuant to Section 11.2.1 without any further opportunity for Licensor to cure such material breach. Each Party further covenants that if, during the Term, it becomes a Debarred Entity, Excluded Entity or Convicted Entity or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, such Party shall immediately notify the other Party. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(a) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.

(b) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of such a corporation, partnership or association.

(c) An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services or (ii) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d) A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

9.4.2 it and its Affiliates (a) have complied and shall comply with all Applicable Law governing bribery, money laundering and other corrupt practices and behavior (including, as applicable, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320-7a), the U.S. Foreign Corrupt Practices Act and UK Bribery Act), any regulations promulgated pursuant to such statutes and any analogous state or foreign statutes and (b) shall not, directly or indirectly, offer, give, pay, promise to pay or authorize the payment of any bribes, kickbacks, influence payments or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions or anything else of value).

9.4.3 it and its Affiliates have and undertake that they shall continue to update and maintain during the Term an internal compliance program under which its (or its Affiliates’) employees are required to comply with all Applicable Law, including applicable local and international anti-bribery and anti-corruption laws and regulations.

9.4.4 its and its Affiliates’ respective employees and agents are regularly trained, and will continue to be regularly trained, on the requirements of its compliance program and compliance with applicable anti-bribery and anti-corruption laws and if the other Party so requests, each Party covenants and agrees that any Third Party’s employees and agents providing services on behalf of such Party pursuant to this Agreement will attend training provided by the requesting Party on applicable anti-bribery and anti-corruption laws and the requirements of this Agreement.

9.5 Further Covenants. Neither Licensor nor any of its Affiliates shall (a) take any action that (i) would impose or result in a lien, charge or encumbrance on any of the Licensor Know-How or Licensor Patents that would prevent or limit AbbVie’s exercise of its rights to such Licensor Know-How or Licensor Patents, or (ii) [****] could otherwise encumber, diminish or otherwise adversely affect the rights granted to AbbVie under this Agreement or (b) assign, transfer, convey or otherwise grant to any Person any rights to any Licensor Know-How or Licensor Patents (or any rights to any Information, Patents or other intellectual property that would otherwise be included in the Licensor Know-How or Licensor Patents if not assigned, transferred, conveyed or otherwise granted to a Third Party) or any Licensed Compounds or Licensed Products (and compounds, products and therapies that may become Licensed Compounds or Licensed Products) in any manner that is inconsistent with the exclusive licenses granted to AbbVie pursuant to Section 3.1.

9.6 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH

PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 10
INDEMNITY

10.1 Indemnification of Licensor. AbbVie shall indemnify Licensor, its Affiliates and its and their respective directors, officers, employees and agents (individually and collectively, the “Licensor Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (individually and collectively, “Third Party Claims”) incurred or sustained by or rendered against the Licensor Indemnitees arising from or occurring as a result of:

[****];

[****];

[****];

[****].

10.2 Indemnification of AbbVie. Without limiting Section [****], Licensor shall indemnify AbbVie, its Affiliates and its and their respective directors, officers, employees and agents (individually and collectively, the “AbbVie Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred or sustained by or rendered against the AbbVie Indemnitees arising from or occurring as a result of:

[****];

[****];

[****];

[****].

10.3 Certain Losses. Notwithstanding the foregoing, any Losses in connection with any Third Party Claim brought against either Party or the Licensor Indemnitees or AbbVie Indemnitees resulting directly or indirectly from (a) the performance of Development activities by or on behalf of either Party (or its Affiliates or its or their (sub)licensees/Sublicensees) in accordance with a Development Plan, (b) the Commercialization of any Licensed Product for the United States or (c) the Manufacture of any Licensed Product for use in such Development or Commercialization activities, in each case ((a), (b) and (c)), shall be included as an Other Shared Expense, excluding:

10.3.1 any Loss covered in Article 7;

10.3.2 any Loss to the extent Licensor provides indemnification pursuant to, or to the extent arising from or occurring as a result of any of the matters set forth in, Section 10.2;

10.3.3 any Loss to the extent AbbVie provides indemnification pursuant to, or to the extent arising from or occurring as a result of any of the matters set forth in, Section 10.1; and

10.3.4 any Loss covered in Section [****].

If either Party learns of any Third Party Claim with respect to Losses covered by this Section 10.3, such Party shall provide the other Party with prompt written notice thereof. The Parties shall confer with respect to how to respond to such Third Party Claim and how to handle such Third Party Claim in an efficient manner. In the absence of such an agreement, AbbVie shall control such action with [****] consultation with, and cooperation from, Licensor.

10.4 Indemnification Procedures.

10.4.1 Notice of Claim. All indemnification claims in respect of a Licensor Indemnitee or AbbVie Indemnitee, as applicable (each, an “Indemnitee”), under Section 10.1 or Section 10.2, as applicable, shall be made solely by Licensor or AbbVie, as applicable (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 10.1 or Section 10.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

10.4.2 Control of Defense. Subject to the provisions of Section 7.5, Section 7.6 and Section 7.7, at its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [****] after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party, which shall be reasonably acceptable to the Indemnified Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, (a) the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party or any of its Indemnitees in connection with the Third Party Claim and (b) the indemnifying Party shall have the right to defend such Third Party Claim by all appropriate proceedings. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section

10.4.3, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party or any of its Indemnitees in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested or authorized in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

10.4.3 Right to Participate in Defense. Without limiting Section 10.4.2, any Indemnified Party shall be entitled to participate in, but not control (except as provided in Section 7.5, Section 7.6 and Section 7.7), the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s sole cost and expense unless (a) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 10.4.2 (in which case the Indemnified Party shall control the defense) or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles. For clarity, if the Indemnified Party has the right to control the defense of a Third Party Claim pursuant to Section 7.5, Section 7.6 or Section 7.7, the Indemnified Party shall be entitled to control such Third Party Claim, without limiting the indemnifying Party’s responsibility for Losses under Section 10.1 or Section 10.2, as applicable.

10.4.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s or any of its Indemnitees’ becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party or any of its Indemnitees in any manner and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.4.2, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim. Without limiting the rights and obligations of the Parties under Article 7 of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). Except as provided in Article 7, the indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). For clarity, if a Third Party

Claim, or the events giving rise to or resulting in such Third Party Claim, are subject to Article 7 and Section 10.1 or Section 10.2, then Article 7 shall apply with respect to the defense of such Third Party Claim and Section 10.1 or Section 10.2, as applicable, shall apply with respect to the allocation of financial responsibility for the related Losses.

10.4.5 Cooperation. The Indemnified Party shall, and shall cause each of its Indemnitees to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be [****] requested by or on behalf of the indemnifying Party in connection therewith. Such cooperation shall include access during normal business hours, upon [****] prior notice, afforded to the indemnifying Party to, and [****] retention by the Indemnified Party and its Indemnitees of, records and information that are [****] relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its [****] Costs in connection therewith.

10.4.6 Expenses. Except as provided above, the [****] Costs, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a [****] basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

10.5 Special, Indirect and Other Losses. EXCEPT (A) FOR THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY, (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER [****], (C) AS PROVIDED UNDER SECTION [****], (D) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 10 OR (E) LOSSES UNDER SECTION [****], NEITHER PARTY NOR ANY OF ITS AFFILIATES OR SUBLICENSEES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE LICENSED COMPOUNDS OR LICENSED PRODUCTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10.6 Special Claims. Licensor shall indemnify the AbbVie Indemnitees, and defend and save each of them harmless, from and against, and compensate and reimburse each of them for, any and all Losses incurred or sustained by or rendered against the AbbVie Indemnitees arising from or occurring as a result of any challenge, claim or assertion by any Third Party of any right, title or interest in, or with respect to the ownership or inventorship of, [****].

10.7 Insurance. During the Term and for a minimum period of [****] thereafter (or for an otherwise longer period as may be required by Applicable Law), each Party shall at all times maintain in force insurance coverage that is required by any federal, state, national or other Applicable Law that may govern or have jurisdiction over any provision of this Agreement and at all times remain fully compliant with any such Applicable Law, including a product liability insurance policy, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated. Upon request by a Party, the other Party shall provide certificates of insurance evidencing compliance with the above requirements in this Section 10.7. Notwithstanding the foregoing, AbbVie may self-insure, in whole or in part, the insurance requirements described above. It is understood that such insurance shall not be construed to create a limit of either Party’s liability.

ARTICLE 11
TERM AND TERMINATION

11.1 Term and Expiration. This Agreement shall commence on the Effective Date and, unless earlier terminated, shall continue in force and effect until the later of (a) the expiration of the last Royalty Term for the last Licensed Product in the OUS Territory and (b) such time as neither Party nor any of its Affiliates or its or their (sub)licensees/Sublicensees is Developing or Commercializing any Licensed Product in the Field for the United States under this Agreement (and such cessation of Development and Commercialization activities is acknowledged by both Parties in writing to be permanent) (such period, the “Term”). Following the expiration of the Term, the rights granted in Section 3.1 shall become unrestricted, fully-paid, royalty-free, perpetual and irrevocable in their entirety.

11.2 Termination.

11.2.1 Termination for Material Breach. If either Party (the “Breaching Party”) materially breaches any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety by providing [****] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that:

(a) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such breach cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and [****] continues such actions, such termination shall not become effective for so long as the Breaching Party [****] continues such actions);

(b) with respect to any alleged breach by a Party of its diligence obligations set forth in Section 5.1.2(a), Section 5.2.2(b) or Section 5.3.1(b), the other Party shall first provide written notice to such first Party and the Parties shall meet within [****] after delivery of such notice to such first Party to discuss [****] such alleged breach and such first Party’s plan to fulfill its applicable diligence obligations, which discussions must be concluded before the other Party may issue any Termination Notice with respect to such alleged breach (for clarity, the Notice Period shall not commence prior to the conclusion of such [****] discussions and the subsequent issuance of a Termination Notice by the other Party); and

(c) if either Party initiates a dispute resolution procedure under Section 12.6 as permitted under this Agreement during the Notice Period to resolve the dispute for which termination is being sought and is pursuing such procedure [****], the Notice Period set forth in this Section 11.2.1 shall be suspended and the termination shall become effective only if such breach remains uncured for [****] after the final resolution of the dispute through such dispute resolution procedure (or, if the breach cannot be cured within such [****], if the Breaching Party commences actions to cure such breach within such period and thereafter [****] continues such actions, such termination shall not become effective for so long as the Breaching Party [****] continues such actions).

11.2.2 Termination by AbbVie. AbbVie may terminate this Agreement in its entirety (a) [****] upon written notice to Licensor if AbbVie [****] determines that it is not advisable for AbbVie to continue to Develop or Commercialize one (1) or more Licensed Products due to safety concerns or (b) from and after [****], (i) prior to the [****], upon [****] prior written notice to Licensor, for any or no reason and (ii) [****], upon [****] prior written notice to Licensor, for any or no reason.

11.2.3 Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [****] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [****] of the filing or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

11.2.4 Termination for Cessation. Licensor may, at its election, terminate this Agreement upon [****] prior written notice to AbbVie in the event that during any [****], none of AbbVie or any of its Affiliates or Sublicensees conducted more than a de minimis level of Development or Commercialization activities in connection with the Licensed Compounds or Licensed Products in the United States or any Designated Country (a “Cessation Event”); provided that selling (even without promotion) a Licensed Product is deemed to be more than a de minimis level of Commercialization; provided further that if such Cessation Event is the direct result of (i) an action by a Regulatory Authority that prevents the Development or Commercialization of the Licensed Compounds or Licensed Products; (ii) a force majeure event; (iii) customary pauses or gaps between or following clinical trials or other studies for the analysis of data, preparation of reports and design of future clinical trials or preparation of regulatory filings and other customary regulatory or Development functions or (iv) an injunction, equitable remedy or other remedy available under Applicable Law or in equity, in each case ((i), (ii), (iii) and (iv)), such [****] period will be extended on a [****] basis for such time period; provided that, during such extension AbbVie uses [****] to resolve the cause for such delay and to resume performance of its Development or Commercialization obligations [****] after the resolution of such cause for delay. AbbVie will [****] respond [****] to Licensor’s [****] questions or requests for additional information relating to such cause for delay and resumption of Development or Commercialization obligations.

11.3 Rights in Bankruptcy. The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction to the maximum extent permitted by Applicable Law. All rights and licenses granted to AbbVie under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, shall be deemed to be “intellectual property” for the purposes of Section 365(n) or any analogous provisions in any other country or jurisdiction. AbbVie shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain the intellectual property from another entity.

11.3.1 Licensor will, during the Term, create and maintain current and updated copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed to AbbVie under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include [****]. In the event of the commencement of a bankruptcy proceeding by or against Licensor under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, AbbVie shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in AbbVie’s possession, shall be [****] delivered to it upon AbbVie’s written request (x) upon commencement of a bankruptcy proceeding, unless Licensor continues to perform all of its obligations under this Agreement, or (y) if not delivered pursuant to clause (x) above because Licensor continues to perform, upon the rejection of this Agreement by or on behalf of Licensor. Unless and until Licensor rejects this Agreement, Licensor shall perform this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to AbbVie, and shall not interfere with the rights of AbbVie to such intellectual property, including the right to obtain the intellectual property from another entity.

11.3.2 The Parties intend and agree that any sale of Licensor’s assets under Section 363 of the Bankruptcy Code shall be subject to AbbVie’s rights under Section 365(n), that AbbVie cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of AbbVie’s rights under this Agreement and Section 365(n) without the express, contemporaneous written consent of AbbVie.

11.3.3 All rights, powers and remedies AbbVie provided in this Section 11.3 are not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code). The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(a) the right of access to any intellectual property rights (including all embodiments thereof) of Licensor, or any Third Party with whom Licensor contracts to perform an obligation of Licensor under this Agreement, and, in the case of any such Third Party, that is necessary or reasonably useful for the Exploitation of any Licensed Compounds or Licensed Products or the exercise of any other rights granted to AbbVie under this Agreement;

(b) the right to contract directly with any Third Party to complete the contracted work; and

(c) the right to cure any default under any such agreement with a Third Party and set off the costs thereof against amounts payable to Licensor under this Agreement.

11.3.4 The Parties acknowledge and agree that payments made under Section 6.2 and Section 6.3 shall not (a) constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction or (b) relate to licenses of or the use of intellectual property hereunder.

11.4 Consequences of Termination.

11.4.1 Transition Activities. In the event of any termination of this Agreement by a Party pursuant to Section [****] (but, for clarity, not if this Agreement expires pursuant to Section 11.1), the Parties shall use [****] efforts to negotiate and enter into a termination transition plan to wind-down, cease and, transition to Licensor any on-going Development, Manufacturing and Commercialization activities with respect to the Licensed Compounds or Licensed Products in accordance with appropriate professional and ethical standards and Applicable Law. Except if Licensor terminates this Agreement under Section [****] or Section [****], or AbbVie terminates this Agreement under Section [****], the [****] costs and expenses incurred by the Parties in connection with the foregoing transition (but not, for clarity, any wind-down) shall be borne by Licensor.

11.4.2 Licenses and Other Rights. In the event of a termination of this Agreement by a Party pursuant to Section [****] the following shall apply:

(a) except to the extent necessary for AbbVie to perform activities in accordance with Section 11.4.1, all rights and licenses granted by one Party to the other Party shall immediately terminate;

(b) if requested by Licensor, AbbVie (i) shall transfer to Licensor all Regulatory Documentation for each Reversion Product Controlled by AbbVie or any of its Affiliates, (ii) with respect to each Reversion Product, hereby grants to Licensor, effective as of the effective date of termination, a royalty-bearing ([****]) license and right of reference to any Information Controlled by AbbVie or any of its Affiliates that is incorporated into the Regulatory Documentation transferred to Licensor pursuant to clause (i), and (iii) shall assign (or cause its Affiliates to assign) to Licensor all agreements between AbbVie or any of its Affiliates, on the one hand, and any Third Party, on the other hand, that relate to the supply of each Reversion Product and are necessary for Licensor to Exploit each Reversion Product as it exists as of the effective date of termination, unless, with respect to any such agreement, such agreement expressly prohibits such assignment or relates to products other than the applicable Reversion Products, in which case AbbVie shall cooperate with Licensor in [****] respects to secure the consent of the applicable Third Party to such assignment or to cause such Third Party to enter into a separate agreement with respect to each Reversion Product with Licensor on terms substantially similar to those granted to AbbVie; provided that neither AbbVie nor any of its Affiliates shall be required to make any payments or agree to any material undertakings in connection therewith;

(c) if Licensor notifies AbbVie in writing within [****] after the effective date of termination that Licensor desires to receive a license under any Patent or Information that is (i) owned or otherwise controlled by AbbVie or any of its Affiliates as of the effective date of termination ([****]), (ii) specific to ([****]) any Reversion Product and (iii) necessary to Exploit any Reversion Product, then the Parties shall negotiate [****] an agreement under which AbbVie would grant Licensor a license to such Patents and Information for the Exploitation of any Reversion Product, which agreement shall contain financial terms reflecting the net present value of such a license and other reasonable and customary terms. For clarity, nothing in this Agreement shall obligate AbbVie to grant such a license; and

(d) unless otherwise agreed in the termination transition plan pursuant to Section 11.4.1, Licensor shall be responsible for all ongoing costs and expenses with respect to the Licensed Products, including [****] reporting and [****] monitoring (for [****]) of patients who were or are administered a Licensed Product before, on or after the effective date of termination.

11.4.3 Sell-Off. Notwithstanding the termination of AbbVie’s licenses and other rights under this Agreement, AbbVie shall have the right for [****] after the effective date of termination to sell or otherwise dispose of all Licensed Product then in its inventory and any in-progress inventory, as though this Agreement had not terminated, and such sale or disposition shall not constitute infringement of Licensor’s or its Affiliates’ Patent or other intellectual property or proprietary rights. For the avoidance of doubt, AbbVie shall continue to make payments on such Licensed Product as provided in Section 6.3 and Section 6.5 (as if this Agreement had not terminated with respect to such Licensed Product).

11.5 Modification In Lieu of Termination. If, at any time during the Term, AbbVie has the right to terminate this Agreement pursuant to Section [****], subject to the notice, cure and dispute procedures set forth in Section [****], AbbVie may, by written notice to Licensor, exercise a right to continue this Agreement as modified by this Section 11.5, in which case, effective as of the date AbbVie delivers such notice of such election to Licensor:

11.5.1 with respect to any Net Profits or Net Losses incurred thereafter, (a) Licensor shall receive [****] of all Net Profits and bear [****] of all Net Losses, as applicable, with respect to the Licensed Products in the United States, and (b) AbbVie shall receive [****] of all Net Profits and bear [****] of all Net Losses, as applicable, with respect to the Licensed Products in the United States;

11.5.2 with respect to royalties payable by AbbVie to Licensor pursuant to Section 6.5 with respect to any Net Sales in the OUS Territory thereafter, the royalty rates set forth in Section 6.5.1 shall be reduced by [****] of the applicable rate set forth in such Section (and, for clarity, the foregoing shall not affect any further adjustment that may be made in accordance with Section 6.5.3 or Section 6.5.5, which shall be applied to such reduced royalty rate);

11.5.3 the amount of any milestone payments payable by AbbVie to Licensor pursuant to Section 6.2 for any milestone event achieved thereafter shall be reduced by [****] of the applicable amount set forth in such Section;

11.5.4 AbbVie’s diligence obligations under this Agreement, including Section [****] [****], Section 5.2.2(b) and Section 5.3.1(b), shall all terminate; and

11.5.5 all other provisions of this Agreement shall remain in full force and effect without change.

Once AbbVie has exercised its right under this Section 11.5, AbbVie shall have no right to exercise such right again with respect to any future breaches by Licensor for which AbbVie has the right to terminate this Agreement pursuant to Section 11.2.1.

11.6 Remedies. Except as otherwise expressly provided herein, termination of this Agreement shall not limit remedies that may otherwise be available in law or equity.

11.7 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that have accrued to the benefit of a Party prior to such termination or expiration; provided that (a) in no event shall Licensor accrue any rights to, and AbbVie shall have no obligation to make, any milestone payment under Section 6.2 based on any milestone event that occurs on or after the [****] pursuant to Section 11.2 and (b) unless Licensor terminates pursuant to Section 11.2.1 or AbbVie terminates pursuant to Section 11.2.2(b), each Party’s diligence obligations under this Agreement, including pursuant to Section 5.1.2(a), Section 5.2.2(b) and Section 5.3.1(b) shall terminate on [****] pursuant to Section 11.2. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing:

11.7.1 Sections 5.2.5 (solely the second sentence, for the applicable period set forth therein), 6.10, 6.11 and 6.12 (in each case, for the periods set forth therein), 6.13, 7.2, 7.4.2 through 7.4.4 (in each case, solely with respect to any Joint Patents), 7.4.6, 7.4.8 (solely with respect to any Joint Patents), 7.5.1 through 7.5.4 (in each case, solely with respect to any Joint Patents; provided that references to “the IP Group” therein shall be deemed to refer to “AbbVie”), 7.6.1 through 7.6.4 (in each case, solely with respect to any Joint Patents; provided that references to “the IP Group” therein shall be deemed to refer to “AbbVie”), 7.7 (solely with respect to any Third Party Infringement Claim with respect to the Exploitation of Licensed Compounds or Licensed Products by AbbVie or its Affiliates or its or their Sublicensees; provided that the reference to “the IP Group” therein shall be deemed to refer to “AbbVie”), 7.8.4 (solely to the extent (a) any payment obligations thereunder have accrued but are unpaid as of the effective date of termination or (b) applicable to any post-Term payment obligations under Section 6.3, 11.4.1, 11.4.2(d) or 11.4.3), 7.9.3, 7.10, 8.1 and 8.2 (in each case, for the period set forth in Section 8.1), 8.3 (for the period set forth in Section 8.1; provided that Section 8.3.3 shall apply only with respect to any Joint Patents), 8.6, 8.8, 9.1, 9.2, 9.6, 10.1, 10.2, 10.3 (solely with respect to activities during the Term), 10.4 through 10.6, 10.7 (for the period set forth therein), 11.3, 11.4, 11.6 and this Section 11.7 (but not 11.7.2) and Articles 1 (to the extent necessary to construe the other surviving provisions), 6 (other than Sections 6.10 through Section 6.13 (which are addressed above), and solely to the extent (a) any payment obligations thereunder have accrued but are unpaid as of the effective date of termination or (b) applicable to any post-Term payment obligations under Section 6.3, 11.4.1, 11.4.2(d) or 11.4.3) and 12 (other than Section 12.2) of this Agreement shall survive the termination of this Agreement for any reason; and

11.7.2 Sections 2.6 (last sentence), 3.1 (subject to the last sentence of Section 11.1), 3.3, 3.4 (subject to the last sentence of Section 11.1), 3.5, 3.6, 5.2.5 (solely the last three sentences, for the applicable period set forth therein), 5.5, 6.10, 6.11 and 6.12 (in each case, for the periods set forth therein), 6.13, 8.1 through 8.3 (in each case, for the period set forth in Section 8.1), 8.4.1, 8.4.3, 8.6, 8.7, 8.8, 9.1 through 9.3, 9.5, 9.6, 10.1 through 10.6, 10.7 (for the period set forth therein), 11.1 (last sentence only), 11.3 and this Section 11.7 (but not Section 11.7.1) and Articles 1 (to the extent necessary to construe the other surviving provisions), 5 (but not Sections 5.1.2, 5.2.2, 5.3.1, 5.3.5(a)), 6 (other than Sections 6.10 through Section 6.13 (which are addressed above), and solely to the extent (a) any payment obligations thereunder have accrued but are unpaid as of the effective date of termination or (b) applicable to any post-Term payment obligations under Section 6.3, 11.4.1, 11.4.2(d) or 11.4.3), 7 (other than Section 7.1) and 12 (other than Section 12.2) of this Agreement shall survive the expiration of this Agreement.

ARTICLE 12
MISCELLANEOUS

12.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term (except payment obligations) of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, pandemics, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (including any Regulatory Authority) (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [****] after such occurrence by providing a written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

12.2 Change of Control of Licensor.

12.2.1 Licensor (or its successor) shall provide AbbVie with [****] written notice of any Change of Control of Licensor following [****].

12.2.2 [****] following [****] of a Change of Control of Licensor or Licensor’s or any of its Affiliates’ acquisition of an Acquired Program, Licensor shall establish, maintain and implement the Firewall Procedures.

12.2.3 In the event [****].

12.3 Export Control. This Agreement, and the rights and obligations of the Parties under this Agreement, shall be subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export or transfer, directly or indirectly, any technical data, information or materials acquired from the other Party under this Agreement or any products using such technical data, information or materials to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

12.4 Assignment. Except as provided in Section 5.5, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided that (a) AbbVie shall have the right, without such consent, to (i) perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates (in accordance with Section 12.15) or its or their Sublicensees or distributors, and (ii) assign this Agreement without Licensor’s consent (A) in whole or in part, to any Affiliate or (B) in its entirety, to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates and (b) Licensor shall have the right to assign this Agreement in its entirety, without AbbVie’s consent but subject to Section 3.7.2 and Section 12.2, (i) in whole or in part, to any Affiliate that has the [****] or (ii) to any successor in interest in connection with a Change of Control; provided that Licensor and, solely with respect to an assignment pursuant to clause (B) above, AbbVie, shall provide written notice to the other Party within [****] after such assignment. With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. In addition, notwithstanding anything to the contrary in this Agreement, Licensor may sell, assign or otherwise transfer or pledge as a security all or any part of its rights to receive royalties in the OUS Territory pursuant to Section 6.5; provided that Licensor shall (x) consult with AbbVie prior to entering into any such sale, assignment, transfer or pledge, (y) consider [****] any comments from AbbVie regarding such sale, assignment, transfer or pledge and (z) provide written notice to AbbVie within [****] after such sale, assignment, transfer or pledge. Any attempted assignment or delegation in violation of this Section 12.4 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Licensor or AbbVie, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of Licensor, and the obligations of AbbVie, including the payment obligations, shall run in favor of any such successor or permitted assignee of Licensor’s benefits under this Agreement.

12.5 Severability. If, under Applicable Law, any one (1) or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable at law or in equity in any court of competent jurisdiction and the rights of the Parties will not be materially and adversely affected thereby, (a) such invalid, illegal or unenforceable provision(s) shall be considered severed from this Agreement with respect to such jurisdiction, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision(s) had never comprised a part hereof and (c) the Parties shall make reasonable efforts to replace any invalid, illegal or unenforceable provision(s) with a valid, legal and enforceable provision(s) such that the objectives contemplated by the Parties when entering this Agreement may be realized (and, to the extent the Parties agree to a replacement provision, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the invalid, illegal or unenforceable provision(s) or by its or their severance herefrom). To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof invalid, illegal or unenforceable in any respect.

12.6 Dispute Resolution.

12.6.1 Except for disputes resolved by the procedures set forth in Section 2.5.4, Section 6.12 or Section 12.11, if a dispute arises between the Parties in connection with, arising out of or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 12.6.

12.6.2 General. Any Dispute shall first be referred to the Executive Officers of the Parties, who shall confer [****] on the resolution of the issue. Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties. If the Executive Officers are not able to agree on the resolution of any such issue within [****] (or such other period of time as mutually agreed by the Executive Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 12.6.3, either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Schedule 12.6.4 for purposes of having the matter settled.

12.6.3 Intellectual Property Disputes. In the event that a Dispute arises with respect the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark or other intellectual property rights, and such Dispute cannot be resolved by the IP Group or Executive Officers, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 12.6.4 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 12.6.7, in any country or other jurisdiction in which such rights apply.

12.6.4 ADR. Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 12.6.4.

12.6.5 Adverse Ruling. Any determination pursuant to this Section 12.6 that a Party is in material breach of its obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

12.6.6 Interim Relief. Notwithstanding anything herein to the contrary and without limiting Section 12.11, nothing in this Section 12.6 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute following the ADR procedures set forth in Section 12.6.4, except as set forth in Section 12.11, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

12.6.7 Continuance of Rights and Obligations during Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under Article 11, all rights and obligations of the Parties shall continue until such time as any Dispute has been resolved in accordance with the provisions of this Section 12.6.7.

12.7 Governing Law, Jurisdiction and Service.

12.7.1 Governing Law. This Agreement and the performance, enforcement, breach or termination hereof shall be governed by and construed in accordance with the laws of [****], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided that all questions concerning (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 7.2.3 and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

12.7.2 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.8.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

12.8 Notices.

12.8.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) by internationally recognized overnight delivery service that maintains records of delivery addressed to the relevant Party at its address specified in Section 12.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 12.8.1 or (c) solely as specifically set forth in this Agreement, emailed to the email address of the relevant Party specified in Section 12.8.2 or to such other email address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 12.8.1. Such notice shall be deemed to have been given as of the date delivered by hand or on the [****] (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 12.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

12.8.2 Address for Notice.

If to AbbVie, to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

United States

Facsimile: [****]

Attention: [****]

with a copy (which shall not constitute notice) to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

United States

Facsimile: [****]

Attention: [****]

If to Licensor, to:

Aldeyra Therapeutics, Inc.

131 Hartwell Ave., Suite 302

Lexington, MA 02421

Attention: Todd Brady, Chief Executive Officer

E-mail: tbrady@aldeyra.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Ave.

Boston, MA 02210

Attention: Kathleen Kean, Esq.

E-mail: KKean@goodwinlaw.com

12.9 Entire Agreement; Amendments. This Agreement, together with the attached Schedules and Exhibits, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter here and all prior agreements, understandings and representations, whether written or oral, with respect thereto, including the Confidentiality Agreement and Option Agreement, are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

12.10 English Language. This Agreement shall be written and executed in and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

12.11 Equitable Relief. Each Party acknowledges and agrees that the provisions of Section 3.7, Section 4.1 and Articles 7 and 8 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such provisions and that any breach or threatened breach of any provision of such Sections or Articles, notwithstanding Section 12.8, will result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Sections or Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Each Party agrees to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 12.11 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

12.12 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of an authorized representative of the Party waiving such term or condition. The waiver by either Party of any right or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided in this Agreement are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available, except as expressly provided herein.

12.13 No Benefit to Third Parties. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any Third Party beneficiary rights).

12.14 Further Assurance. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

12.15 Performance by Affiliates. AbbVie may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such AbbVie Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of AbbVie and AbbVie shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

12.16 Relationship of the Parties. It is expressly agreed that Licensor, on the one hand, and AbbVie, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, including for all tax purposes. Neither Licensor, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All individuals employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

12.17 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

12.18 Construction. Except where the context otherwise requires, wherever used, (a) the singular shall include the plural, the plural the singular, (b) the use of any gender shall be applicable to all genders, (c) the word “or” is used in the inclusive sense (and/or), (d) any reference herein to any person shall be construed to include the person’s successors and assigns, (e) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (f) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (g) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), and (h) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. All references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party that drafted such terms and provisions.

12.19 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

ABBVIE INC.	ALDEYRA THERAPEUTICS, INC.
By: Name: Title:	By: Name: Title:

[Signature Page to Co-Development, Co-Commercialization and License Agreement]

[****]